                                                                    EXHIBIT 4.6
--------------------------------------------------------------------------------




                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                         AS AGENT AND AN ISSUING BANK,

                       THE SEVERAL FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO

                                      and

                           HEALTHCOR HOLDINGS, INC.,
                                  as Borrower



                          Dated as of December 1, 1997





--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                     Page
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
ARTICLE I - Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    Section 1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    Section 1.2     Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE II - Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 2.1     Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    Section 2.2     Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Section 2.3     Repayment of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Section 2.4     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Section 2.5     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 2.6     Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 2.7     Reduction or Termination of Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . .  19

ARTICLE III - Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 3.1     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 3.2     Participation by Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Section 3.3     Procedure for Issuing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    Section 3.4     Reimbursements; Payments Constitute Revolving Credit Loans  . . . . . . . . . . . . . . . . . . .  20
    Section 3.5     Letter of Credit Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 3.6     Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
    Section 3.7     Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
    Section 3.8     Letter of Credit Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV - Borrowing Procedure; Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 4.1     Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 4.2     Conversions and Continuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 4.3     Method of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 4.4     Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    Section 4.5     Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
    Section 4.6     Non-Receipt of Funds by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 4.7     Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 4.8     Withholding Tax Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    Section 4.9     Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE V - Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 5.1     Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    Section 5.2     Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 5.3     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 5.4     Treatment of Eurodollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 5.5     Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 5.6     Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 5.7     Additional Costs in Respect of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI - Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 6.1     Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    Section 6.2     Lockbox Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 6.3     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Section 6.4     Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32





                                      -i-
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
ARTICLE VII - Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 7.1     Initial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    Section 7.2     All Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII - Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 8.1     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    Section 8.2     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 8.3     Corporate Action; No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 8.4     Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
    Section 8.5     Litigation and Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.6     Rights in Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.7     Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.8     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.9     Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.10    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    Section 8.11    Use of Proceeds; Margin Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 8.12    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 8.13    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 8.14    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 8.15    Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    Section 8.16    Compliance with Laws; Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 8.17    Fraud and Abuse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    Section 8.18    Self Referral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE IX - Positive Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 9.1     Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
    Section 9.2     Maintenance of Existence; Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 9.3     Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 9.4     Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 9.5     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
    Section 9.6     Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 9.7     Keeping Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 9.8     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 9.9     Compliance with Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 9.10    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    Section 9.11    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 9.12    Security Agreements; Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE X - Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 10.1    Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    Section 10.2    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
    Section 10.3    Mergers, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    Section 10.4    Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 10.5    Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    Section 10.6    Limitation on Issuance of Subsidiaries' Capital Stock . . . . . . . . . . . . . . . . . . . . . .  50
    Section 10.7    Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 10.8    Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 10.9    Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





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
    Section 10.10   Prepayment of Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    Section 10.11   Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.12   Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.13   Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.14   Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 10.15   Modification of Senior Note Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE XI - Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    Section 11.1    Funded Debt to EBITDAA Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 11.2    Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 11.3    Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
    Section 11.4    Funded Debt to Capitalization Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XII - Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 12.1    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
    Section 12.2    Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    Section 12.3    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    Section 12.4    Performance by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE XIII - The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 13.1    Appointment, Powers and Immunities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    Section 13.2    Rights of Agent as a Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
    Section 13.3    Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 13.4    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    Section 13.5    Independent Credit Decisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 13.6    Several Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
    Section 13.7    Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XIV - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 14.1    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 14.2    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    Section 14.3    LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 14.4    No Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 14.5    No Fiduciary Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
    Section 14.6    No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 14.7    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
    Section 14.8    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
    Section 14.9    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 14.10   Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 14.11   Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
    Section 14.12   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 14.13   GOVERNING LAW; VENUE; SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 14.14   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
    Section 14.15   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.16   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.17   Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.18   Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
    Section 14.19   Treatment of Certain Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .  68





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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of December 1, 1997, is among HEALTHCOR HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Bank" and, collectively, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as an issuing bank (in such capacity, together with its successors in such capacity, an "Issuing Bank") and as agent for itself, the Issuing Banks and the other Banks (in such capacity, together with its successors in such capacity, the "Agent").

                                R E C I T A L S:

         A. The Borrower, HealthCor, Inc., a Delaware corporation ("HealthCor"), the Agent and certain of the Banks previously entered into that certain Amended and Restated Credit Agreement dated as of October 31, 1996, as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement dated as of April 30, 1997, and as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 19, 1997 (as amended, the "Existing Credit Agreement"), pursuant to which the Banks, together with the other banks thereunder extended credit to the Borrower in the form of term loans and to HealthCor in the form of revolving credit loans (collectively, the "Existing Loans").

         B. The Borrower guaranteed all obligations, liabilities and indebtedness of HealthCor under the existing Agreement including, without limitation, the reimbursement obligations of HealthCor in respect of the letters of credit outstanding thereunder. Certain of the letters of credit issued under the Existing Agreement for the account of HealthCor remain outstanding on the date hereof and shall continue to remain outstanding under this Agreement (collectively, the "Existing Letters of Credit").

         C. The Borrower has repaid the indebtedness (other than the reimbursement obligations in respect of the Existing Letters of Credit) under the Existing Credit Agreement and has requested the Banks to make a revolving credit loan in the form of advances and letters of credit (including the Existing Letters of Credit) available to the Borrower in an aggregate principal amount not to exceed $20,000,000.00 outstanding at any time.

         D. The Banks are willing to make such extensions of credit to the Borrower upon the terms and conditions hereinafter set forth.

         E. The parties hereto desire to amend the Existing Credit Agreement as hereinafter provided and have agreed for purposes of clarity and ease of administration, to amend the Existing Credit Agreement and then restate the Existing Credit Agreement in its entirety by means of this Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows:



SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

             "Acquired Company" means, as of any date of calculation of EBITDAA, a Subsidiary acquired by a Company, or a Person all or substantially all of the assets of which have been acquired by a Company, in each case, following September 30, 1997.

             "Acquired EBITDA" means for each Acquired Company, (a) EBITDA for such Acquired Company for the twelve (12) month period ended on the date of calculation, calculated as of the Initial Report Date for such Acquired Company, multiplied by (b) the EBITDA Factor for such Acquired Company.

             "Additional Costs" has the meaning specified in Section 5.1.

             "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

             "Adjustment Date" means the last day of each calendar quarter.

             "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent or more of any class of voting stock of such Person; or (c) five percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent, any Issuing Bank or any Bank be deemed an Affiliate of Borrower or any of the Subsidiaries.

             "Agent's Fee Letter" means the letter agreement dated November 6, 1997, among the Agent, Chase Securities Inc. and Borrower.

             "Alternate Base Rate" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.
         For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Houston, Texas; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 2 selected by it. If for any reason the Agent determines (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

             "Alternate Base Rate Loans" means Loans, the interest rates on which are determined on the basis of the rates referred to in the definition of "Alternate Base Rate" in this Section 1.1.

             "Applicable Commitment Fee Rate" means, for any day, a per annum percentage rate that is subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDAA Ratio. Effective as of each Adjustment Date the Applicable Commitment Fee Rate shall be adjusted to reflect the Applicable Commitment Fee Rate prescribed below for the Funded Debt to EBITDAA Ratio as demonstrated by the Compliance Certificate delivered for that fiscal quarter:

                                                                                          APPLICABLE COMMITMENT
                         FUNDED DEBT TO EBITDAA RATIO                                            FEE RATE
         Less than 1.00 to 1.00                                                                  .250%
         Greater than or equal to 1.00 to 1.00, but less than 1.75
         to 1.00                                                                                 .250%
         Greater than or equal to 1.75 to 1.00, but less than 2.50
         to 1.00                                                                                 .375%
         Greater than or equal to 2.50 to 1.00                                                   .375%

         The Applicable Commitment Fee Rate shall be .375% from the date hereof until the first Adjustment Date after the date hereof that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio that would cause another Applicable Commitment Fee Rate to be applicable. After each adjustment of the Applicable Commitment Fee Rate in accordance herewith, the new Applicable Commitment Fee Rate shall apply until the next Adjustment Date that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio that would cause another Applicable Commitment Fee Rate to be applicable. Upon the request of the Agent, the Borrower must demonstrate to the reasonable satisfaction of the Required Banks the calculation of the required applicable ratio in order to obtain an adjustment to a lower Applicable Commitment Fee Rate. If the Borrower fails to furnish to the Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Commitment Fee Rate shall apply until the Borrower furnishes the required Compliance Certificate to the Agent.

             "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Borrower and the Agent as the office by which its Loans of such Type are to be made and maintained.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

             "Applicable Margin" means, for any day, the margin of interest over the Eurodollar Rate or Alternate Base Rate, as the case may be, that is applicable when any Applicable Rate based on the Eurodollar Rate or the Alternate Base Rate is determined under this Agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt to EBITDAA Ratio. Effective as of each Adjustment Date the Applicable Margin for each type of Loan shall be adjusted to reflect the Applicable Margin prescribed below for the Funded Debt to EBITDAA Ratio as demonstrated by the Compliance Certificate delivered for that fiscal quarter:


                      FUNDED DEBT TO                     EURODOLLAR RATE            ALTERNATE BASE RATE
                      EBITDAA RATIO                     APPLICABLE MARGIN            APPLICABLE MARGIN
         Less than 1.00 to 1.00                               1.25%                         0%

         Greater than or equal to 1.00 to 1.00,               1.75%                         0%
         but less than 1.75 to 1.00

         Greater than or equal to 1.75 to 1.00,               2.25%                        .250%
         but less than 2.50 to 1.00

         Greater than or equal to 2.50 to 1.00                2.75%                        .750%


         The Applicable Margin shall be .750% with respect to the Alternate Base Rate and 2.75% with respect to the Eurodollar Rate from the date hereof until the first Adjustment Date after the date hereof that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio that would cause another Applicable Margin to be applicable. After each adjustment of the Applicable Margin for each Type of Loan in accordance herewith, the new Applicable Margin for each Type of Loan shall apply to all Loans of each such Type thereafter outstanding or made until the next Adjustment Date that the Compliance Certificate demonstrates a change in the Funded Debt to EBITDAA Ratio that would cause another Applicable Margin to be applicable. Upon the request of the Agent, the Borrower must demonstrate to the reasonable satisfaction of the Required Banks the calculation of the required applicable ratio in order to obtain an adjustment to a lower applicable margin for each Type of Loan. If the Borrower fails to furnish to the Agent any Compliance Certificate by the date required by this Agreement, then the maximum Applicable Margin shall apply to all Loans of each such Type thereafter outstanding or made until the Borrower furnishes the required Compliance Certificate to the Agent.

             "Applicable Rate" means: (a) during the period that a Loan is an Alternate Base Rate Loan, the Alternate Base Rate plus the Applicable Margin; and (b) during the period that a Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate plus the Applicable Margin.

             "Assignee" has the meaning assigned to it in Section 14.7(b).

             "Assigning Bank" has the meaning assigned to it in Section
         14.7(b).

             "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its assignee and accepted by the Agent pursuant to Section 14.7, in substantially the form of Exhibit "J" hereto.

             "Assignments of Life Insurance" shall have the meaning specified in Section 6.1(d).





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 4

             "Borrower Security Agreement" means the Second Amended and Restated Security Agreement of the Borrower in favor of the Agent for the benefit of the Agent, the Banks and the Issuing Banks, in substantially the form of Exhibit "D-1" hereto, as the same may be amended, supplemented, or modified.

             "Business Day" means (a) a day other than Saturday, Sunday or day on which commercial banks in Houston, Texas or New York, New York are not authorized or required to close, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the Eurodollar interbank market.

             "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

             "Cash Collateralized Loans" means Revolving Credit Loans that are fully secured by cash and/or Permitted Investments of the types described in clauses (a) through (c) of Section 10.5 that are subject to the "control" as defined in Section 8.106 of the UCC of the Agent and with respect to which all steps necessary to perfect a first priority security interest in favor of the Agent have been taken and shall be satisfactory to the Agent.

             "Closing Date" means December 1, 1997, which shall be the date of the closing of the transactions contemplated by this Agreement and delivery of the items required to be delivered pursuant to Section 7.1.

             "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

             "Collateral" has the meaning specified in Section 6.1.

             "Commitment" means, as to each Bank, its Revolving Credit
         Commitment.

             "Companies" means collectively, Borrower and (a) all of its affiliated entities including, without limitation, those entities described on Schedule 1 hereto, (b) all of its Subsidiaries and all Subsidiaries of any other present or future Company formed or acquired after the date of this Agreement, and (c) the successors and assigns of each of the foregoing entities, and "Company" means any one of the foregoing.

             "Compliance Certificate" means a certificate in substantially the form of Exhibit "K" hereto delivered by the Borrower to the Agent pursuant to Section 9.1(c).

             "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Companies.

             "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.2 of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

             "Contribution and Indemnification Agreement" has the meaning specified in Section 7.1(o).

             "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.2 or Article V of one Type of Loan into another Type of Loan.

             "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

             "Default Rate" means the lesser of (i) the Maximum Rate, or (ii) the sum of the Applicable Rate in effect from day to day, plus four percent (4%).

             "Dollars" and "$" mean lawful money of the United States of America.

             "EBITDA" means, for any Person for any period, the sum of the following for such period determined in accordance with GAAP on a consolidated basis: (a) net income before provision for income taxes, plus (b) Interest Expense, plus (c) depreciation, amortization and other non-cash charges to the extent actually deducted in arriving at net income, minus (d) extraordinary income, plus (e) extraordinary losses.

             "EBITDA Factor" means, for each Acquired Company, as of any date of calculation of EBITDAA, the percentage set forth below corresponding to the Initial Report Date for such Acquired Company, relative to such date of calculation of EBITDAA:

                        INITIAL REPORT DATE                              EBITDA FACTOR
         Same as date of calculation of EBITDAA                              1.000
         Last day of first calendar month prior to date of                    .917
         calculation of EBITDAA
         Last day of second calendar month prior to date                      .833
         of calculation of EBITDAA
         Last day of third calendar month prior to date of                    .750
         calculation of EBITDAA
         Last day of fourth calendar month prior to date                      .667
         of calculation of EBITDAA
         Last day of fifth calendar month prior to date of                    .583
         calculation of EBITDAA
         Last day of sixth calendar month prior to date of                    .500
         calculation of EBITDAA
         Last day of seventh calendar month prior to date                     .417
         of calculation of EBITDAA
         Last day of eighth calendar month prior to date                      .333
         of calculation of EBITDAA
         Last day of ninth calendar month prior to date of                    .250
         calculation of EBITDAA
         Last day of tenth calendar month prior to date of                    .167
         calculation of EBITDAA
         Last day of eleventh calendar month prior to date                    .083
         of calculation of EBITDAA
         Last day of twelfth calendar month prior to date                    0.000
         of calculation of EBITDAA





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

             "EBITDAA" means, for any period, the sum of (a) EBITDA for the Companies on a consolidated basis for such period (excluding the $5.5 million non-cash charge taken during the quarter ending June 30,
         1997), plus (b) the Historical Acquired EBITDA for all Historical Acquired Companies for such period, plus (c) the Acquired EBITDA for all Post-Compliance Acquired Companies for such period.

             "Eligible Assignee" means any commercial bank, savings and loan association, savings bank or other financial institution having capital and surplus of at least $100,000,000 and reasonably acceptable to the Agent.

             "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

             "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment, resulting from the past, present, or future operations of such Person or its Affiliates.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

             "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

             "Eurodollar Loans" means Loans the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

             "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which the Reference Bank or any of its Affiliates is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the first day of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for a number of days comprised therein and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates.

             "Event of Default" has the meaning specified in Section 12.1.

             "Existing Credit Agreement" has the meaning specified in the Recitals hereto.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 7

             "Existing Letters of Credit" has the meaning specified in the Recitals hereto.

             "Existing Loans" has the meaning specified in the Recitals hereto.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to the Agent on such day on such transactions as determined by the Agent.

             "Funded Debt" means at any time (without duplication): (a) all obligations of the Companies, or any of them, for borrowed money and all obligations of the Companies, or any of them, evidenced by bonds, notes, debentures, or other similar instruments, including without limitation the indebtedness of the Borrower pursuant to this Agreement, (b) all Capital Lease Obligations of the Companies, or any of them, (c) all debt or other obligations of others Guaranteed by the Companies, or any of them to the extent of such Guarantee, (d) all reimbursement obligations of the Companies, or any of them (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (e) all obligations of the Companies, or any of them, to pay the deferred purchase price of property or services, except trade accounts payable of the Companies, or any of them, arising in the ordinary course of business that are not past due by more than ninety (90) days, (f) all obligations secured by a Lien existing on property owned by the Companies, or any of them, whether or not the obligations secured thereby have been assumed by the Companies, or any of them, or are non-recourse to the credit of the Companies, or any of them, and (g) all other debt of the Companies, or any of them.

             "Funded Debt to EBITDAA Ratio" means, at any time, the ratio of Funded Debt (excluding Cash Collateralized Loans) to EBITDAA.

             "Funded Debt to Pre-Compliance EBITDAA Ratio" means, at any time, the ratio of Funded Debt (excluding Cash Collateralized Loans) to Pre-Compliance EBITDAA.

             "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

             "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect,





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 8 contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Guaranties" means (i) the second amended and restated guaranty of the respective Guarantors in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented or modified, and (ii) the guaranties, each in substantially the form of Exhibit "E" hereto, hereafter executed by any Companies formed or acquired after the date of this Agreement, as the same may be amended, supplemented or modified.

             "Guarantors" means the Companies other than the Borrower.

             "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

             "Health Care Regulators" means all federal and state governmental regulators and accreditation agencies and their respective official intermediaries and/or carriers, including without limitation the Texas Department of Health, and the Health Care Financing Administration and its intermediary and/or carrier.

             "Historical Acquired Company" means, as of any date of calculation of EBITDAA, a Subsidiary acquired by a Company, or a Person all or substantially all of the assets of which have been acquired by a Company, in each case, prior to September 30, 1997.

             "Historical Acquired EBITDA" means for each Historical Acquired Company the amount of EBITDA set forth next to the relevant date of calculation and the name of such Historical Acquired Company on
         Schedule 5 attached hereto.

             "HOME" means HealthCor Oxygen and Medical Equipment, Inc. (formerly known as Permian Medical, Inc. and successor in interest by merger to Colfax Medical Service and Supply, Inc., L.M. Supply & Service, Inc. and Arlington Diversified Medical Equipment, Inc.), a Texas corporation.

             "Initial Report Date" for an Acquired Company means either (a) the last day of the calendar month immediately preceding the calendar month in which the stock or assets of such Acquired Company are acquired by a Company, or (b) if the requisite financial information cannot be determined for the dates or periods set forth in clause (a) above, then the last day of another preceding calendar month approved by the Required Banks.

             "Interest Coverage Ratio" means, for any period, the ratio determined on a consolidated basis of (a) the sum of (i) EBITDA, plus
         (ii) Historical Acquired EBITDA, less (iii) the total capital expenditures of the Companies for such period to (b) the Interest Expense of the Companies for such period.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

             "Interest Expense" means for any Person for any period of calculation thereof, the net cash interest expense on debt, liabilities or other obligations of such Person during such period; provided, that until and including December 31, 1998, Interest Expense shall be calculated to include pro forma interest expense on the Senior Notes but excluding interest expense on the senior debt refinanced with the proceeds of the Senior Notes.

             "Interest Period" means with respect to any Eurodollar Loans, each period commencing on the date such Loan is made or converted from an Alternate Base Rate Loan or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Loan, the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.1, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period for a Eurodollar Loan which would otherwise extend beyond the maturity date of the Note evidencing such Eurodollar Loan shall end on the maturity date of such Note; (c) no more than six (6) Interest Periods shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, Eurodollar Loans shall not be available hereunder, and (e) no Interest Period for any Loans may extend beyond a principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the Loans to be outstanding hereunder after such principal payment date.

             "Issuing Bank" means, with respect to any Letter of Credit, TCB or any of its Affiliates or, with the approval of the Agent, any other Bank which elects to be an Issuing Bank hereunder, in its capacity as issuer of a Letter of Credit.

             "L/C Application" has the meaning specified in Section 3.1.

             "L/C Documents" has the meaning specified in Section 3.1.

             "LC Participation" means, with respect to any Bank at any time, the amount of the participating interest held by such Bank in respect of a Letter of Credit.

             "Letter of Credit" means collectively, any standby letter of credit issued by an Issuing Bank for the account of Borrower pursuant to Article IV and the Existing Letters of Credit.

             "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit and the aggregate amount of any unreimbursed payments made in respect of any drawing under a Letter of Credit.

             "Letter of Credit Request Form" means a certificate, in substantially the form of Exhibit "C" hereto, properly completed and signed by Borrower requesting issuance of a Letter of Credit.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 10

             "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

             "Loan Documents" means this Agreement and all promissory notes, security agreements, pledge agreements, deeds of trust, fee letters, assignments, guaranties, letters of credit, letter of credit applications and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

             "Loan Request Form" means a certificate, in substantially the form of Exhibit "B-1" hereto, properly completed and signed by Borrower requesting a Revolving Credit Loan.

             "Loans" means the Revolving Credit Loans.

             "Maximum Rate" means, at any time and with respect to any Bank, the maximum rate of interest under applicable law that such Bank may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with,
         Article 5069-1D.001, Vernon's Texas Civil Statutes.

             "Multiemployer Plan" means a multiemployer plan defined as such in
         Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

             "Notes" means the Revolving Credit Notes.

             "Notice of Continuation or Conversion" means a certificate, in substantially the form of Exhibit "B-2" hereto, properly completed and signed by the Borrower requesting the conversion of a Loan from one Type into another Type or the continuation of a Eurodollar Loan.

             "Obligated Party" means any Guarantor or any other Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

             "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Banks and the Banks, their successors and assigns, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all of Borrower's contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 11

             "Operating Lease" means any lease (other than a lease constituting a Capital Lease Obligation) of real or personal property.

             "Payor" has the meaning assigned to it in Section 4.6.

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

             "Permitted Debt" has the meaning specified in Section 10.1.

             "Permitted Investments" has the meaning specified in Section 10.5.

             "Permitted Liens" has the meaning specified in Section 10.2.

             "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

             "Pharmacy" means HealthCor Pharmacy, Inc., a Texas corporation.

             "Plan" means any employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

             "Pledge Agreement" means that certain second amended and restated pledge agreement in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in substantially the form of Exhibit "F" hereto, as the same may be amended, supplemented or modified.

             "Post-Compliance Acquired Company" means an Acquired Company following the date on which Borrower's Funded Debt to Pre-Compliance EBITDAA Ratio is less than 3.50 to 1.00 for the four fiscal quarters then ended.

             "Pre-Compliance EBITDAA" means, for any period, the sum of (a) EBITDA for the Companies on a consolidated basis for such period (excluding the $5.5 million non-cash charge taken during the quarter ending June 30, 1997), plus (b) the Historical Acquired EBITDA for all Historical Acquired Companies for such period, plus (c) the Acquired EBITDA for all Acquired Companies for such period.

             "Preferred Stock" shall mean HealthCor's Convertible Series A and Series B Preferred Stock, $.01 par value.

             "Preferred Stock Purchase Agreements" means Borrower's Convertible Preferred Stock Purchase Agreement dated October 18, 1989, as amended, and Series B Convertible Preferred Stock Purchase Agreement dated June 1, 1992, as amended.

             "Principal Office" means the principal office of the Agent, presently located at 707 Travis, Houston, Texas 77002.

             "Prohibited Transaction" means any transaction set forth in
         Section 406 of ERISA or Section 4975 of the Code.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

             "Quarterly Payment Date" means the first day of each January, April, July and October of each year, the first of which shall be the first such day after the date of this Agreement.

             "Reference Bank" means Texas Commerce Bank National Association.

             "Register" has the meaning assigned to it in Section 14.7(d).

             "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

             "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

             "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

             "Required Banks" means at any time while no Loans or Letter of Credit Liabilities are outstanding, Banks having at least 80% of the aggregate amount of the Commitments and, at any time while Loans or Letter of Credit Liabilities are outstanding, Banks holding at least 80% of the outstanding aggregate principal amount of the Loans and LC Participations.

             "Required Payment" has the meaning assigned to it in Section 4.6.

             "Reserve Requirement" means, for any Eurodollar Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

             "Revolving Credit Commitment" means, as to each Bank, the obligation of such Bank to make Revolving Credit Loans and purchase participations in Letters of Credit pursuant to Section 3.1 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Revolving Credit Commitment," or in the Assignment and Acceptance pursuant to which such Bank assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced pursuant to Section 2.7 or terminated pursuant to Section 2.7 or 12.2 and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 14.7.

             "Revolving Credit Loan" means, as to each Bank, the loans to be made by such Bank pursuant to Section 2.1.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 13

             "Revolving Credit Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

             "Revolving Credit Termination Date" means 11:00 A.M. Houston, Texas time on December 1, 2000, or such earlier date and time on which the Revolving Credit Commitments terminate as provided in this Agreement.

             "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

             "Security Agreements" means (i) the second amended and restated security agreements in favor of the Agent for the benefit of the Agent, the Issuing Banks and the Banks, in the form of Exhibit "D-1" hereto for the Borrower or Exhibit "D-2" hereto for the Guarantors, as the same may be amended, supplemented or modified, and (ii) the Security Agreements, each in substantially the form of Exhibit "D-2" hereto, hereafter executed by any Companies formed or acquired after the date of this Agreement, as the same may be amended, supplemented or modified.

             "Senior Notes" means the Borrower's 11% Senior Notes due 2004 as in effect on the Closing Date, and as the same may be amended, supplemented or modified pursuant to the terms hereof and thereof.

             "Senior Notes Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Notes Indenture) relating to the issuance by the Borrower of the Senior Notes, as in effect on the Closing Date and as the same may be amended, supplemented or modified pursuant to the terms hereof and thereof.

             "Senior Notes Indenture" shall mean the Indenture, dated as of December 1, 1997, among the Borrower, the Subsidiary Guarantors and Norwest Corporate Trust, N.A., as trustee thereunder, as in effect on the Closing Date and as the same may be amended, supplemented or modified pursuant to the terms hereof and thereof.

             "Subsidiary" means any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower or one or more of the Subsidiaries or by Borrower and one or more of the Subsidiaries.

             "Subsidiary Guarantors" means the Companies guaranteeing the obligations of Borrower under the Senior Notes.

             "Type" means any type of Loan (i.e., Alternate Base Rate Loan or Eurodollar Loan).

             "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof,"





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

"herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                             Revolving Credit Loans

         Section 2.1 Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more Revolving Credit Loans to Borrower from time to time from the date hereof to and including the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Revolving Credit Commitment as then in effect, provided that the aggregate amount of all Revolving Credit Loans at any time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments minus the outstanding Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder the amount of the Revolving Credit Commitments by means of Alternate Base Rate Loans and Eurodollar Loans and, until the Revolving Credit Termination Date, Borrower may Convert Loans of one Type into Loans of another Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         Section 2.2 Revolving Credit Notes. The obligation of Borrower to repay each Bank for Revolving Credit Loans made by such Bank and interest thereon shall be evidenced by a Revolving Credit Note executed by Borrower, payable to the order of such Bank, in the principal amount of such Bank's Revolving Credit Commitment, and dated the date hereof or such later date as may be required with respect to transactions contemplated by Section 14.7.

         Section 2.3 Repayment of Revolving Credit Loans. Borrower shall repay the unpaid principal amount of all Revolving Credit Loans on the Revolving Credit Termination Date.

         Section 2.4 Interest. The unpaid principal amount of the Revolving Credit Loans shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Revolving Credit Loan shall exceed the Maximum Rate, thereby causing the interest accruing on such Revolving Credit Loan to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Revolving Credit Loan shall not reduce the rate of interest on such Revolving Credit Loan below the Maximum Rate until the aggregate amount of interest accrued on such Revolving Credit Loan equals the aggregate amount of interest which would have accrued on such Revolving Credit Loan if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loans shall be due and payable as follows:

             (i) in the case of Alternate Base Rate Loans, on each Quarterly Payment Date;

             (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and in the case of an Interest Period with a duration greater than three months, on the last day of each third month during such Interest Period;

             (iii) upon the payment or prepayment of any Revolving Credit Loan or the





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 15

         Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, or Converted); and

             (iv)      on the Revolving Credit Termination Date.

Notwithstanding the foregoing, any outstanding principal of any Revolving Credit Loan and (to the fullest extent permitted by law) any other amount payable by Borrower under this Agreement or any other Loan Document that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.5 Use of Proceeds. The proceeds of Revolving Credit Loans shall be used by Borrower for general corporate purposes, including support of working capital and issuance of Letters of Credit for all Subsidiaries but excluding the financing of acquisitions of the assets or stock of any other Person.

         Section 2.6 Commitment Fee. Borrower agrees to pay to the Agent for the account of each Bank a nonrefundable commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Termination Date, at the Applicable Commitment Fee Rate based on a 360 day year and the actual number of days elapsed. For the purposes of calculating the commitment fee hereunder, the Revolving Credit Commitment shall be deemed utilized by the amount of all outstanding Revolving Credit Loans and Letter of Credit Liabilities. Accrued commitment fee shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Termination Date.

         Section 2.7 Reduction or Termination of Revolving Credit Commitments. Subject to the terms of Section 5.4 regarding prepayments, Borrower shall have the right at any time and from time to time to terminate in whole or reduce in part the unused portion of the Revolving Credit Commitments upon at least five Business Days' prior notice (which notice shall be irrevocable) to the Agent specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided, however, the aggregate Revolving Credit Commitments shall never be reduced below an amount equal to the outstanding Letter of Credit Liabilities. Each partial reduction shall be in the amount of $1,000,000 or an integral multiple thereof and Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Revolving Credit Loans plus the outstanding Letter of Credit Liabilities exceeds the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Revolving Credit Commitments may not be reinstated after they have been terminated or reduced.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 16

                                  ARTICLE III

                               Letters of Credit

         Section 3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Banks agree to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Revolving Credit Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (1) $2,000,000, or (2) an amount equal to the aggregate amount of the Revolving Credit Commitments minus the sum of the outstanding Revolving Credit Loans and provided further, that all Existing Letters of Credit shall be deemed to be issued under this Agreement and shall, for purposes of Section 3.2 be deemed issued on the Closing Date. Each Letter of Credit shall have an expiration date prior to the Revolving Credit Termination Date, shall be payable in Dollars must be satisfactory in form and substance to the applicable Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, such Issuing Bank's standard application for issuance of letters of credit as then in effect [each an "L/C Application"]) as such Issuing Bank may require (collectively, the "L/C Documents"). No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

         Section 3.2 Participation by Banks. By the issuance of any Letter of Credit and without any further action on the part of the applicable Issuing Bank or any of the Banks in respect thereof, each Issuing Bank hereby grants to each Bank and each Bank hereby agrees to acquire from each Issuing Bank a participation in each such Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, except as to the amount of any draws made on any Letter of Credit, equal to such Bank's pro rata part (based on the Revolving Credit Commitments) of such Letter of Credit and Letter of Credit Liabilities. Each Issuing Bank shall provide a copy of each Letter of Credit to each other Bank promptly after issuance. This agreement to grant and acquire participations is an agreement between each Issuing Bank and the Banks, and neither Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. Borrower agrees that each Bank purchasing a participation from any Issuing Bank pursuant to this Section 3.2 may exercise all its rights to payment against Borrower including the right of setoff, with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         Section 3.3 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three Business Days prior notice from the Borrower to the applicable Issuing Bank (with a copy to the Agent) by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying the information required therein. Such Issuing Bank shall notify each Bank of the contents of each such notice on the day such notice is received by such Issuing Bank if received by 11:00 a.m. Houston, Texas time on a Business Day and otherwise on the next succeeding Business Day. Upon fulfillment of the applicable conditions precedent contained in Article VII, such Issuing Bank shall make the applicable Letter of Credit available to Borrower or, if so requested by Borrower, to the beneficiary of the Letter of Credit.

         Section 3.4       Reimbursements; Payments Constitute Revolving
Credit Loans. Each payment by an Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Alternate Base Rate Loan by each Bank to Borrower under such Bank's Revolving Credit Note and this Agreement as of the day and time such payment is made by such Issuing Bank and in the amount of such Bank's pro rata share of such payment; provided, however, if the applicable conditions precedent contained in Section 7.2 are not satisfied on the date such payment





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 17 is made, Borrower shall pay to the Agent for the account of the Issuing Bank, prior to 11:00 a.m. Houston, Texas time on the Business Day immediately following the date such payment is made by the Issuing Bank, the amount of such payment, together with interest thereon at the Alternate Base Rate plus the Applicable Margin from the date such payment is made by the Issuing Bank. If Borrower fails to reimburse the Issuing Bank for such drawing prior to 11:00 a.m. Houston, Texas time on the Business Day following the date such payment is made by the Issuing Bank, such amount shall bear interest at the Default Rate for the period from and including the due date thereof to but excluding the date the same is paid in full. Promptly on the Business Day immediately following the date each payment is made by an Issuing Bank pursuant to a drawing under a Letter of Credit and after receipt of notice from the Issuing Bank of Borrower's failure to reimburse the Issuing Bank for such payment and the amount of such payment, each Bank will make available to the Agent for the account of the Issuing Bank at the Principal Office in immediately available funds, such Bank's pro rata share of such payment.

         Section 3.5 Letter of Credit Fee. Borrower shall pay to the Agent for the account of the Banks (to be shared ratably) a nonrefundable letter of credit fee payable on the date each Letter of Credit is issued, renewed or extended in an amount equal to the greater of (i) a percentage per annum equal from day to day to the Applicable Margin then in effect for Eurodollar Loans multiplied by the face amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed, or (ii) $500.00. Such letter of credit fee shall be payable upon the issuance of each such Letter of Credit, as a condition to such issuance. A nonrefundable fee in the amount of one-eighth of one percent (1/8%) per annum of the average daily face amount of such Letter of Credit shall be payable by Borrower to the applicable Issuing Bank for its own account. In addition to the foregoing fees, but without duplication, Borrower shall pay or reimburse the applicable Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         Section 3.6 Obligations Absolute. The obligations of the Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the applicable Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

             (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

             (b) The existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

             (c) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

             (d) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 18

             (e) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 3.7 Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Agent, any Bank nor any of their officers or directors shall have any responsibility or liability to Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Bank,
(b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 3.8 Letter of Credit Documents. Certain additional provisions regarding the obligations, liabilities, rights, remedies and agreements of Borrower and the Issuing Bank relative to the Letters of Credit shall be set forth in the L/C Documents. To the extent the terms of this Agreement conflict with any L/C Documents, this Agreement shall control.

                                   ARTICLE IV

                         Borrowing Procedure; Payments

         Section 4.1 Borrowing Procedure. The Borrower shall give the Agent notice of each requested Loan by means of a Loan Request Form containing the information therein required on the requested date of each Alternate Base Rate Loan and at least three Business Days before the requested date of each Eurodollar Loan. The Agent at its option may accept telephonic requests for Loans, provided that such acceptance shall not constitute a waiver of the Agent's right to delivery of a Loan Request Form in connection with subsequent Loans. Any telephonic request for a Loan by the Borrower shall be promptly confirmed by submission of a properly completed Loan Request Form to the Agent. Each Revolving Credit Loan shall be in a minimum principal amount of $100,000 or an integral multiple thereof. The aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000. The Agent shall promptly notify each Bank of the contents of each such notice in writing. Not later than 12:00 Noon Houston, Texas time on the date specified for each Loan hereunder, each Bank will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Loan. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Loan available to the Borrower by depositing the same, in immediately available funds, in an account of Borrower (designated by Borrower) maintained with the Agent at the Principal Office. All notices under this Section shall be irrevocable and unless otherwise provided, shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 19

         Section 4.2 Conversions and Continuations. The Borrower shall have the right from time to time to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans as Eurodollar Loans by giving the Agent written notice at least three Business Days before Conversion or Continuation by means of a Notice of Conversion or Continuation containing the information required therein; provided that (i) Eurodollar Loans may only be Converted on the last day of the Interest Period, and (ii) except for Conversions into Alternate Base Rate Loans, no Conversions shall be made while a Default has occurred and is continuing. The Agent shall promptly notify each Bank of the contents of each such notice in writing. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall be Converted automatically into an Alternate Base Rate Loan on the last day of the then current Interest Period for such Eurodollar Loan.

         Section 4.3 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 A.M., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.5 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 4.4 Voluntary Prepayment. The Borrower may, with same day notice in the case of Alternate Base Rate Loans and upon at least three Business Days' prior notice to the Agent in the case of Eurodollar Loans, prepay the Loans in whole at any time or from time to time in part without premium or penalty (except as set forth in Section 5.5) but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) Eurodollar Loans may be prepaid only on the last day of the Interest Period for such Loans, and (b) each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof. Otherwise, the Borrower shall pay to the Agent on demand for the account of the Banks, any loss or expense that the Banks incur because of such prepayment as set forth in Section 5.5. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas, time on the day which is not less than the number of Business Days specified above for such notice.

         Section 4.5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Banks under
Section 2.1 or deemed made by the Banks under Section 3.4, each payment of commitment fee under Sections 2.6 and letter of credit fee under Section 3.5 shall be made for the account of the Banks, and each termination or reduction of the Revolving Credit Commitments under Section 2.7 shall be applied to the Revolving Credit





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 20

Commitments of the Banks, pro rata according to the respective unused Revolving Credit Commitments and each Letter of Credit shall be deemed participated in by the Banks, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Banks holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Loans by the Borrowers of a particular Type shall be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts held by such Banks.

         Section 4.6 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin (or, if the recipient of such payment is a Bank or an Issuing Bank, the Federal Funds Rate) for such period, but in no event in excess of the maximum nonusurious rate permitted by applicable law.

         Section 4.7        Withholding Taxes.

             (a) Borrower agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

                 (i) to any payment to any Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank hereunder as provided in Section 14.8 hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans),

                 (ii) to any U.S. taxes imposed solely by reason of the failure of such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 21
             is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. taxes.

         For the purposes of this Section 5.7(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, and (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates).

             (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

         Section 4.8 Withholding Tax Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 4.9 Computation of Interest. Interest on Eurodollar Loans and all other amounts payable by the Borrowers hereunder (other than Alternate Base Rate Loans) shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest on Alternate Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 22

                                   ARTICLE V

                        Yield Protection and Illegality

         Section 5.1 Additional Costs.

             (a) Borrower shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to Borrower and its making or maintaining of any Eurodollar Loans hereunder or its obligation to make any of such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                 (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office for any Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                 (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (including any Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

                 (iii) imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

         Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof (but in any event within 360 days after such event) and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, violate any law, rule, or regulation or be in any way disadvantageous to such Bank, provided that such Bank shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Bank will furnish the Borrower with a certificate (which absent manifest error, shall be conclusive) setting forth the basis and the amount of each request of such Bank for compensation under this Section 5.1(a). If any Bank requests compensation from the Borrower under this Section 5.1(a), the Borrower may, by notice to such Bank (with a copy to the Agent) suspend the obligation of such Bank to make or Continue making, or Convert Loans into, Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

             (b) Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change that becomes effective after date hereof, any Bank either (i) incurs Additional Costs based on or measured by the excess above a





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 23 specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or Continue making, or Convert Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

             (c) Determinations and allocations by any Bank for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Eurodollar Loans or of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of Eurodollar Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

         Section 5.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

             (a) The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for Eurodollar Loans as provided in this Agreement; or

             (b) Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans or to Convert Alternate Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Alternate Base Rate Loans in accordance with the terms of this Agreement.

         Section 5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Borrower (with a copy to the Agent) thereof and such Bank's obligation to make or maintain Eurodollar Loans and to Convert Alternate Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.4 hereof shall be applicable).

         Section 5.4 Treatment of Eurodollar Loans. If the Eurodollar Loans of any Bank are to be Converted pursuant to Section 5.1 or 5.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Alternate Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 5.1(b) or 5.3 hereof, on such earlier date as such Bank may specify to the Borrowers with a





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 24 copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist:

             (a) To the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Alternate Base Rate Loans;

             (b) All Loans which would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made as or Converted into Alternate Base Rate Loans and all Loans of such Bank which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Alternate Base Rate Loans; and

If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Bank's Alternate Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

         Section 5.5 Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

             (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 12.2) on a date other than the last day of an Interest Period for such Loan; or

             (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in
         Article VII to be satisfied) to borrow, Convert, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

         Section 5.6 Capital Adequacy. If after the date hereof, any Bank shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Bank's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Bank (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within ten (10) Business Days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its parent) for such reduction; provided, however, the Borrower shall not





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 25 be required to compensate any such Bank for any such reduction for any period prior to the date upon which such Bank gives notice to the Borrower that an event or change resulting in a reduced rate of return on the Bank's capital has occurred. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

         Section 5.7         Additional Costs in Respect of Letters of Credit.
If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the commitments to issue or participate in Letters of Credit hereunder, and the result shall be to increase the cost to an Issuing Bank or any Bank of issuing, maintaining or participating in any Letter of Credit or its commitment to issue or participate in Letters of Credit hereunder or reduce any amount receivable by an Issuing Bank or any Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Issuing Bank or such Bank, the Borrower agrees to pay such Issuing Bank or such Bank, from time to time as specified by such Issuing Bank or such Bank, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Bank for such increased costs or reductions in amount. A statement delivered to Borrower within 360 days after the occurrence of any event entitling it to compensation pursuant to this
Section 5.7, as to such increased costs or reductions in amount incurred by such Issuing Bank or such Bank, submitted by such Issuing Bank or such Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                   ARTICLE VI

                                    Security

         Section 6.1 Collateral. To secure full and complete payment and performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 6.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

             (a) Each of the Companies shall grant to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a first priority security interest in all of its accounts, accounts receivable, investment property, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments, and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreements, provided that such security interest may be subject in priority to certain Permitted Liens. The Agent may file and cause to be filed such documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral described in the Security Agreements.

             (b) The Borrowers shall cause each Person that becomes a Company after the date hereof to grant to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a first priority security interest in all of its accounts, accounts receivable, investment property, equipment, machinery, fixtures, inventory, chattel paper, documents, instruments,





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 26 and general intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to a Security Agreement, provided that such security interest may be subject in priority to certain Permitted Liens. The Agent may file and cause to be filed such documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens and security interests in the Collateral described in each such Security Agreement.

             (c) Borrower shall pledge and grant to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a continuing first priority security interest in one hundred percent (100%) of the issued and outstanding capital stock of each of its Subsidiaries, whether now existing or hereafter formed or acquired, and all products and proceeds thereof, pursuant to the Pledge Agreement. The Agent shall retain possession of the certificates evidencing the capital stock of the Subsidiaries, together with stock powers duly executed in blank by Borrower.

             (d) A life insurance policy issued on the life of S. Wayne Bazzle in the amount of $2,000,000.00 and a life insurance policy issued on the life of Cheryl C. Bazzle in the amount of $1,500,000 have been and shall continue to be collaterally assigned to the Agent for the benefit of the Agent, the Issuing Banks and the Banks pursuant to assignments of life insurance policy as collateral, each in form and substance satisfactory to the Agent (the "Assignments of Life Insurance").

             (e) Each of the Companies shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

         Section 6.2 Lockbox Accounts. Borrower shall (and shall cause each other presently existing Company and each Company formed or acquired in the future to) (a) establish and maintain one or more lockboxes and/or accounts (the "Lockbox Accounts") with the Agent (the maintenance of which shall be subject to such rules and regulations as the Agent shall from time to time specify), (b) grant security interests to the Agent for the benefit of the Agent, the Issuing Banks and the Banks in each such Lockbox Account and the related deposit accounts by executing one or more, as appropriate, assignments in substantially the form of Exhibit "G" hereto, and (c) promptly notify all of their respective accounts receivable obligors hereafter to direct all payments on such accounts receivable directly into one of the Lockbox Accounts. At any time while a Default does not exist and will not occur as a result of any withdrawal, then (and at all other times to the extent required by applicable law), the Companies may have full access to their respective Lockbox Accounts and may withdraw from their respective Lockbox Accounts in the amounts then remaining in excess of the minimum deposit required to keep such account active. While an Event of Default exists, the Agent may, without prior notice or demand, take and apply against the Obligations for the pro rata benefit of the Banks any and all funds then or thereafter on deposit in any one or more Lockbox Accounts.

         Section 6.3 Guaranties. Borrower shall cause (a) the presently existing Companies jointly and severally (without limit) to guarantee full payment and performance of the Obligations, and (b) each Company formed or acquired in the future to execute and deliver to the Agent on demand a guarantee of the full payment and performance of the Obligations, pursuant to the respective Guaranties.

         Section 6.4 Setoff. If an Event of Default shall have occurred and is continuing, the





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 27

Agent, Issuing Banks and each Bank are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, Issuing Banks or such Bank to or for the credit or the account of the Borrower (other than trust fund accounts held by the Borrower for the benefit of non-Affiliates) against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes, or any other Loan Document, irrespective of whether or not the Agent, the Issuing Banks or such Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and although such obligations may be unmatured. As further security for the Obligations, Borrower hereby grants to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a security interest in all money, instruments and other property of Borrower (other than trust fund accounts held by the Borrower for the benefit of non-Affiliates) now or hereafter held by the Agent. In addition to the right of setoff and as further security for the Obligations, Borrower hereby grants to the Agent for the benefit of the Agent, the Banks and the Issuing Banks a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower (other than trust fund accounts held by the Borrower for the benefit of non-Affiliates) now or hereafter on deposit with or held by the Agent and all other sums at any time credited or owing from the Agent, the Banks or the Issuing Banks to the Borrower. The rights and remedies of the Agent, Issuing Banks and each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, the Issuing Banks and the Banks may have.

                                  ARTICLE VII

                              Conditions Precedent

         Section 7.1 Initial Loans. The obligation of each Bank to make its initial Loan or of any Issuing Bank to issue the initial Letter of Credit is subject to the condition precedent that the Agent shall have received on or before the day of such Loan or issuance all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

             (a) Resolutions. Resolutions of the Board of Directors of each of the Companies certified by a Secretary or an Assistant Secretary of such Company which authorize the execution, delivery, and performance by such Company of the Loan Documents to which such Company is or is to be a party;

             (b) Incumbency Certificate. A certificate of incumbency of each of the Companies certified as of the Closing Date by the Secretary or an Assistant Secretary of such Company certifying the names of the officers of such Company authorized to sign this Agreement and each of the other Loan Documents to which such Company is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

             (c) Articles or Certificate of Incorporation. The articles or certificate of incorporation, as applicable, of each of the Companies certified by the Secretary of State of such Company's jurisdiction of incorporation as of a current date acceptable to the Agent;

             (d) Bylaws. A certificate for each Company certified by the Secretary or an Assistant Secretary of such Company certifying that the bylaws of each of the Companies have not been amended or modified since October 31, 1996 and are still in full force and effect;





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 28

             (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of each of the Companies as to the existence and good standing of such Company, each dated a current date acceptable to the Agent;

             (f) Revolving Credit Notes. The Revolving Credit Notes executed by Borrower;

             (g) Security Agreements. The Security Agreements executed by the respective Companies;

             (h) Guaranties.  The Guaranties executed by each Guarantor;

             (i) Pledge Agreement.  The Pledge Agreement executed by Borrower;

             (j) Stock Certificates. The original stock certificates evidencing the stock pledged pursuant to the Pledge Agreement, together with stock powers duly executed in blank;

             (k) Financing Statements. Uniform Commercial Code financing statements executed by the Companies and covering such Collateral as the Agent may request;

             (l) Assignments of Deposit Accounts. Assignments of deposit accounts, executed by the appropriate parties in accordance with
         Section 6.2;

             (m) Senior Note Offering. Evidence satisfactory to the Agent that the Borrower shall have received at least $76 million in proceeds from the sale of the Senior Notes and a portion of such proceeds shall have been utilized by Borrower on the Closing Date to satisfy in full all obligations, indebtedness and liabilities of the Borrower and HealthCor (other than the contingent reimbursement obligations in respect of the Existing Letters of Credit) under the Existing Credit Agreement;

             (n) Senior Note Documents. On or prior to the Closing Date, there shall have been delivered to the Banks true and correct copies of the Senior Note Documents and all terms and conditions of the Senior Note Documents (including, without limitation, maturity, interest rate, covenants, defaults and remedies) shall be in form and substance satisfactory to the Agent and Required Banks;

             (o) Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement (herein so called) in substantially the form of Exhibit "H" hereto, executed by the Companies;

             (p) Corporate Structure. The corporate structure of Borrower and its Subsidiaries shall be satisfactory to the Agent and the Required Banks;

             (q) Material Adverse Change. No material adverse change shall have occurred since the date of the most recent consolidated financial statements delivered by Borrower to the Agent, in the financial condition, business, operations, or prospects of the Borrower or in its assets, liabilities and properties and there shall be no material threatened or pending litigation adversely affecting its property;

             (r) Insurance Policies. Copies of all insurance policies required by Section 9.5, together with insurance certificates evidencing such policies and showing the Agent as an additional insured and loss payee;





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

             (s) UCC Searches. The results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against the Companies in such jurisdictions as the Agent shall determine;

             (t) Existing Credit Agreement. On or prior to the Closing Date, the commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been paid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereunder shall have been paid in full, all letters of credit issued thereunder shall have been incorporated hereunder as Letters of Credit, and all other amounts owing to the banks thereunder shall have been repaid in full, and the Agent shall have received evidence thereof in form, scope and substance satisfactory to it;

             (u) Lien Releases. Executed UCC-3 Termination Statements or Assignments and other Lien releases that release or assign to the Agent all Liens held by holders of Funded Debt not constituting Permitted Debt and all other Liens that do not constitute Permitted Liens;

             (v) Opinion of Counsel. Favorable opinions of in-house legal counsel to the Companies and outside legal counsel to the Companies, Akin, Gump, Strauss, Hauer & Feld LLP, which taken together, address each of the matters set forth in Exhibit "I" hereto, and such other matters as the Agent may reasonably request;

             (w) Fees. Evidence that the Borrower shall have paid to the Agent and the Banks all fees to the extent then due referred to in the Agent's Fee Letter;

             (x) Attorneys' Fees and Expenses. Evidence that the costs, fees and expenses (including attorneys' fees) referred to in the Agent's Fee Letter and in Section 14.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 7.2 All Loans. The obligation of each Bank to make any Loan or of any Issuing Bank to issue any Letter of Credit (including the initial Loan or issuance) is subject to the following additional conditions precedent:

             (a) Request for Loan or Letter of Credit. The Agent or the Issuing Bank shall have received, in accordance with Section 4.1 or 3.3, as the case may be, a Loan Request Form or Letter of Credit Request Form, dated the date of such Loan or Letter of Credit, executed by an authorized officer of the Borrower;

             (b) No Default. No Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit, as the case may be;

             (c) Representations and Warranties. All of the representations and warranties contained in Article VIII hereof and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date; and

             (d) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 30

                                  ARTICLE VIII

                         Representations and Warranties

         To induce the Agent, the Issuing Banks and the Banks to enter into this Agreement, Borrower represents and warrants to the Agent, the Issuing Bank and the Banks that:

         Section 8.1 Corporate Existence. Each Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Borrower has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party. Each Guarantor has the corporate power and authority to execute, deliver, and perform its obligations under its Guaranty and the other Loan Documents to which it is or may become a party.

         Section 8.2 Financial Statements. Borrower has delivered to the Agent audited consolidated financial statements of the Companies as at and for the fiscal year ended December 31, 1996, and unaudited consolidated and consolidating financial statements of the Companies for the nine (9)-month period ended September 30, 1997. Such financial statements have been prepared in accordance with GAAP (subject to year end adjustments and disclosures in the case of unaudited interim financial statements), and fairly present in all material respects, on a consolidated and consolidating basis, the financial condition of the Companies as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. None of the Companies has any material obligations or liabilities (direct, indirect, contingent or liquidated), liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments required by GAAP to be reflected therein that are not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of any of the Companies since the effective date of the most recent financial statements referred to in this Section.

         Section 8.3 Corporate Action; No Breach. The execution, delivery, and performance by each Company of this Agreement and the other Loan Documents to which such Company is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of such Company and do not and will not
(a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation or bylaws of such Company, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, which violation or conflict could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (iii) any material agreement or instrument to which such Company is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien (except as provided in Article VI) upon any of the revenues or assets of such Company.

         Section 8.4 Operation of Business. Each Company possesses all licenses, permits,





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 31 franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and no Company is in violation of any valid rights of others with respect to any of the foregoing, which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the abilities of the Companies to pay and perform the Obligations. Without in any way limiting the foregoing, (a) Borrower is (and each Company is, except to the extent that it would not have a material adverse effect on the business, condition [financial or otherwise], operations, prospects, or properties of such Company) an accredited, licensed, registered, or certified, as the case may be, healthcare provider with the appropriate Healthcare Regulators where the nature and extent of its business require, and
(b) each Company has obtained and possesses all requisite licenses and permits from and has registered with all of the appropriate Governmental Authorities as necessary for such Company to distribute or dispense drugs or controlled substances, to the extent such Company does so, including without limitation, the Drug Enforcement Agency of the United States Department of Justice and the Texas Department of Public Safety except to the extent that the failure to obtain or possess any such license would not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the abilities of the Companies to pay and perform the Obligations.

         Section 8.5      Litigation and Judgments.  Except as disclosed on
Schedule 2 hereto, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting any Company, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company or the ability of the Companies to pay and perform the Obligations. There are no outstanding judgments against any Company.

         Section 8.6 Rights in Properties; Liens. Each Company has good and indefeasible title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of the properties, assets, or leasehold interests of any Company is subject to any Lien, except the Permitted Liens.

         Section 8.7 Enforceability. This Agreement constitutes, and the other Loan Documents, when delivered, shall constitute the legal, valid, and binding obligations of the respective Companies that are party thereto, enforceable against the respective Companies in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

         Section 8.8 Approvals. No authorization, approval, or consent of, and no registration with, any Governmental Authority or third party is or will be necessary for the execution or delivery by the Companies of the respective Loan Documents to which they are or may become a party or for the validity or enforceability thereof.

         Section 8.9 Debt. The Companies have no Funded Debt, except as disclosed on Schedule 3 hereto.

         Section 8.10 Taxes. Each Company has filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and has paid all of its liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, except (i) any such taxes, assessments, levies, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 32 and with respect to which adequate reserves in accordance with GAAP have been established on the books of such Company, and (ii) where failure to pay state taxes does not and will not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of any Company, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations. Borrower knows of no pending investigation of any Company by any taxing authority or of any pending but unassessed tax liability of any Company.

         Section 8.11 Use of Proceeds; Margin Securities. None of the Companies is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. Each Company is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. No Company or ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. Each Company and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. No Company or ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         Section 8.13 Disclosure. No statement, information, report, representation, or warranty made by any Company in this Agreement or in any other Loan Document or furnished to the Agent, any Issuing Bank or any Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower which has a material adverse effect, or which could reasonably be expected to have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of any Company that has not been disclosed in writing to the Agent, the Issuing Banks and the Banks.

         Section 8.14 Subsidiaries. Borrower has no Subsidiaries other than those listed on Schedule 1 hereto, and Schedule 1 sets forth the jurisdiction of incorporation of each Subsidiary and the percentage of Borrower's ownership of the outstanding voting stock of each Subsidiary. All of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid, and is nonassessable.

         Section 8.15 Agreements. No Company is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction the compliance with which is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Company, or the ability of such Company to pay and perform its obligations under the Loan Documents to which it is a party. No Company is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Company.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

         Section 8.16     Compliance with Laws; Environmental Liabilities.
No Company is in violation in any material respect of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including without limitation any Environmental Laws. No Company is aware of, nor has any Company received notice of, any conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Company that has given or could reasonably be expected to give rise to any Environmental Liabilities of any Company, and no Lien arising under any Environmental Law has attached to any property or revenues of any Company.

         Section 8.17 Fraud and Abuse. None of the Companies, and to Borrower's knowledge, none of the officers, directors, agents, and employees of any of the respective Companies, have engaged in any activities that are prohibited under 42 U.S.C. Section 1320a-7b, known as the anti-kickback statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations (including, but not limited to, Texas Health & Safety Code Section 161.091), including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or knowingly and willfully offering or paying such remuneration as an inducement (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, or other government program or (b) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid, or other government program.

         Section 8.18 Self Referral. None of the Companies, and to Borrower's knowledge none of the officers, directors, agents, and employees of any of the respective Companies, have engaged in any activities that are prohibited under 42 U.S.C. Section 1395nn, known as the self-referral or Stark statute, or the regulations promulgated thereunder, or related or similar state or local statutes or regulations. The Companies' respective businesses currently are conducted in a manner that will not violate 42 U.S.C. Section 1395nn as amended and to be effective January 1, 1995.

                                   ARTICLE IX

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, Borrower will perform and observe the following positive covenants:





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 34

         Section 9.1 Reporting Requirements. The Borrower will furnish to the Agent, the Issuing Banks and each Bank:

             (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 1997, a copy of the annual audit report of the Companies for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by and accompanied by the unqualified opinion of, independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP and presents fairly in all material respects the financial conditions and results of operations of the Companies;

             (b) Quarterly and Monthly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter and each calendar month, a copy of an unaudited financial report of the Companies as of the end of such quarter or month, as the case may be and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly present in all material respects (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of the Companies, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

             (c) Compliance Certificate.

                 (i) Concurrently with the delivery of each of the financial statements referred to in subsection 9.1(a), and within forty-five
             (45) days after the end of each fiscal quarter, a compliance certificate of the chief financial officer or chief executive officer of the Companies in substantially the form of Exhibit "K" hereto;

                 (ii) The Agent and the Banks hereby acknowledge and agree that the Borrower shall only be required to test compliance with Sections 11.1, 11.2, 11.3 and 11.4 as of the last day of each fiscal quarter or year of the Borrower, provided that the Borrower hereby acknowledges and agrees that (x) if it has actual knowledge of any Default or Event of Default under Section 11.1, 11.2, 11.3 or 11.4 at any time it shall give notice thereof to the Agent and the Banks pursuant to Section 9.1(g) and (y) if the Agent or the Required Banks reasonably believe that the Borrower is not in compliance with Section 11.1, 11.2, 11.3 or 11.4 at any time, the Agent or the Required Banks, as the case may be, may request that the Borrower demonstrate (in which case the Borrower hereby agrees to promptly demonstrate) (in reasonable detail) whether the Borrower is in compliance with Section 11.1, 11.2, 11.3 and/or 11.4, as the case may be at such time;

             (d) Accounts Receivable Report. Concurrently with the delivery of each of the financial statements referred to in subsection 9.1(b), an accounts receivable report in form and detail satisfactory to the Agent and the Required Banks;





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 35

             (e) Regulatory Noncompliance. Promptly, notice of any investigation or claim in respect of any Company's status as a provider by or before any Health Care Regulator that is not resolved in favor of such Company in the exit interview or that results in notification to any Company that it is out of compliance and that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Company;

             (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Company seeking $100,000 or more in damages or which, if determined adversely to such Company, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Company;

             (g) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

             (h) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that is reasonably likely to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company;

             (i) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any Company shall file with the Securities and Exchange Commission or any successor thereto or deliver to holders of its Funded Debt which principal amount equals or exceeds $2,000,000 pursuant to the terms of the documentation governing such Funded Debt (or any trustee, agent or other representative therefor);

             (j) Annual Projections. As soon as available, and in any event within forty-five (45) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1997, financial projections for the Borrower and its Subsidiaries, prepared on a quarter by quarter basis and in form and substance reasonably satisfactory to the Agent;

             (k) General Information. Promptly, such other information concerning the Companies as the Agent or any Bank may from time to time reasonably request.

         Section 9.2        Maintenance of Existence; Conduct of Business.
Borrower will preserve and maintain, and will cause each Company to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except where the failure to do so does not and will not have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of any Company, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations. Without in any way limiting the foregoing, the Borrower will preserve and maintain, and will cause each Company to preserve and maintain its status as an approved provider with all the Health Care Regulators and other applicable Governmental Authorities where the failure to do so would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties.

         Section 9.3 Maintenance of Properties. Borrower will maintain, keep, and preserve, and cause each Company to maintain, keep, and preserve, all of its properties (tangible and intangible)





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 36 necessary or useful in the proper conduct of its business in good working order and condition, unless the failure to do so would not have a material adverse effect on the Borrower's or such Company's business, condition (financial or otherwise), operations, prospects, or properties.

         Section 9.4 Taxes and Claims. Borrower will pay or discharge, and will cause each Company to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Company shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established; provided, further that with respect to taxes in an aggregate amount in excess of $100,000, the conditions of Permitted Liens as described in Section 10.2 shall exist and notice shall have been given to the Agent and the Banks.

         Section 9.5 Insurance. Borrower will maintain, and will cause each of the Companies to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which Borrower and the Companies operate, provided that in any event Borrower will maintain and cause each Company to maintain property and casualty insurance coverage for each Company of at least $1,000,000 per incident and $2,000,000 maximum coverage and medical malpractice liability coverage for each Company of at least $1,500,000 per incident and $3,000,000 maximum coverage. Each insurance policy covering Collateral or general liability shall, within ten (10) Business Days following the Closing Date, name the Agent as loss payee or as an additional insured, as applicable, and shall provide that such policy will not be cancelled or reduced without thirty (30) days' prior written notice to the Agent. The Borrower shall at all times keep and maintain the insurance coverage on the lives of S. Wayne and Cheryl C. Bazzle described in Section 6.1. Additional covenants with respect to insurance coverage are set forth in Section 3.6 of the Security Agreements.

         Section 9.6 Inspection Rights. At any reasonable time and from time to time, the Borrower will permit, and will cause each Company to permit, representatives of the Agent, the Issuing Bank and each Bank to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers and independent certified public accountants.

         Section 9.7 Keeping Books and Records. Borrower will maintain, and will cause each Company to maintain, proper books of record and account in which entries in conformity with GAAP (subject to year-end adjustments and disclosures) shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8 Compliance with Laws. Borrower will comply, and will cause each Company to comply, in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, except where the failure to comply would not have a material adverse effect on the Borrower's or such Company's business, condition (financial or otherwise), operations, prospects or properties.

         Section 9.9 Compliance with Agreements. Borrower will comply, and will cause each Company to comply with all agreements, contracts, and instruments binding on it or affecting its properties or business, except where the failure to comply would not have a material adverse effect on the Borrower's or such Company's business, condition (financial or otherwise), operations, prospects or properties.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 37

         Section 9.10 Further Assurances. Borrower will, and will cause each Company to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Agent for the benefit of the Agent, the Issuing Banks and the Banks in the Collateral.

         Section 9.11 ERISA. Borrower will comply, and will cause each Company to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 9.12 Security Agreements; Guaranties. Borrower shall cause each Person that becomes a Company after the date hereof to execute and deliver to the Agent a Security Agreement and a Guaranty within thirty (30) days after the date such Person becomes a Company. Contemporaneously with the execution and delivery of such Security Agreement and Guaranty, Borrower shall cause all outstanding capital stock of such Company to be pledged to the Agent pursuant to a counterpart of the Pledge Agreement and deliver to the Agent such other documents as the Agent may reasonably request.

                                   ARTICLE X

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, Borrower will perform and observe the following negative covenants:

         Section 10.1 Funded Debt. Borrower will not incur, create, assume, or permit to exist, and will not permit any Company to incur, create, assume, or permit to exist, any Funded Debt, except the following (herein referred to as "Permitted Debt"):

             (a) Funded Debt to the Agent, the Banks and the Issuing Banks pursuant to the Loan Documents;

             (b) Funded Debt under the Senior Notes in an aggregate principal amount not to exceed $80,000,000;

             (c) Funded Debt in an aggregate amount not to exceed $2,000,000 at any time outstanding;

             (d) Funded Debt of any Company to any other Company, so long as each such Company shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code Financing Statements, assignment of deposit accounts, and a Guaranty in accordance with
         Article VI, shall be a party to the Contribution and Indemnification Agreement, and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require;

             (e) Purchase money indebtedness of any Company representing the purchase price of equipment, that is secured by the asset purchased; provided that the principal amount of such indebtedness does not exceed the purchase price of the equipment acquired





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 38 and the Lien does not attach to any other asset of any Company; capital leases so long as such leases do not cover any property other than the property acquired in connection therewith, together with renewals and extensions thereof; and

             (f) Existing Funded Debt described on Schedule 3 hereto.

         Section 10.2 Limitation on Liens. Borrower will not incur, create, assume, or permit to exist, and will not permit any Company to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following (herein referred to as "Permitted Liens"):

             (a) Existing Liens on the property described on Schedule 4 hereto to secure Permitted Debt;

             (b) Liens in favor of the Agent for the benefit of the Agent, the Banks and the Issuing Banks to secure the Obligations;

             (c) Purchase money Liens securing Funded Debt permitted by Section 10.1(e) and capital leases so long as such Liens or leases, as the case may be, do not cover any property other than the property acquired in connection therewith, together with renewals and extensions thereof;

             (d) Encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of such Borrower or the Subsidiaries to use such assets in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

             (e) The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens for taxes, assessments, or other governmental charges which are not yet due and payable;

             (f) The following to the extent no Lien has been filed in any jurisdiction or agreed to: Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business; and landlord's Liens for rental not yet due and payable and which, to the extent the same encumbers any of the Collateral, has been waived or subordinated to the extent required by the Security Agreements;

             (g) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Funded Debt), or leases made in the ordinary course of business, not in excess of 10% of the aggregate amount due thereunder;

             (h) The following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, any thereof covering any Collateral must be subordinate to all Liens in favor of the Agent, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 39 impair the use thereof in the operation of its business: Claims and Liens for taxes, assessments and other governmental charges due and payable; claims and Liens upon, and defects of title to, real or personal property (other than any of the Collateral), including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and adverse judgments on appeal;

             (i) Liens on the capital stock of any Subsidiary acquired after the date of this Agreement in a transaction permitted hereunder, securing all or part of the purchase price thereof to the seller, so long as either (i) the indebtedness secured thereby is subordinated to the Obligations in the manner and to the extent satisfactory to the Agent and the Required Banks and such Subsidiary shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, and assignment of deposit accounts, and a Guaranty in accordance with Article VI and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate names and jurisdictions as the Agent may require, or
         (ii) the indebtedness secured thereby was incurred in connection with an acquisition, no portion of the purchase price of which was financed with funds advanced by the Banks pursuant to this Agreement;

             (j) Liens securing indebtedness for the purchase price of equipment; provided that any such Lien shall attach only to the asset purchased; and

             (k) Financing Statements filed in connection with operating lease transactions described in Uniform Commercial Code search reports previously furnished to the Agent.

         Section 10.3 Mergers, Etc. Borrower will not, and will not permit any Company to, form any new Subsidiary, become a party to a merger or consolidation, or purchase or otherwise acquire or commit to purchase or acquire all or any part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, or wind-up, dissolve, or liquidate; provided, however, that each Company shall be permitted to (a) form a new Subsidiary which shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, (b) subject to the provisions of Section 10.5, merge or consolidate with any Person if the surviving Person shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI and, if such Person was not a party thereto, an addendum to the Contribution and Indemnification Agreement by which such Person is made a party thereto and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate new names and jurisdictions as the Agent may require, and (c) purchase or acquire or commit to purchase or acquire assets of or any shares or other evidence of beneficial ownership of any Person to the extent permitted by
Section 10.5, provided that each Subsidiary so acquired shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto and shall have delivered to the Agent Uniform Commercial Code Lien searches and tax and judgment Lien searches for all appropriate new names and jurisdictions as the Agent may require.

         Section 10.4 Restricted Payments. Borrower will not declare or pay any dividends or





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 40 make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of the Companies to purchase or otherwise acquire any capital stock of another Company, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock, except for any loan, advance, extension of credit, capital contribution, or distribution (which includes, with respect to the equity securities issued by any Company, the retirement, redemption, or purchase of such shares or the declaration or payment of any dividend by that Company) by any Company to any other Company so long as each of the Companies shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI, shall be a party to the Contribution and Indemnification Agreement and shall have delivered to the Agent all Uniform Commercial Code, tax and judgment lien searches required by the Agent.

         Section 10.5 Loans and Investments. Borrower will not make, and will not permit any Company to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase or own, or permit any Company to purchase or own, any stock, bonds, notes, debentures, or other securities of, any Person, except for the following (collectively, the "Permitted Investments"):

             (a) Investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition;

             (b) Certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof and having (i) combined capital, surplus, and undivided profits of not less than $100,000,000 and (ii) a commercial paper rating from Moody's Investors Service, Inc., or Standard & Poor's Corporation of at least P-1 and A-1, respectively;

             (c) Eurodollar investments with financial institutions having (i) combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (ii) a commercial paper rated at least P-1 or A-1 by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of at least A or BAA-1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

             (d) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
         (a) through (c) above;

             (e) Extensions of credit in connection with trade receivables and overpayments of trade payables and prepaid expenses, in each case resulting from transactions in the ordinary course of business;

             (f) Any loan, advance, extension of credit, capital contribution, or distribution (which includes, with respect to the equity securities issued by any Company, the retirement, redemption, or purchase of such shares or the declaration or payment of any dividend by that Company) by any Company to any other Company so long as each of the Companies shall have executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI, shall be a party to the Contribution and Indemnification Agreement and shall have delivered to the Agent all Uniform Commercial Code, tax and judgment lien searches required by the Agent;





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 41

             (g) Investments in the Companies listed on Schedule 2 and any increase in the value of such investments; and

             (h) Acquisitions of assets of any Person, so long as (i) no Default is then continuing or would result from such acquisition, and
         (ii)(A) the total consideration - cash and noncash - for such acquisition paid or to be paid by the Companies is not more than $5,000,000, or (B)(x) the total consideration - cash and noncash - for such acquisition paid or to be paid by the Companies is not more than $10,000,000, (y) no Revolving Credit Loans are then outstanding, and
         (z) no Revolving Credit Loans will be outstanding immediately following the consummation of such acquisition;

             (i) Acquisition of any new Subsidiary, so long as (i) such Subsidiary has executed and delivered to the Agent a Security Agreement, Uniform Commercial Code financing statements, an assignment of deposit accounts, and a Guaranty in accordance with Article VI and an addendum to the Contribution and Indemnification Agreement by which such Subsidiary is made a party thereto, and has delivered to the Agent Uniform Commercial Code lien searches and tax and judgment lien searches for all appropriate names and jurisdictions as the Agent may require, (ii) no Default is then continuing or would result from such acquisition, and (iii)(A) the total consideration - cash and noncash - for each such acquisition paid or to be paid by the Companies is not more than $5,000,000, or (B)(x) the total consideration - cash and noncash - for such acquisition paid or to be paid by the Companies is not more than $10,000,000, (y) no Revolving Credit Loans are then outstanding, and (z) no Revolving Credit Loans will be outstanding immediately following the consummation of such acquisition; and

             (j) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and
         (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above.

         Section 10.6 Limitation on Issuance of Subsidiaries' Capital Stock. Borrower will not, and will not permit any of the Companies to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock,
(b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock; provided, however, that the following shall be permitted so long as no Default exists or would occur as a result thereof: (i) options for the purchase of common stock issued to employees of the Companies, (ii) Borrower may issue common stock, warrants for common stock, or debt convertible into common stock to a seller in connection with an acquisition permitted by Section 10.5, and (iii) the issuance and sale of stock to the HealthCor Employee Stock Ownership Plan.

         Section 10.7 Transactions With Affiliates. Borrower will not enter into, and will not permit any Company to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or such Company, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

         Section 10.8 Disposition of Assets. Borrower will not and will not permit any Company to, sell, lease, assign, transfer, or otherwise dispose of any of its assets, except dispositions of old,





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 42 worn out or obsolete equipment in the ordinary course of business.

         Section 10.9 Sale and Leaseback. Borrower will not enter into, and will not permit any Company to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person.

         Section 10.10 Prepayment of Funded Debt. Borrower will not prepay, and will not permit any Company to prepay or redeem prior to the stated maturity thereof, any Funded Debt, except the Obligations.

         Section 10.11 Nature of Business. Borrower will not and will not permit any Company to, engage in any business not reasonably related to the businesses in which it is engaged on the date hereof.

         Section 10.12 Environmental Protection. Borrower will not, and will not permit any Company to, (a) use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a release or threatened release of any Hazardous Material, or (d) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or Company would be responsible.

         Section 10.13 Accounting. Borrower will not, and will not permit any Company to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Agent.

         Section 10.14 Compensation. Borrower will not pay, and will not permit any Company to pay, to S. Wayne Bazzle or Cheryl C. Bazzle, or either of them, any cash compensation (including salary, bonus and other cash compensation) which would cause the aggregate combined cash compensation of S. Wayne Bazzle and Cheryl C. Bazzle to be greater than $750,000 during any fiscal year of the Borrower.

         Section 10.15 Modification of Senior Note Documents. Borrower will not amend, supplement or otherwise modify any provisions of the Senior Note Documents if such amendment, supplement or modification (a) shortens the fixed maturity or increases the amount of, or shortens the time for payment of interest on, or increases the amount or shortens the time for payment of any principal or premium payable whether at maturity, at a date fixed for payment or by acceleration or otherwise, or increases the amount of, or accelerates the time for payment of, any fees payable in connection therewith, (b) relates to the affirmative or negative covenants, events of default or remedies under the Senior Note Documents and the effect of which is to subject Borrower to more onerous or restrictive provisions, or (c) otherwise adversely affects the interests of the Banks as senior creditors or the interest of the Banks under this Agreement or the Loan Documents.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 43

                                   ARTICLE XI

                              Financial Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder or any Issuing Bank has any obligation to issue Letters of Credit hereunder, Borrower will perform and observe the following financial covenants subject to Section 9.1(c)(ii):

         Section 11.1 Funded Debt to EBITDAA Ratio. Borrower will not permit the Funded Debt to EBITDAA Ratio for any four quarter period calculated as of the last day of a fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter below at any time during such quarter; provided, however, notwithstanding the foregoing, Borrower will not permit the Funded Debt to EBITDAA Ratio for any four quarter period to exceed 3.50 to 1.00 at any time after the Borrower's Funded Debt to Pre-Compliance EBITDAA is less than 3.50 to 1.00:





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 44

         FISCAL QUARTER                   RATIO
         --------------                   -----
            12/31/97                    4.25:1.00
            3/31/98                     4.25:1.00
            6/30/98                     4.00:1.00
            9/30/98                     4.00:1.00
            12/31/98                    4.00:1.00
            3/31/99                     3.75:1.00
            6/30/99                     3.75:1.00
            9/30/99                     3.75:1.00
            12/31/99                    3.75:1.00
            3/31/00                     3.50:1.00
         and thereafter

         Section 11.2 Consolidated Net Worth. Borrower will at all times maintain or cause to be maintained Consolidated Net Worth in an amount not less than the sum of (a) eighty percent (80%) of the Consolidated Net Worth as of December 31, 1996, plus (b) fifty percent (50%) of the consolidated net income of the Companies (to the extent positive) for each fiscal year after 1996, plus (c) one hundred percent (100%) of the net proceeds received by the Companies from the sale or issuance of equity securities.

         Section 11.3 Interest Coverage Ratio. Borrower will not permit the Interest Coverage Ratio for any four quarter period calculated as of the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below at any time during such quarter:

         FISCAL QUARTER                   RATIO
         --------------                   -----
            12/31/97                    1.50:1.00
            3/31/98                     1:50:1.00
            6/30/98                     1.50:1.00
            9/30/98                     1.50:1.00
            12/31/98                    1.50:1.00
            3/31/99                     2.00:1.00
            6/30/99                     2.00:1.00
            9/30/99                     2.00:1.00
            12/31/99                    2.00:1.00
            3/31/00                     2.25:1.00
         and thereafter

         Section 11.4 Funded Debt to Capitalization Ratio. Borrower will not at any time permit the ratio of (a) Funded Debt of the Companies to
(b) the sum of Funded Debt of the Companies, plus Consolidated Net Worth to be greater than seventy percent (70%) prior to June 29, 1998, and sixty-five percent (65%) thereafter.

                                  ARTICLE XII

                                    Default

         Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 45

             (a) Borrower shall fail to pay (i) any principal of the Obligations when due, or (ii) any interest or other part of the Obligations within five (5) days after the date due.

             (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

             (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in
         Article X, or Article XI of this Agreement.

             (d) Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations and the covenants contained in Articles X and XI of this Agreement) and such failure shall continue for a period of thirty (30) days after notice thereof to Borrower or Borrower or Obligated Party otherwise has notice thereof.

             (e) Borrower, any Company, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

             (f) An involuntary proceeding shall be commenced against Borrower, any Company, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

             (g) Borrower, any Company, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) against any of its assets or properties.

             (h) A final judgment or judgments for the payment of money in excess of One Hundred Thousand Dollars ($100,000) in the aggregate shall be rendered by a court or courts against Borrower, any of the Companies, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and Borrower or the relevant Company or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 46

             (i) Borrower, any Company, or any Obligated Party shall fail to pay when due (after the lapse of any applicable grace periods) any principal of or interest on any Funded Debt the principal amount of which is in excess of Five Hundred Thousand Dollars ($500,000) (other than the Obligations), or the maturity of any such Funded Debt shall have been accelerated, or any such Funded Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Funded Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

             (j) This Agreement or any other Loan Document shall cease to be in full force and effect for a period of ten (10) days other than as a result of a voluntary release or termination, or this Agreement or any other Loan Document shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Company, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby.

             (k) Any of the following events shall occur or exist with respect to any Company or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject any Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed One Hundred Thousand Dollars ($100,000).

             (l) S. Wayne Bazzle and Cheryl C. Bazzle, or either of them, shall transfer, assign, encumber (voluntarily or involuntarily), sell, or convey in any manner more than 10% of the equity securities of Borrower owned or held by S. Wayne Bazzle and Cheryl C. Bazzle, or either of them on the Closing Date.

             (m) There shall occur a material change or changes in the management of the Companies, or any of them. Without in any way limiting the foregoing, a material change in management shall be deemed to have occurred if S. Wayne Bazzle or Cheryl C. Bazzle ceases to be actively involved in the management of the Companies.

             (n) Any Company shall fail to be an accredited, licensed, registered or certified health care provider, as the case may be, as represented and warranted pursuant to Section 8.4.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 47

         Section 12.2 Remedies. If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Banks, shall) do any one or more of the following:

             (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

             (b) Termination of Commitments. Terminate the Commitments and the obligation of the Issuing Banks to issue Letters of Credit hereunder without notice to the Borrower.

             (c) Judgment.  Reduce any claim to judgment.

             (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself, the Issuing Banks and the Banks to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

             (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Subsection (e) or (f) of Section 12.1, the Commitments of all of the Banks and the obligation of the Issuing Banks to issue Letters of Credit shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 12.3 Letters of Credit. If any Event of Default shall occur and be continuing, Borrower shall, if requested by the Agent (either acting on its own or at the request of the Required Banks), immediately deposit with and pledge to the Agent cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations. Furthermore, in order to continue to secure the full and complete payment and performance of the Obligations arising in connection with the Letter of Credit Liabilities that continue to be outstanding after acceleration of the other Obligations or the exercise of other rights after the occurrence of an Event of Default, the Agent may do either or both of the following: (a) segregate such Collateral or accounts and other property as the Agent may in its sole discretion select, and (b) retain and deposit into one or more cash collateral accounts any proceeds received by the Agent from the foreclosure of Collateral, exercise of rights of offset or banker's lien, or exercise of other rights.

         Section 12.4 Performance by the Agent. If Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Banks, perform or attempt to perform such covenant or agreement on behalf of Borrower. In such event, Borrower shall, at the request of the Agent, promptly pay any amount expended by the Agent or the Banks in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Applicable Rate from and including the date of such expenditure to but excluding the date of the Agent's





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 48 request for payment, and from and including the date of such request for payment until such expenditure is paid in full, at the Default Rate. Notwithstanding the foregoing, it is expressly agreed that neither the Agent, any Issuing Bank nor any Bank shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                  ARTICLE XIII

                                   The Agent

         Section 13.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Banks and the Issuing Banks hereby irrevocably appoint and authorize TCB to act as their Agent hereunder and under each of the other Loan Documents. TCB hereby consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Banks and the Issuing Banks authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Banks and the Issuing Banks, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Banks and the Issuing Banks:

             (a) To receive on behalf of each of the Banks and the Issuing Banks any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Bank and/or Issuing Bank its share of all payments so received as provided in this Agreement;

             (b) To receive all documents and items to be furnished under the Loan Documents;

             (c) To act as nominee for and on behalf of the Banks and the Issuing Banks in and under the Loan Documents;

             (d) To arrange for the means whereby the funds of the Banks are to be made available to the Borrower;

             (e) To distribute to the Banks and the Issuing Banks information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

             (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Banks and the Issuing Banks;

             (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Bank and Issuing Bank all rights and remedies of the Banks and the Issuing Banks upon the occurrence of any Event of Default;

             (h) To accept, execute, and deliver the Security Agreements, the Pledge Agreement and any and all other security documents as the secured party, including, without limitation all UCC financing statements; and

             (i) To take such other actions as may be contemplated by the Loan Documents





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 49 or requested by Required Banks or, if otherwise required by the Loan Documents, all of the Banks. To take all such actions incidental thereto.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to the Agent;
(ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Bank or Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Banks; (iv) shall not be responsible to the Banks or the Issuing Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Banks (unless otherwise required by this Agreement), and such instructions of Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 13.2 Rights of Agent as a Bank. With respect to its Commitments, the Loans made by it and the Note issued to it, TCB in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent or an Issuing Bank, as the case may be, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank or Issuing Bank) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of the Companies, any other Obligated Party, and any other Person who may do business with or own securities of Borrower, any Company, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Banks or the Issuing Banks.

         Section 13.3 Sharing of Payments, Etc. If any Bank shall obtain any payment of any principal of or interest on any Loan made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by Borrower or any other Obligated Party to such Bank, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Bank shall promptly purchase from the other Banks participations in the Loans held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 50

Bank to share the excess payment ratably with each of the other Banks in accordance with its pro rata portion thereof. To such end, all of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Loans made by the other Banks may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans to Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

         Section 13.4      INDEMNIFICATION. THE BANKS HEREBY AGREE TO
INDEMNIFY THE AGENT AND THE ISSUING BANKS FROM AND HOLD THE AGENT AND THE ISSUING BANKS HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS
14.1 AND 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 14.1 AND 14.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT OR ANY ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT OR AN ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR SUCH ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE BANKS THAT THE AGENT AND THE ISSUING BANKS SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT OR SUCH ISSUING BANK. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH BANK AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANKS PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT OR AN ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR SUCH ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 13.5 Independent Credit Decisions. Each Bank agrees that it has independently and without reliance on the Agent, any Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 51

Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, any Issuing Bank or any other Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall have no duty or responsibility to provide the Issuing Banks or any Bank with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

         Section 13.6 Several Commitments. The Commitments and other obligations of the Banks under this Agreement are several. The default by any Bank in making a Loan in accordance with its Commitment shall not relieve the other Banks of their obligations under this Agreement. In the event of any default by any Bank in making any Loan, each nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. In no event shall any Bank be required to advance an amount or amounts which shall in the aggregate exceed such Bank's Commitment. No Bank shall be responsible for any act or omission of any other Bank.

         Section 13.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by Required Banks. Upon any such resignation or removal of the Agent, Required Banks will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.

                                  ARTICLE XIV

                                 Miscellaneous

         Section 14.1 Expenses. Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of legal counsel for the Agent, (b) all costs and expenses of the Agent, the Issuing Banks and the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Banks and the Banks, and (c) all other costs and expenses incurred by the Agent in connection with this Agreement or any other Loan Document.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 52

         Section 14.2 INDEMNIFICATION. BORROWER SHALL INDEMNIFY THE AGENT, EACH ISSUING BANK AND EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO
(A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY COMPANY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING; PROVIDED, HOWEVER, NO INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE INDEMNIFIED FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

         Section 14.3 LIMITATION OF LIABILITY. NONE OF THE AGENT, ANY ISSUING BANK, ANY BANK, OR ANY AFFILIATE, OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT THEREOF SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL OR PUNITIVE DAMAGES SUFFERED OR INCURRED BY BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE THE AGENT, ANY ISSUING BANK, OR ANY BANK OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Banks and the Banks shall have the right to act exclusively in the interest of the Agent, the Issuing Banks and the Banks and shall have no





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 53 duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 14.5 No Fiduciary Relationship. The relationship between the Borrower and each Bank is solely that of debtor and creditor, and neither the Agent, any Issuing Bank nor any Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Bank to be other than that of debtor and creditor.

         Section 14.6 No Waiver; Cumulative Remedies. No failure on the part of the Agent, any Issuing Bank or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.7       Successors and Assigns.

             (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
         The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and all of the Banks. Any Bank may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and (v) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Bank's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Bank, (C) any reduction of any commitment fee or other amount payable to such Bank under any Loan Document, (D) any release of Collateral or release of any Guarantor, or (E) any postponement of any date for the payment of any amount payable in respect of the Loans of such Bank.

             (b) The Borrower and each of the Banks agree that any Bank (the "Assigning Bank") may, with the Agent's consent and unless an Event of Default has occurred, the Borrower's consent (except that no consent shall be required with respect to assignments by TCB during the first six months after the date hereof, TCB agreeing to use reasonable efforts to keep the Borrower advised of any potential assignees), which consent of the Borrower shall not be unreasonably withheld or delayed, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Loans) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Bank's Commitment, rights and obligations under this Agreement and the other Loan Documents,
         (ii) except in





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 54 the case of an assignment of all of a Bank's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment of the assigning Bank being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and, except in the case of an assignment to an Affiliate of the Assigning Bank, a processing and recordation fee of $2,500, to be paid by the Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the Loan Documents and (y) the Bank that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Bank's rights and obligations under the Loan Documents, such Bank shall cease to be a party thereto).

             (c) By executing and delivering an Assignment and Acceptance, the Bank that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 8.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
         (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

             (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower,





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 55 the Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower, any Issuing Bank or any Bank at any reasonable time and from time to time upon reasonable prior notice.

             (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit "J" hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a portion of its Commitment, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Note shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto.

             (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Bank by or on behalf of Borrower or its Subsidiaries.

             (g) Any Bank may pledge or assign its Note to any Federal Reserve Bank in accordance with applicable law.

         Section 14.8 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, any Issuing Bank or any Bank or any closing shall affect the representations and warranties or the right of the Agent, any Issuing Bank or any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrowers hereunder, the obligations of the Borrowers under Article V and Sections 14.1 and 14.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 14.9 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 14.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Banks and the Borrower, and each such waiver or





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 56 consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Banks and the Borrower, do any of the following: (a) increase the Commitments of the Banks or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable to the Banks hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable to the Banks hereunder; (d) waive any of the conditions specified in Article VII; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (f) change any provision contained in this
Section 14.11; or (g) release any Collateral or any Guarantor. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to Article XIII hereof without the prior written consent of the Agent and no amendment, waiver, or consent shall be made with respect to Article III hereof without the prior written consent of the Issuing Banks.

         Section 14.11 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.12 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Borrower is a party shall be given or made by telecopy or in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Article II and III shall not be effective until received by the Agent.

         SECTION 14.13 GOVERNING LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 57

OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.12. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUING BANK OR ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY BORROWER AGAINST THE AGENT, ANY ISSUING BANK OR ANY BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 14.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 14.15 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 14.16 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.17 Construction. Each of the Borrower, the Agent, each Issuing Bank and each Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 14.18 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.19 Treatment of Certain Information; Confidentiality. Each Bank, Issuing Bank and the Agent agrees to keep confidential any non-public information supplied to it pursuant to this Agreement that is identified in writing as confidential at the time so supplied, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks, Issuing Banks or the Agent, (iii) to bank examiners, auditors, accountants, or any administrative body or commission to whose jurisdiction such Bank, Issuing Bank or the Agent may be subject, (iv) to the Agent, any Issuing Bank or other Bank, (v) in connection with any litigation between any Obligated Party and any one or more of the Banks, Issuing Banks or the Agent, (vi) to a subsidiary or affiliate





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 58 of such Bank, provided such disclosure is reasonably necessary and such subsidiary or affiliate is made aware of the confidential nature of the information supplied and agrees to comply with the terms of this Section 14.19, or (vii) with the Borrower's written consent; provided, further, that in no event shall any Bank, Issuing Bank or the Agent be obligated or required to return any materials furnished by any Obligated Party.





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:
                                       --------

                                       HEALTHCOR HOLDINGS, INC.


                                       By: /s/ S. WAYNE BAZZLE
                                          -----------------------------------
                                          S. Wayne Bazzle
                                          Chairman of the Board and
                                            Chief Executive Officer


                                       Address for Notices:

                                       8150 North Central Expressway
                                       Suite M-2000
                                       Dallas, Texas  75206
                                       Fax No.:       (214) 692-4666
                                       Telephone No.: (214) 692-4663

                                       Attention:     S. Wayne Bazzle





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 60

                                       AGENT:
                                       -----

                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION


                                       By: /s/ STEVEN T. PRICHETT
                                          -----------------------------------
                                          Steven T. Prichett
                                          Vice President

                                       Address for Notices:

                                       2200 Ross Avenue, 6th Floor
                                       Dallas, Texas   75201
                                       Fax No.:       (214) 922-2384
                                       Telephone No.: (214) 965-3710

                                       Attention:     Mr. Steven T. Prichett
                                                      Vice President





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 61

                                       ISSUING BANK:
                                       ------------

                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION

                                       By: /s/ STEVEN T. PRICHETT
                                          -----------------------------------
                                          Steven T. Prichett
                                          Vice President

                                       Address for Notices:

                                       2200 Ross Avenue, 6th Floor
                                       Dallas, Texas   75201
                                       Fax No.:       (214) 922-2384
                                       Telephone No.: (214) 965-3710

                                       Attention:     Mr. Steven T. Prichett
                                                      Vice President





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 62

                                       BANKS:
                                       -----

                                       TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION



Revolving Credit Commitment:           By: /s/ STEVEN T. PRICHETT
$ 12,500,000      Vice President          -----------------------------------
 ----------------                         Steven T. Prichett

                                       Address for Notices:

                                       2200 Ross Avenue, 6th Floor
                                       Dallas, Texas   75201
                                       Fax No.:        (214) 922-2384
                                       Telephone No.:  (214) 965-3710

                                       Attention:      Mr. Steven T. Prichett
                                                       Vice President

                                       Lending Office for Alternate
                                       Base Rate Loans

                                       2200 Ross Avenue
                                       Dallas, Texas  75201

                                       Lending Office for Eurodollar Loans

                                       2200 Ross Avenue
                                       Dallas, Texas  75201





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 63

                                       HIBERNIA NATIONAL BANK


Revolving Credit Commitment:           By: /s/ STEPHANIE FREEMAN FOR CHRIS PITRE
                                          --------------------------------------
                                          Name: Stephanie Freeman
                                               ---------------------------------
$ 7,500,000                               Title: Banking Officer
 ----------                                     --------------------------------

                                       Address for Notices:

                                       313 Carondelet Street
                                       New Orleans, Louisiana   70130
                                       Fax No.:       (504) 533-5344
                                       Telephone No.: (504) 533-2878

                                       Attention:     Mr. Christopher B. Pitre

                                       Lending Office for Alternate
                                       Base Rate Loans

                                       313 Carondelet Street
                                       New Orleans, Louisiana   70130

                                       Lending Office for Eurodollar Loans

                                       313 Carondelet Street
                                       New Orleans, Louisiana   70130





SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Page 64

                               INDEX TO EXHIBITS


         Exhibit Description of Exhibit                             Section
         ------- ----------------------                             -------
         "A"     Form of Revolving Credit Note                      2.2
         "B-1"   Loan Request Form                                  4.1
         "B-2"   Notice of Continuation or Conversion               4.2
         "C"     Letter of Credit Request Form                      3.3
         "D-1"   Borrower Security Agreement                        6.1(a)
         "D-2"   Subsidiary Security Agreement                      6.1(b)
         "E"     Subsidiary Guaranty                                6.3
         "F"     Pledge Agreement                                   6.1(c)
         "G"     Assignment of Deposit Accounts                     6.2
         "H"     Contribution and Indemnification Agreement         7.1(o)
         "I"     Matters to be Addressed by Opinion of Counsel
                 for the Companies                                  7.1(v)
         "J"     Assignment and Acceptance                          14.7
         "K"     Compliance Certificate                             9.1(c)


                               INDEX TO SCHEDULES


         Schedule    Description of Schedule       Section
         --------    -----------------------       -------
         1           Companies                     8.14
         2           Litigation                    8.5
         3           Existing Debt                 8.9
         4           Existing Liens                10.2
         5           Historical Acquired EBITDA    1.1

                                  EXHIBIT "A"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                         Form of Revolving Credit Note

                             REVOLVING CREDIT NOTE


$__________________              Dallas, Texas                December 1, 1997


         FOR VALUE RECEIVED, the undersigned, HEALTHCOR HOLDINGS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of _________________________________ ("Payee"), at the offices of Texas Commerce
Bank National Association, a national banking association, as agent (in such capacity, "Agent"), located at 2200 Ross Avenue, Dallas, Texas 75201 or at such other location as Agent may designate to Maker in writing, for the account of the Applicable Lending Office (as defined in the Agreement referred to below) of Payee, in lawful money of the United States of America and in immediately available funds, the principal sum of ____________________ DOLLARS ($_______________), or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by Payee to Maker under the Agreement referred to below on the dates and in the principal amounts provided in such Agreement, and to pay interest on the amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until the Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

         This Note (the "Note") has been executed and delivered by Maker pursuant to the terms of that certain Second Amended and Restated Credit Agreement (as the same may be amended, supplemented or modified from time to time, the "Agreement") of even date herewith, among Maker, Payee and the other lenders from time to time party thereto (collectively, the "Banks"), the Issuing Banks (as defined in the Agreement), and the Agent and is one of the Revolving Credit Notes described therein. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement. Reference is hereby made to the Agreement for provisions affecting this Note including, but not limited to, provisions regarding interest rates, repayments, prepayments, Events of Default, and Payee's rights as a result of the occurrence thereof.

         This Note and the other Revolving Credit Notes are in renewal, extension and modification, but not extinguishment or novation, of the outstanding indebtedness evidenced by those certain Revolving Credit Notes previously executed by HealthCor, Inc., a Delaware corporation ("HealthCor"), and delivered pursuant to that certain Amended and Restated Credit Agreement dated October 31, 1996 among Maker, HealthCor, the lenders party thereto (the "Existing Banks"), the Existing Banks issuing Letters of Credit thereunder and Texas Commerce Bank National Association, as agent, which in turn are in renewal, extension and modification, but not extinguishment or novation, of the outstanding indebtedness evidenced by those certain Revolving Credit Notes previously executed by HealthCor and delivered pursuant to that certain Credit Agreement dated May 16, 1996 among Maker, HealthCor, the lenders party thereto (the





REVOLVING CREDIT NOTE - Page 1

"Original Banks"), the Original Banks issuing Letters of Credit thereunder and Texas Commerce Bank National Association, as agent.

         Subject to the terms of the Agreement and as otherwise calculated in accordance with the Agreement, the outstanding principal balance hereof shall bear interest prior to maturity at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the Applicable Rate. If at any time the Applicable Rate shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the Applicable Rate had at all times been in effect.

         The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Credit Termination Date. Accrued and unpaid interest on the outstanding principal balance hereof shall be due and payable as provided in Section 2.4 of the Agreement. All past due principal and interest shall bear interest at the Default Rate.

         Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all reasonable costs, expenses, and fees incurred by the holder, including reasonable attorneys' fees.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or





REVOLVING CREDIT NOTE - Page 2
forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         Maker hereby authorizes the holder hereof to record in its internal records the amount and Type of all Loans made to Maker hereunder and all continuations, conversions, and payments of principal in respect of such Loans, which recordings shall be prima facie evidence as to the outstanding principal balance of this Note; provided, however, any failure by the holder hereof to make any such recording shall not limit or otherwise affect the obligations of Maker under the Agreement or this Note.

                                           HEALTHCOR HOLDINGS, INC.



                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------





REVOLVING CREDIT NOTE - Page 3

                                 EXHIBIT "B-1"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                               Loan Request Form

                               LOAN REQUEST FORM


TO:      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
         as Agent
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Ladies and Gentlemen:

         The undersigned is an officer of HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 1, 1997, among the Borrower, Texas Commerce Bank National Association, a national banking association, as agent (in such capacity, the "Agent"), certain other lenders from time to time party thereto (collectively, the "Banks") and the Banks from time to time issuing letters of credit thereunder (the "Issuing Banks") (such Second Amended and Restated Credit Agreement, as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meanings herein.

         In accordance with the Credit Agreement, the undersigned Borrower hereby requests that the Banks make the Loan requested on schedule attached hereto (the "Requested Loan").

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies to the Agent, the Banks and the Issuing Banks that the following statements are true and correct:

                 (i)      The representations and warranties contained in
         Article VIII of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

                 (ii) No Default has occurred and is continuing or would result from the Requested Loan.

                 (iii) All information supplied on the schedule and officer's certificate attached hereto is true, correct, and complete as of the date hereof.

                                                 BORROWER:

                                                 HEALTHCOR HOLDINGS, INC.



                                                 By:
                                                    ----------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                          ----------------------

Dated as of:___________________
              [insert date of
              Requested Loan]

                                   SCHEDULE 1
                                       TO
                               LOAN REQUEST FORM

                             Revolving Credit Loan
                              Request Information


(1)      Revolving Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $20,000,000.00

(2)      Aggregate outstanding principal amount of all Revolving Credit Loans . . . . . . . . . . . . . . . .  $_________

(3)      Aggregate amount of all Letter of Credit Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  $_________

(4)      Available Revolving Credit Commitment [line (1) minus the sum of line (2) and line (3)] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $_________

(5)      Amount of requested Revolving Credit Loan (1). . . . . . . . . . . . . . . . . . . . . . . . . . . .  $_________

(6)      Type of requested Revolving Credit Loan (check whichever is applicable):

         _____   Alternate Base Rate Loan
         _____   Eurodollar Loan having an Interest Period of:

                 _____    one month
                 _____    two months
                 _____    three months
                 _____    six months

(7)      Number of Interest Periods currently in effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . _________

(8)      Date of requested Revolving Credit Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  _________, 19___





---------------------

    (1) The requested Revolving Credit Loan must be in an amount equal to or less than the amount shown on line (4) above.

                                 EXHIBIT "B-2"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                      Notice of Continuation or Conversion

                    NOTICE OF CONTINUATION OR CONVERSION


TO:      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
         as Agent
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Ladies and Gentlemen:

         The undersigned is an officer of HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 1, 1997, among Borrower, Texas Commerce Bank National Association, a national banking association, as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (collectively, the "Banks"), and the Banks issuing letters of credit from time to time thereunder (in such capacity, the "Issuing Banks") (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meanings herein.

         In accordance with the Credit Agreement, the Borrower hereby (check whichever is applicable):

         ___     1.       Requests that the Banks convert a Eurodollar Loan in
the principal amount of $___________ into an Alternate Base Rate Loan; or

         ___     2.       Requests that the Banks convert an Alternate Base
Rate Loan in the principal amount of $___________ into a Eurodollar Loan, having an Interest Period of (check whichever is applicable):

         _____   one month
         _____   two months
         _____   three months
         _____   six months





NOTICE OF CONTINUATION OR CONVERSION - Page 1

         ___     3.       Requests that the Banks continue a Eurodollar Loan in
the amount of $__________, having an Interest Period of (check whichever is applicable):

         _____   one month
         _____   two months
         _____   three months
         _____   six months

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, if the undersigned has checked paragraph 2 or 3 above, the undersigned hereby certifies to the Agent, the Banks and the Issuing Banks that the following statements are true and correct:

              (i)         The representations and warranties contained in
         Article VIII of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

             (ii) No Default has occurred and is continuing or would result from the Continuation or Conversation, as the case may be, requested hereunder.


                                             BORROWER:

                                             HEALTHCOR HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


Dated as of:_______________________
               [insert date of
               requested Continuation
               or Conversion]





NOTICE OF CONTINUATION OR CONVERSION - Page 2

                                  EXHIBIT "C"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                         Letter of Credit Request Form

                         LETTER OF CREDIT REQUEST FORM



TO:      Texas Commerce Bank National Association,
         as an Issuing Bank
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  Steven T. Prichett

Ladies and Gentlemen:

         The undersigned is an officer of HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 1, 1997, among Borrower, Texas Commerce Bank National Association, as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (collectively, the "Banks"), and the Banks from time to time issuing letters of credit thereunder (in such capacity, the "Issuing Banks") (as the same may be amended, supplemented or modified from time to time, the "Credit Agreement"). All terms defined in the Credit Agreement shall have the same meanings herein.

         In accordance with the Credit Agreement, the Borrower hereby requests that the Issuing Bank issue a Letter of Credit. The Letter of Credit shall:

                 (a)      be issued on ________________, 19___;(1)

                 (b)      be in the amount of $____________;(2)

                 (c) permit [a single drawing/multiple drawings](3) on the terms and conditions set forth in the L/C Application attached as Annex I hereto;





----------------------

        (1)  Insert date not later than the Revolving Credit Termination Date.

        (2) Insert face amount of Letter of Credit. Issuance is subject to Dollar limit on aggregate face amount of Letters of Credit specified in Section 3.1 of the Credit Agreement ($2,000,000).

        (3)  Specify one.

                 (d) be payable upon presentation of a [sight draft/time draft. The time draft shall be payable on __________________, 19___];(4) and

                 (e)      expire on __________________, 19___.(4)

         The Letter of Credit is to be delivered by the Issuing Bank to _____________________.(5)

         [Drawing/Each drawing](3) under the Letter of Credit shall be subject to the conditions specified in the L/C Application attached as Annex I hereto.

         In connection with the foregoing and pursuant to the terms and provisions of the Credit Agreement, the undersigned hereby certifies that the following statements are true and correct:

              (i)         The representations and warranties contained in
         Article VIII of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

             (ii) No Default has occurred and is continuing or would result from the issuance of the Letter of Credit requested hereunder.

            (iii) The face amount of the Letter of Credit requested hereunder, when added to all outstanding Revolving Credit Loans and Letter of Credit Liabilities, will not exceed the aggregate amount of the Revolving Credit Commitments.

             (iv) The proposed terms of the Letter of Credit requested hereunder and the transactions proposed to be supported thereby are accurately and completely described on the L/C Application attached as Annex I hereto.

              (v) All information supplied below is true, correct, and complete as of the date hereof.

                                  Information


         (a)     Revolving Credit Commitment  . . . . . . . . . . . . . .                 $20,000,000.00

         (b)     Aggregate outstanding principal amount of all
                 Revolving Credit Loans . . . . . . . . . . . . . . . . .                 $_____________





--------------------------

        (4) Insert date not later than the earlier of (a) one year after issuance or (b) the Revolving Credit Termination Date.

        (5) Insert name of Borrower or name and address of beneficiary.

         (c)     Aggregate outstanding amount of all Letter of
                 Credit Liabilities   . . . . . . . . . . . . . . . . . . . . . . .                         $____________

         (d)     Net availability for Letters of Credit: [line (a) minus the
                 sum of line (b) and line (c)]  . . . . . . . . . . . . . . . . . .                         $____________

         (e)     Face Amount of requested Letter of Credit  . . . . . . . . . . . .                         $____________

         (f)     Date requested for issuance of Letter of Credit  . . . . . . . . .                         _______, 19__


                                             BORROWER:


                                             HEALTHCOR HOLDINGS, INC.



                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


Dated as of:__________________
              [insert date of
              proposed issuance
              of Letter of Credit]

                                    ANNEX 1
                                       TO
                         LETTER OF CREDIT REQUEST FORM


                                L/C Application


                                 [See Attached]

                                 EXHIBIT "D-1"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



            Second Amended and Restated Borrower Security Agreement

            SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT


         This SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT (this "Agreement") dated as of December 1, 1997, is by and between HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Debtor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the Issuing Banks (hereinafter defined) and the Banks (hereinafter defined).

                                R E C I T A L S:

         A. The Debtor, HealthCor, Inc., a Delaware corporation ("HealthCor"), the Agent, certain lenders (collectively, the "Existing Banks"), and the Existing Banks issuing letters of credit thereunder (in such capacity, the "Existing Issuing Banks") previously entered into that certain Amended and Restated Credit Agreement dated as of October 31, 1996 (as amended, the "Existing Credit Agreement").

         B. Pursuant to the Existing Credit Agreement, the Debtor and HealthCor executed and delivered to the Agent an Amended and Restated Security Agreement dated as of October 31, 1996, which secured the obligations of the Debtor under the Existing Credit Agreement (the "Existing Security Agreement").

         C. Concurrently herewith the Debtor, the Agent, certain lenders (together with any other lenders that may from time to time become a party thereto, the "Banks"), and the Banks issuing letters of credit thereunder (in such capacity, the "Issuing Banks") are entering into that certain Second Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement").

         D. The parties hereto now desire to amend and restate the Existing Security Agreement, as hereinafter provided, and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Security Agreement and restating the Existing Security Agreement, insofar as it relates to property of the Debtor, in its entirety by means of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows and the Existing Security Agreement is hereby amended, consolidated and restated in its entirety as follows::





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 1

                                   ARTICLE I

                         Definitions; Security Interest

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest. The Debtor hereby grants to the Agent for the benefit of itself, the Banks and the Issuing Banks, and ratifies and confirms that the Agent has previously been granted and now possesses, a security interest in the following property, whether now owned or existing or hereafter acquired or arising and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

                                   (ACCOUNTS)

                 (a) All accounts, receivables, accounts receivable, general intangibles, book debts, contract rights, instruments, and documents (including, without limitation, all documents of title); (b) all chattel paper, notes, drafts, acceptances, other evidences, and forms of payment under leases of equipment or contracts for the sale of inventory or the performance of services, and other forms of obligations received by or belonging to the Debtor for goods sold or leased and/or services rendered by the Debtor; (c) all of the rights of the Debtor in, to, and under all purchase orders, sales contracts, instruments, and other documents evidencing obligations for or representing payment for goods sold or leased and/or services rendered by the Debtor; and (d) all moneys due or to become due to the Debtor under all contracts for the sale or lease of goods and/or the performance of services by the Debtor; in each case of whatever nature, now owned by the Debtor or existing or hereafter acquired, created, or arising and the rights and interests of the Debtor in goods, the sale and delivery of which give rise to any and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of the Collateral).

                                  (INVENTORY)

                 All goods, merchandise, raw materials, goods in process, finished goods, and other tangible personal property of whatever nature now owned by the Debtor or hereafter from time to time existing or acquired, and held for sale or lease or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in the Debtor's business and all accessions and appurtenances thereto, and all accounts, receivables, accounts receivables, instruments, notes, chattel paper, documents (including, without limitation, all documents of title), contract rights, and general intangibles arising in connection with any of the foregoing and all products and proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance effective or held for the benefit of the Debtor or the Agent in respect of any of the foregoing Collateral).





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 2

                                  (EQUIPMENT)

                 All goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels, and other articles of personal property of whatever nature now owned by the Debtor or hereafter acquired, all accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of any of the foregoing Collateral).

                            (TRADEMARKS AND PATENTS)

                 All trademarks and service marks now held or hereafter acquired by the Debtor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by the Debtor in the United States and trade areas including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States (collectively, the "Marks"), together with the registrations and right to all renewals thereof, and the goodwill of the business of the Debtor symbolized by the Marks, all United States patents now or hereafter owned by the Debtor, as well as any application for a United States patent now or hereafter owned by the Debtor (collectively, the "Patents"), and reissues, renewals or extensions thereof, and all know-how, technology, inventions, processes, formulas, product formulations, blueprints, drawings, test data, manuals, production documents, procedures, product and manufacturing specifications or standards and other tangible (physical, electronic or other) manifestations of any Marks and Patents now or hereafter utilized in the Debtor's business.

                             (INVESTMENT PROPERTY)

                 All investment property, including, without limitation, all securities, whether certificated or uncertificated, investment accounts or securities accounts, and security entitlements which may be carried in a securities account now owned by the Debtor or hereafter from time to time existing or acquired, and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance claims for insurance in respect of any of the foregoing Collateral).

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Debtor to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Debtor pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of the Debtor to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (c) all future advances by the Banks and the Issuing Banks to the Debtor;





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 3

(d) all costs and expenses, including without limitation all attorneys' fees and legal expenses, incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (e) all other Obligations (as such term is defined in the Credit Agreement); and (f) all extensions, renewals, and modifications of any of the foregoing.

         Section 1.4 Renewal of Obligations and Liens. The parties hereto acknowledge and agree that (a) the Revolving Credit Notes are in renewal, extension and modification, but not in extinguishment of, the existing indebtedness of the Debtor and HealthCor under the Existing Credit Agreement, and (b) such existing indebtedness is secured by liens and security interests granted by the Debtor pursuant to the Existing Security Agreement, which liens and security interests are not extinguished or released, but instead are hereby renewed, extended, carried forward and continued in accordance with the terms of this Agreement.


                                   ARTICLE II

                         Representations and Warranties

         To induce the Agent to enter into this Agreement and to induce the Banks and the Issuing Banks to extend credit to the Debtor under the Credit Agreement, the Debtor represents and warrants to the Agent, the Banks and the Issuing Banks that:

         Section 2.1 Title. Except for the Permitted Liens, the Debtor owns, and with respect to Collateral acquired after the date hereof the Debtor will own, the Collateral free and clear of any Lien.

         Section 2.2 Accounts. The Debtor represents, warrants, and covenants that each and all of its accounts will meet the following requirements continuously from the time each of them comes into existence until it is collected in full: (a) the account arose from the performance of services by the Debtor which services have been fully and satisfactorily performed or from the absolute sale of goods by the Debtor in which the Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor, evidencing which the Debtor or the Agent has possession of shipping and delivery receipts; (b) the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice or to dispute, objection or complaint by the account debtor concerning his or its liability on the account, and the goods, the sale of which gives rise to the account, have not been returned, rejected, lost, or damaged; (c) the account arose in the ordinary course of the Debtor's business, and no notice of bankruptcy, insolvency, or financial embarrassment of the account debtor has been received by the Debtor; and (d) the Debtor shall notify the Agent promptly in writing when any account ceases to meet any of the requirements of this Agreement. Nothing in this Section shall be construed to limit or release any right of the Agent to any Collateral arising pursuant to Section 1.2 of this Agreement.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 4

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Agent or to perfect any Permitted Lien.

         Section 2.4 Organization and Authority. The Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. The Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by the Debtor (a) have been authorized by all necessary corporate action on the part of the Debtor, (b) do not and will not violate (i) any law, rule or regulation which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the certificate of incorporation or bylaws of the Debtor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument, or agreement pursuant to which the Debtor or any of its property is bound.

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the address of the Debtor shown below its name on the signature pages of this Agreement.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment (other than inventory, machinery and equipment, which individually or in the aggregate is immaterial) of the Debtor are located at the locations specified on Schedule I hereto, or at other locations within the continental United States of America in the ordinary course of the Debtor's business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

                                  ARTICLE III

                                   Covenants

         The Debtor covenants and agrees with the Agent, the Banks and the Issuing Banks that until the Obligations are paid and performed in full and all Commitments of the Banks and the Issuing Banks to the Debtor have been terminated:

         Section 3.1 Maintenance. The Debtor shall maintain the Collateral in good operating condition and repair, and the Debtor shall not permit any waste or destruction of the Collateral or any part thereof except for the ordinary wear and tear of its intended primary use. The Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. The Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 5

         Section 3.2 Encumbrances. The Debtor shall not create, permit, or suffer to exist, and the Debtor shall defend the Collateral against, any Lien on the Collateral except Permitted Liens, and the Debtor shall defend the Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.3 Modification of Collateral. The Debtor shall not do anything to impair the rights of the Agent in the Collateral. Without the prior written consent of the Agent, the Debtor shall not during the continuance of an Event of Default (a) grant any extension of time for any payment with respect to the Collateral, (b) compromise, compound, or settle any of the Collateral, (c) release in whole or in part any person or entity liable for payment with respect to the Collateral, (d) allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business and other adjustments, such as bad debt expense, made in the ordinary course of business, (e) release any lien, security interest or assignment securing the Collateral, or (f) otherwise amend or modify any of the Collateral.

         Section 3.4 Disposition of Collateral. The Debtor shall not sell, lease, assign, transfer or otherwise dispose of any of the Collateral, except dispositions of old, worn out or obsolete equipment and inventory in the ordinary course of business.

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. The Debtor shall promptly endorse and deliver to the Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

         Section 3.6 Risk of Loss; Insurance. The Debtor shall be responsible for any loss of or damage to the Collateral. The Debtor shall maintain, with financially sound and reputable companies, insurance policies
(i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (ii) insuring the Debtor and the Agent against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, but at least in the amounts specified in the Credit Agreement, with losses payable to the Debtor and the Agent as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless the Agent has received thirty (30) days prior written notice thereof. The Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. The Debtor shall deliver to the Agent upon demand copies of all insurance policies covering the Collateral or any part thereof.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 6

         Section 3.7 Inspection Rights. The Debtor shall permit the Agent, the Banks and the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine or inspect the Collateral wherever located and to examine, inspect, and copy the Debtor's books and records at any reasonable time and as often as they may desire. The Agent may at any time and from time to time contact account debtors and other obligors to verify the existence, amounts, and terms of the Debtor's accounts.

         Section 3.8 Mortgagee's and Landlord Waivers. The Debtor shall deliver to the Agent an instrument satisfactory in form and substance to the Agent, executed by the landlord of the premises located at 8150 North Central Expressway, Suite M-2000, Dallas, Texas 75206, by which such landlord waives or subordinates its rights, if any, in the Collateral. With respect to all other locations of Collateral, upon the request of the Agent at any time, the Debtor shall exert its best efforts to cause each mortgagee of real property owned by the Debtor and each landlord of real property leased by the Debtor to execute and deliver instruments satisfactory in form and substance to the Agent by which such mortgagee or landlord waives or subordinates its rights, if any, in the Collateral.

         Section 3.9 Notification. The Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.10 Corporate Changes. The Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading, unless the Debtor shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to make each financing statement not seriously misleading. The Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records, unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.11 Books and Records; Information. The Debtor shall keep books and records of the Collateral and the Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). The Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and the Debtor as the Agent may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Upon the request of the Agent, the Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.12 Location of Collateral. The Debtor shall not move any of its equipment, machinery or inventory from the locations specified herein without the prior written consent of the Agent, except to other locations within the continental United States of America in the





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 7 ordinary course of business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

         Section 3.13 Lockbox Accounts. The Debtor hereby agrees to the terms, provisions and covenants set forth in Section 6.2 of the Credit Agreement and the rights of the Agent thereunder, and hereby agrees to comply with each of the requirements specified therein.

                                   ARTICLE IV

                      Special Provisions Concerning Marks

         Section 4.1 Additional Representations and Warranties. The Debtor represents and warrants that it is the true and lawful exclusive owner of the Marks listed as being owned by it in Schedule II hereto and that, as of the date hereof, the listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office which are necessary for Debtor's business as currently operated. The Debtor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses. The Debtor further warrants that it is aware of no third party claim (which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of such Debtor) that any aspect of such Debtor's present or contemplated business operations infringes or will infringe any mark. The Debtor represents and warrants that it is the owner of record of all United States registrations and applications listed as being owned by it in
Schedule II hereto and that such registrations are valid, subsisting, have not been cancelled and that the Debtor is not aware of any third party claim (which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of such Debtor) that any such registration is invalid or unenforceable. The Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each such Mark and associated goodwill, and record the same.

         Section 4.2 Licenses and Assignments. Other than the license agreements listed on Schedule II hereto and any extensions or renewals thereof, the Debtor hereby agrees not to divest itself of any right under any Mark except those Debtor reasonably determines are not necessary for the conduct of its business.

         Section 4.3 Infringements. The Debtor agrees, promptly upon learning thereof, to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of the Debtor's rights in and to any Mark, or with respect to any party claiming that the Debtor's use of any Mark violates any property right of that party, in each case to the extent that the Debtor reasonably believes that such infringement or violation is material to its business. The Debtor further agrees, if consistent with good business practice, diligently to prosecute any Person infringing any Mark to the extent that the Debtor reasonably believes that such infringement is material to its business.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 8

         Section 4.4 Preservation of Marks. To the extent the failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Debtor and the Debtor reasonably believes it to be consistent with good business practice, the Debtor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

         Section 4.5      Maintenance of Registration.   To the extent the
failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Debtor and the Debtor reasonably believes it to be consistent with good business practice, the Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of Required Banks.

         Section 4.6 Future Registered Marks. If any Mark registration issues hereafter to the Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty
(30) days of receipt of such certificate the Debtor shall deliver a copy of such certificate, and a grant of security in such mark to the Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Agent.

         Section 4.7 Remedies. If an Event of Default shall occur and be continuing, the Agent may, after ten (10) days' written notice to the Debtor, take any or all of the following actions: (i) declare the entire right, title and interest of the Debtor in and to each of the Marks and the good will of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Agent for the benefit of the Banks and the Issuing Banks, in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of the Debtor's businesses symbolized by the Marks and the right to carry on the businesses and use the assets of the Debtor in connection with which the Marks have been used; and
(iii) direct the Debtor to refrain, in which event the Debtor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and execute such other and further documents that the Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Agent.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 9

                                   ARTICLE V

                               Special Provisions
                               Concerning Patents

         Section 5.1 Additional Representations and Warranties. The Debtor represents and warrants that it is the true and lawful exclusive owner of all rights in the Patents listed as being owned by it in Schedule III hereto that, as of the date hereof, said Patents include all the United States patents and applications for United States patents that the Debtor now owns which are necessary for Debtor's business as currently operated. The Debtor represents and warrants that it owns or is licensed to practice under all Patents that it now uses or practices under. The Debtor further warrants that it is aware of no third party claim (which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Debtor) that any aspect of such Debtor's present or contemplated business operations infringes or will infringe any patent. The Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent and record the same.

         Section 5.2 Licenses and Assignments. Other than the license agreements listed on Schedule III hereto and any extensions or renewals thereof, the Debtor hereby agrees not to divest itself of any right under any Patent except those Patents the Debtor reasonably determines are not necessary for the conduct of its business.

         Section 5.3 Infringements. The Debtor agrees, promptly upon learning thereof, to furnish the Agent in writing with all pertinent information available to the Debtor with respect to any infringement or other violation of the Debtor's rights in any Patent, or with respect to any claim that practice of any Patent violates any property rights of that party, in each case to the extent that the Debtor reasonably believes that such infringement or violation is material to its business. The Debtor further agrees, consistent with good business practice and absent direction of the Agent to the contrary (which direction shall only be given if an Event of Default shall have occurred and be continuing, diligently to prosecute any Person infringing any Patent to the extent that the Debtor reasonably believes that such infringement is material to its business.

         Section 5.4 Maintenance of Patents. At its own expense, the Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent to the extent the Debtor reasonably believes it to be consistent with good business practice and failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Debtor.

         Section 5.5 Prosecution of Patent Application. At its own expense, the Debtor shall diligently prosecute all applications for Patents listed as being owned by it in Schedule III hereto and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, to the extent Debtor reasonably believes it to be consistent with good





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 10 business practice and failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of the Debtor.

         Section 5.6 Other Patents. Within thirty (30) days of acquisition of a Patent, or of filing of an application for a Patent, the Debtor shall deliver to the Agent a copy of said Patent or such application, as the case may be, with a grant of security as to such Patent, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Agent.

         Section 5.7 Remedies. If an Event of Default shall occur and be continuing, the Agent may after ten (10) days' written notice to the Debtor, take any or all of the following actions: (i) declare the entire right, title, and interest of the Debtor in each of the Patents vested, in which event such right, title, and interest shall immediately vest in the Agent for the benefit of the Banks and the Issuing Banks, in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents; and (iii) direct the Debtor to refrain, in which event the Debtor shall refrain, from practicing the Patents directly or indirectly, and the Debtor shall execute such other and further documents as the Agent may request further to confirm this and to transfer ownership of the Patents to the Agent for the benefit of the Banks and the Issuing Banks.


                                   ARTICLE VI

                              Rights of the Agent

         Section 6.1      Certain Covenants and Rights Regarding the
Collateral.

                 (a) The Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, the Debtor will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, the Debtor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the order of the Agent, and regardless of the form of endorsement, the Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, the Debtor will give prompt written notice thereof to the Agent and, at the Debtor's own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed,





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 11 and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to the legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by the Debtor and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) During the existence of an Event of Default, the Agent is authorized to take possession peaceably of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from the Debtor any and all rights which the Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess the Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by the Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time during the existence of a Default the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights, the Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by the Debtor whether incurred by the Agent or the Debtor.

         Section 6.2 Performance by the Agent. If the Debtor fails to perform or comply with any of its obligations and responsibilities contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement. In such event, the expenses of the Agent shall be payable by the Debtor to the Agent on demand and together with interest thereon at the Applicable Rate from and including the date the Agent incurs such expenses to but excluding the date of such demand, and from and including the date of such demand until such expenses are paid in full, at the Default Rate, shall constitute Obligations secured by this Agreement. The Agent, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of the Debtor under this Agreement.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 12

         Section 6.3 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to the Debtor, any and all deposits (general or special, time or demand, provisional or final) (other than trust fund accounts held by the Debtor for the benefit of non-Affiliates) or other sums at any time credited by or owing from the Agent to the Debtor whether or not the Obligations are then due. As additional security for the Obligations, the Debtor hereby grants the Agent a security interest in all money, instruments, and other property of the Debtor (other than trust fund accounts held by the Debtor for the benefit of non-Affiliates) now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, the Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of the Debtor (other than trust fund accounts held by the Debtor for the benefit of non-Affiliates) now or hereafter deposited with or held by the Agent and all other sums at any time credited by or owing from the Agent to the Debtor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 6.4 Assignment by the Agent. Subject to Section 14.7 of the Credit Agreement, the Agent, the Banks and the Issuing Banks may from time to time assign the Obligations and any portion thereof, and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of such Person under this Agreement in relation thereto.

                                  ARTICLE VII

                                    Default

         Section 7.1 Rights and Remedies. During the existence of an Event of Default, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to the Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of the Agent, the Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to the Debtor and the Agent. The Debtor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 13 place and that such notice shall constitute reasonable notice of such matters. The Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement. The Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. The Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

         Section 7.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 7.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of the Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above,





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 14 shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtor, or its successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                  ARTICLE VIII

                                 Miscellaneous

         Section 8.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 8.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtor, the Agent, the Banks and the Issuing Banks and their respective heirs, successors, and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

         Section 8.3 AMENDMENT; ENTIRE AGREEMENT; CONTROLLING AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING THE EXISTING BORROWER SECURITY AGREEMENT) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto. In the event any term or provision of this Agreement expressly conflicts with any term or provision of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 15

         Section 8.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 8.5 Applicable Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST THE DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THE DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. THE DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE DEBTOR OR WITH RESPECT TO ANY OF THE COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 8.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 8.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent, or any Bank





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 16 or Issuing Bank shall affect the representations and warranties or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.11 Construction. The Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtor and the Agent.

         Section 8.12 Obligations Absolute. The obligations of the Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 8.13 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.





SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 17

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

HEALTHCOR HOLDINGS, INC.



By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------


Address for Notices:
8150 North Central Expressway, Suite M-2000
Dallas, Texas 75206
Fax No.:           (214) 692-4666
Telephone No.:     (214) 692-4663
Attention:         S. Wayne Bazzle

AGENT:

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION,
as Agent



By:
    ------------------------------
    Steven T. Prichett
    Vice President

Address for Notices:
2200 Ross Avenue
Post Office Box 660197
Dallas, Texas   75266-0197
Fax No.:           (214) 965-2384
Telephone No.:     (214) 965-3710
Attention:         Steven T. Prichett








SECOND AMENDED AND RESTATED BORROWER SECURITY AGREEMENT - Page 18

                                   SCHEDULE I

                            Locations of Collateral


                                 [See Attached]





SCHEDULE I, Locations of Collateral

                                  SCHEDULE II

                                   Trademarks


                                 [See Attached]





SCHEDULE II, Trademarks

                                  SCHEDULE III

                                    Patents


                                 [See Attached]





SCHEDULE III, Patents

                                 EXHIBIT "D-2"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



           Second Amended and Restated Subsidiary Security Agreement

           SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT


         This SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT (this "Agreement") dated as of December 1, 1997 is by and among the undersigned debtors (each, a "Debtor" and collectively, the "Debtors") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for itself, the Issuing Banks (hereinafter defined) and the Banks (hereinafter defined).

                                R E C I T A L S:

         A. HealthCor, Inc., a Delaware corporation ("HealthCor"), HealthCor Holdings, Inc., a Delaware corporation (the "Borrower"), the Agent, certain lenders (collectively, the "Existing Banks"), and the Existing Banks issuing letters of credit thereunder (in such capacity, the "Existing Issuing Banks") previously entered into that certain Amended and Restated Credit Agreement dated as of October 31, 1996 (as amended, the "Existing Credit Agreement").

         B. Pursuant to the Existing Credit Agreement, each of the Debtors (other than HealthCor and CareNetwork, Inc., an Arkansas corporation ("CareNetwork")) executed and delivered to the Agent an Amended and Restated Subsidiary Security Agreement dated as of October 31, 1996 which secured the obligations of the Borrower and Healthcor under the Existing Credit Agreement (the "Existing Subsidiary Security Agreement").

         C. Pursuant to the Existing Credit Agreement, HealthCor and Borrower executed and delivered to the Agent an Amended and Restated Borrower Security Agreement dated as of October 31, 1996 which secured the obligations of the Borrower and Healthcor under the Existing Credit Agreement (the "Existing Borrower Security Agreement").

         D. Concurrently herewith the Borrower, the Agent, certain lenders (together with any other lenders that may from time to time become a party thereto, the "Banks"), and the Banks issuing letters of credit thereunder (in such capacity, the "Issuing Banks") are entering into that certain Second Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement").

         E. HealthCor is not a borrower under the Credit Agreement, provided that, in connection with the execution of the Credit Agreement, HealthCor shall continue to guarantee the obligations of the Borrower under the Credit Agreement, and HealthCor has agreed pursuant to the terms hereof to ratify, reaffirm and continue its obligations under the Existing Borrower Security Agreement.

         F. HealthCor desires to amend and restate its obligations under the Existing Borrower Security Agreement, as hereinafter provided, and has agreed, for purposes of clarity and ease of





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 1 administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Borrower Security Agreement and consolidating and restating HealthCor's obligations under the Existing Borrower Security Agreement, insofar as it relates to property of HealthCor, in its entirety by means of this Agreement.

         G. The Debtors (other than HealthCor and CareNetwork) desire to amend and restate the Existing Subsidiary Security Agreement, as hereinafter provided, and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Subsidiary Security Agreement and then restating the Existing Subsidiary Security Agreement, insofar as it relates to property of the Debtors (other than HealthCor), in its entirety by means of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows and the Existing Subsidiary Security Agreement and HealthCor's obligations under the Existing Borrower Security Agreement are hereby amended, consolidated and restated in their entirety as follows::

                                   ARTICLE I

                         Definitions; Security Interest

         Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         Section 1.2 Security Interest. Each Debtor hereby grants to the Agent, for the benefit of itself, the Issuing Banks and the Banks, and ratifies and confirms that the Agent has previously been granted and now possesses, a security interest in the following property, whether now owned or existing or hereafter acquired or arising and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

                                   (ACCOUNTS)

                 (a) All accounts, receivables, accounts receivable, general intangibles, book debts, contract rights, instruments, and documents (including, without limitation, all documents of title); (b) all chattel paper, notes, drafts, acceptances, other evidences, and forms of payment under leases of equipment or contracts for the sale of inventory or the performance of services, and other forms of obligations received by or belonging to such Debtor for goods sold or leased and/or services rendered by such Debtor; (c) all of the rights of such Debtor in, to, and under all purchase orders, sales contracts, instruments, and other documents evidencing obligations for or representing payment for goods sold or leased and/or services rendered by such Debtor; and (d) all moneys due or to become due to such Debtor under all contracts for the sale or lease of goods and/or the performance of services by such Debtor; in each case of whatever nature, now owned by such Debtor or existing or hereafter acquired, created, or arising and the rights and





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 2 interests of such Debtor in goods, the sale and delivery of which give rise to any and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance and claims for insurance in respect of the Collateral).

                                  (INVENTORY)

                 All goods, merchandise, raw materials, goods in process, finished goods, and other tangible personal property of whatever nature now owned by such Debtor or hereafter from time to time existing or acquired, and held for sale or lease or furnished or to be furnished under contracts of service or used or usable or consumed or consumable in such Debtor's business and all accessions and appurtenances thereto, and all accounts, receivables, accounts receivables, instruments, notes, chattel paper, documents (including, without limitation, all documents of title), contract rights, and general intangibles arising in connection with any of the foregoing and all products and proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance effective or held for the benefit of such Debtor or the Agent in respect of any of the foregoing Collateral).

                                  (EQUIPMENT)

                 All goods, equipment, machinery, furnishings, fixtures, furniture, appliances, accessories, leasehold improvements, chattels, and other articles of personal property of whatever nature now owned by such Debtor or hereafter acquired, all accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing and all proceeds of any of the foregoing Collateral (including, without limitation, all insurance and claims for insurance in respect of any of the foregoing Collateral).

                            (TRADEMARKS AND PATENTS)

                 All trademarks and service marks now held or hereafter acquired by the Debtor, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by the Debtor in the United States and trade areas including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States (collectively, the "Marks"), together with the registrations and right to all renewals thereof, and the goodwill of the business of the Debtor symbolized by the Marks, all United States patents now or hereafter owned by the Debtor, as well as any application for a United States patent now or hereafter owned by the Debtor (collectively, the "Patents"), and reissues, renewals or extensions thereof, and all know-how, technology, inventions, processes, formulas, product formulations, blueprints, drawings, test data, manuals, production documents, procedures, product and manufacturing specifications or standards and other tangible (physical, electronic or other)





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 3 manifestations of any Marks and Patents now or hereafter utilized in the Debtor's business.


                             (INVESTMENT PROPERTY)

                 All investment property, including, without limitation, all securities, whether certificated or uncertificated, investment accounts or securities accounts, and security entitlements which may be carried in a securities account now owned by the Debtor or hereafter from time to time existing or acquired, and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance claims for insurance in respect of any of the foregoing Collateral).

         Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of the Borrower to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by the Borrower pursuant to the Credit Agreement; (b) the obligations, indebtedness, and liabilities of each Debtor to the Agent, the Issuing Banks and the Banks under that certain Second Amended and Restated Subsidiary Guaranty of even date herewith, executed by such Debtor in favor of the Agent, the Issuing Banks and the Banks pursuant to the Credit Agreement; (c) the obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Banks and the Banks under the Credit Agreement; (d) all future advances by the Banks and the Issuing Banks to the Borrower and any Debtor, or any of them; (e) all costs and expenses, including without limitation all attorneys' fees and legal expenses incurred by the Agent, the Issuing Banks and the Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (f) all other Obligations (as such term is defined in the Credit Agreement); and (g) all extensions, renewals, and modifications of any of the foregoing.

         Section 1.4 Renewal of Obligations and Liens. The parties hereto acknowledge and agree that (i) the Revolving Credit Notes are in renewal, extension and modification, but not in extinguishment of, the existing indebtedness under the Existing Credit Agreement, and (ii) such existing indebtedness is secured by liens and security interests granted by (a) the Debtors (other than HealthCor) pursuant to the Existing Subsidiary Security Agreement and (b) HealthCor and the Borrower pursuant to the Existing Borrower Security Agreement, which liens and security interests granted by the Debtors (including, without limitation, HealthCor) are not extinguished or released, but instead are hereby renewed, extended, carried forward and continued in accordance with the terms of this Agreement.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 4

                                   ARTICLE II

                         Representations and Warranties

         To induce the Agent to enter into this Agreement and to induce the Banks and the Issuing Banks to extend credit to the Borrower under the Credit Agreement, each Debtor represents and warrants to the Agent, the Issuing Banks and the Banks that:

         Section 2.1 Title. Except for the Permitted Liens, such Debtor owns, and with respect to Collateral acquired after the date hereof such Debtor will own, the Collateral free and clear of any Lien.

         Section 2.2 Accounts. Each Debtor represents, warrants, and covenants that each and all of its accounts will meet the following requirements continuously from the time each of them comes into existence until it is collected in full: (a) the account arose from the performance of services by such Debtor which services have been fully and satisfactorily performed or from the absolute sale of goods by such Debtor in which such Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor, evidencing which such Debtor or the Agent has possession of shipping and delivery receipts; (b) the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his or its liability on the account, and the goods, the sale of which gives rise to the account, have not been returned, rejected, lost, or damaged; (c) the account arose in the ordinary course of such Debtor's business, and no notice of bankruptcy, insolvency, or financial embarrassment of the account debtor has been received by such Debtor; and (d) such Debtor shall notify the Agent promptly in writing when any account ceases to meet any of the requirements of this Agreement. Nothing in this Section shall be construed to limit or release any right of the Agent to any Collateral arising pursuant to Section 1.2 of this Agreement.

         Section 2.3 Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Agent or to perfect any Permitted Lien.

         Section 2.4 Organization and Authority. Each Debtor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each Debtor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by such Debtor (a) have been authorized by all necessary corporate action on the part of such Debtor,
(b) do not and will not violate (i) any law, rule or regulation which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Debtor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles or certificate of incorporation or bylaws of such Debtor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement pursuant to which such Debtor or any of its property is bound.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 5

         Section 2.5 Principal Place of Business. The principal place of business and chief executive office of each Debtor, and the office where each Debtor keeps its books and records, is located at the address of such Debtor shown below its name on the signature pages hereof.

         Section 2.6 Location of Collateral. All inventory, machinery, and equipment (except for inventory, machinery and equipment which is not, individually or in the aggregate, material in value or to the business of any Debtor) of each Debtor are located at the locations specified on Schedule I hereto or at other locations within the continental United States of America in the ordinary course of each Debtor's business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

                                  ARTICLE III

                                   Covenants

         The Debtors jointly and severally covenant and agree with the Agent, the Issuing Banks and the Banks that until the Obligations are paid and performed in full and all Commitments of the Banks and the Issuing Banks to the Borrower have been terminated:

         Section 3.1 Maintenance. Each Debtor shall maintain the Collateral in good operating condition and repair, and no Debtor shall permit any waste or destruction of the Collateral or any part thereof except for the ordinary wear and tear of its intended primary use. No Debtor shall use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. No Debtor shall use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.2 Encumbrances. No Debtor shall create, permit, or suffer to exist, and each Debtor shall defend the Collateral against, any Lien on the Collateral except Permitted Liens, and shall defend such Debtor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

         Section 3.3 Modification of Collateral. No Debtor shall do anything to impair the rights of the Agent in the Collateral. Without the prior written consent of the Agent, no Debtor shall during the continuance of an Event of Default (a) grant any extension of time for any payment with respect to the Collateral, (b) compromise, compound, or settle any of the Collateral, (c) release in whole or in part any person or entity liable for payment with respect to the Collateral, (d) allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business and other adjustments, such as bad debt expense, made in the ordinary course of business, (e) release any lien, security interest, or assignment securing the Collateral, or (f) otherwise amend or modify any of the Collateral.

         Section 3.4 Disposition of Collateral. No Debtor shall sell, lease, assign, transfer or otherwise dispose of any of the Collateral except dispositions of old, worn out or obsolete equipment and inventory in the ordinary course of business.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 6

         Section 3.5 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Each Debtor shall promptly endorse and deliver to the Agent all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

         Section 3.6 Risk of Loss; Insurance. The Debtors shall be responsible for any loss of or damage to the Collateral. Each Debtor shall maintain, with financially sound and reputable companies, insurance policies
(i) insuring the Collateral against loss by fire, explosion, theft, and such other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, and (ii) insuring such Debtor and the Agent against liability for personal injury and property damage relating to the Collateral, such policies to be in such amounts and covering such risks as are customarily insured against by companies engaged in the same or a similar business, but at least in the amounts specified in the Credit Agreement, with losses payable to such Debtor and the Agent, as their respective interests may appear. All insurance with respect to the Collateral shall provide that no cancellation, reduction in amount, or change in coverage thereof shall be effective unless the Agent has received thirty (30) days prior written notice thereof. Each Debtor shall furnish the Agent with certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. Each Debtor shall deliver to the Agent upon demand copies of all insurance policies covering the Collateral or any part thereof.

         Section 3.7 Inspection Rights. Each Debtor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine or inspect the Collateral wherever located and to examine, inspect, and copy such Debtor's books and records at any reasonable time and as often as they may desire. The Agent may at any time and from time to time contact account debtors and other obligors to verify the existence, amounts, and terms of any Debtor's accounts.

         Section 3.8 Mortgagee's and Landlord Waivers. The Debtors shall deliver to the Agent an instrument satisfactory in form and substance to the Agent, executed by the landlord of the premises located at 8150 North Central Expressway, Suite M-2000, Dallas, Texas 75206, by which such landlord waives or subordinates its rights, if any, in the Collateral. With respect to all other locations of Collateral, upon the request of the Agent at any time, each Debtor shall exert its best efforts to cause each mortgagee of real property owned by such Debtor and each landlord of real property leased by such Debtor to execute and deliver instruments satisfactory in form and substance to the Agent by which such mortgagee or landlord waives or subordinates its rights, if any, in the Collateral.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 7

         Section 3.9 Notification. Each Debtor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral, and (iii) the occurrence or existence of any Default.

         Section 3.10 Corporate Changes. No Debtor shall change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading, unless such Debtor shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to make each financing statement not seriously misleading. No Debtor shall change its principal place of business, chief executive office, or the place where it keeps its books and records, unless it shall have given the Agent thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Agent to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.11 Books and Records; Information. Each Debtor shall keep books and records of the Collateral and such Debtor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Each Debtor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and such Debtor as the Agent may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Upon request of the Agent, each Debtor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

         Section 3.12 Location of Collateral. No Debtor shall move any of its equipment, machinery or inventory from the locations specified herein without the prior written consent of the Agent, except to other locations within the continental United States of America in the ordinary course of business so long as all actions have been taken to assure the continued perfection and priority of the Agent's security interest therein.

         Section 3.13 Lockbox Accounts. Each Debtor hereby agrees to the terms, provisions and covenants set forth in Section 6.2 of the Credit Agreement and the rights of the Agent thereunder, and hereby agrees to comply with each of the requirements specified therein.

                                   ARTICLE IV

                      Special Provisions Concerning Marks

         Section 4.1 Additional Representations and Warranties. Each Debtor represents and warrants that it is the true and lawful exclusive owner of the Marks listed as being owned by it in Schedule II hereto and that, as of the date hereof, the listed Marks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office which are necessary for such Debtor's business as currently operated. Each Debtor represents and warrants that it owns or is licensed to use or is not prohibited from using all Marks that it uses. Each Debtor further warrants that it is aware of no third party claim (which could have





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 8 a material adverse effect on the business, condition (financial or otherwise), operations, propsects, or properties of such Debtor) that any aspect of such Debtor's present or contemplated business operations infringes or will infringe any mark. Each Debtor represents and warrants that it is the owner of record of all United States registrations and applications listed as being owned by it in Schedule II hereto and that such registrations are valid, subsisting, have not been cancelled and that such Debtor is not aware of any third-party claim (which could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Debtor) that any such registration is invalid or unenforceable. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each such Mark and associated goodwill, and record the same.

         Section 4.2 Licenses and Assignments. Other than the license agreements listed on Schedule II hereto and any extensions or renewals thereof, each Debtor hereby agrees not to divest itself of any right under any Mark except those such Debtor reasonably determines are not necessary for the conduct of its business.

         Section 4.3 Infringements. Each Debtor agrees, promptly upon learning thereof, to notify the Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Debtor's rights in and to any Mark, or with respect to any party claiming that such Debtor's use of any Mark violates any property right of that party, in each case to the extent that such Debtor reasonably believes that such infringement or violation is material to its business. Each Debtor further agrees, if consistent with good business practice, diligently to prosecute any Person infringing any Mark to the extent that such Debtor reasonably believes that such infringement is material to its business.

         Section 4.4      Preservation of Marks.   To the extent the failure to
do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of each Debtor and such Debtor reasonably believes it to be consistent with good business practice, such Debtor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

         Section 4.5      Maintenance of Registration.   To the extent the
failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of any Debtor and any Debtor reasonably believes it to be consistent with good business practice, such Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 9

U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of Required Banks.

         Section 4.6 Future Registered Marks. If any Mark registration issues hereafter to any Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty
(30) days of receipt of such certificate such Debtor shall deliver a copy of such certificate, and a grant of security in such mark to the Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Agent.

         Section 4.7 Remedies. If an Event of Default shall occur and be continuing, the Agent may, after ten (10) days' written notice to the Debtors, take any or all of the following actions: (i) declare the entire right, title and interest of any Debtor in and to each of the Marks and the good will of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Agent for the benefit of the Banks and the Issuing Banks, in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of any Debtor's businesses symbolized by the Marks and the right to carry on the businesses and use the assets of any Debtor in connection with which the Marks have been used; and
(iii) direct any Debtor to refrain, in which event such Debtor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and execute such other and further documents that the Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Agent.

                                   ARTICLE V

                               Special Provisions
                               Concerning Patents

         Section 5.1 Additional Representations and Warranties. Each Debtor represents and warrants that it is the true and lawful exclusive owner of all rights in the Patents listed as being owned by it in Schedule III hereto that, as of the date hereof, said Patents include all the United States patents and applications for United States patents that such Debtor now owns which are necessary for such Debtor's business as currently operated. Each Debtor represents and warrants that it owns or is licensed to practice under all Patents that it now uses or practices under. Each Debtor further warrants that it is aware of no third party claim (which could have a material adverse effect on the business condition (financial or otherwise), operations, prospects or properties of such Debtor) that any aspect of such Debtor's present or contemplated business





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 10 operations infringes or will infringe any patent. Each Debtor hereby grants to the Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent and record the same.

         Section 5.2 Licenses and Assignments. Other than the license agreements listed on Schedule III hereto and any extensions or renewals thereof, each Debtor hereby agrees not to divest itself of any right under any Patent except those Patents such Debtor reasonably determines are not necessary for the conduct of its business.

         Section 5.3 Infringements. Each Debtor agrees, promptly upon learning thereof, to furnish the Agent in writing with all pertinent information available to such Debtor with respect to any infringement or other violation of such Debtor's rights in any Patent, or with respect to any claim that practice of any Patent violates any property rights of that party, in each case to the extent that such Debtor reasonably believes that such infringement or violation is material to its business. Each Debtor further agrees, consistent with good business practice and absent direction of the Agent to the contrary (which direction shall only be given if an Event of Default shall have occurred and be continuing, diligently to prosecute any Person infringing any Patent to the extent that such Debtor reasonably believes that such infringement is material to its business.

         Section 5.4 Maintenance of Patents. At its own expense, each Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each Patent to the extent such Debtor reasonably believes it to be consistent with good business practice and failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of such Debtor.

         Section 5.5 Prosecution of Patent Application. At its own expense, each Debtor shall diligently prosecute all applications for Patents listed as being owned by it in Schedule III hereto and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, to the extent such Debtor reasonably believes it to be consistent with good business practice and failure to do so would cause a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of such Debtor.

         Section 5.6 Other Patents. Within thirty (30) days of acquisition of a Patent, or of filing of an application for a Patent, each Debtor shall deliver to the Agent a copy of said Patent or such application, as the case may be, with a grant of security as to such Patent, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be satisfactory to the Agent.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 11

         Section 5.7 Remedies. If an Event of Default shall occur and be continuing, the Agent may after ten (10) days' written notice to the Debtors, take any or all of the following actions: (i) declare the entire right, title, and interest of any Debtor in each of the Patents vested, in which event such right, title, and interest shall immediately vest in the Agent for the benefit of the Banks and the Issuing Banks, in which case the Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents; and (iii) direct any Debtor to refrain, in which event such Debtor shall refrain, from practicing the Patents directly or indirectly, and each Debtor shall execute such other and further documents as the Agent may request further to confirm this and to transfer ownership of the Patents to the Agent for the benefit of the Banks and the Issuing Banks.

                                   ARTICLE VI

                              Rights of the Agent

         Section 6.1      Certain Covenants and Rights Regarding the
Collateral.

                 (a) Each Debtor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, the Debtor whose Collateral has been affected thereby will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, each Debtor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, such Debtor waives presentment, demand, notice of dishonor, protest, and notice of protest.

                 (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, each Debtor will give prompt written notice thereof to the Agent and, at the Debtors' own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to the legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 12 every kind and character shall be a demand obligation owing by the Debtors and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.

                 (c) During the existence of an Event of Default, the Agent is authorized to take possession peaceably of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from the Debtors any and all rights which any such Debtor has with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess any such Debtor, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by any Debtor resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

                 (d) At any time during the existence of a Default the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly. Until the Agent elects to exercise these rights, each Debtor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by the Debtors whether incurred by the Agent or the Debtors.

         Section 6.2 Performance by the Agent. If any of the Debtors fails to perform or comply with any of its obligations or agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement. In such event, the expenses of the Agent shall be payable by the Debtors to the Agent on demand and together with interest thereon at the Applicable Rate from and including the date the Agent incurs such expenses to but excluding the date of such demand, and from and including the date of such demand until such expenses are paid in full, at the Default Rate, shall constitute Obligations secured by this Agreement. The Agent, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of any Debtor under this Agreement.

         Section 6.3 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to any Debtor, any and all deposits (general or special, time or demand, provisional or final) (other than trust fund accounts held by any Debtor





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 13 for the benefit of non-Affiliates) or other sums at any time credited by or owing from the Agent to any Debtor whether or not the Obligations are then due. As additional security for the Obligations, each Debtor hereby grants the Agent a security interest in all money, instruments, and other property of such Debtor (other than trust fund accounts held by such Debtor for the benefit of non-Affiliates) now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, each Debtor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Debtor (other than trust fund accounts held by such Debtor for the benefit of non-Affiliates) now or hereafter deposited with or held by the Agent and all other sums at any time credited by or owing from the Agent to such Debtor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

         Section 6.4 Assignment by the Agent. Subject to Section 14.7 of the Credit Agreement, the Agent, the Banks and the Issuing Banks may from time to time assign the Obligations and any portion thereof, and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of such Person under this Agreement in relation thereto.

                                  ARTICLE VII

                                    Default

         Section 7.1 Rights and Remedies. During the existence of an Event of Default, the Agent shall have the following rights and remedies:

                 (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to any Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (B) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of the Agent, each Debtor shall assemble the Collateral and make it available to the Agent at any place designated by the Agent that is reasonably convenient to such Debtor and the Agent. Each Debtor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Each Debtor





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 14 shall be jointly and severally liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement. The Debtors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Each Debtor waives all rights of marshalling in respect of the Collateral.

                 (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

         Section 7.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 7.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of any Debtor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                 SECOND, to the payment in full of all other Obligations that are payable to the Agent, including, without limitation, all expense reimbursements and indemnities;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

                 FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

                 FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

                 SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above,





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 15 shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

                 SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Debtors or their successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                  ARTICLE VIII

                                 Miscellaneous

         Section 8.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 8.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Debtors, the Agent, the Banks and the Issuing Banks and their respective heirs, successors, and assigns, except that no Debtor may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent. The provisions of this Agreement shall apply to each Debtor, individually and collectively.

         Section 8.3 AMENDMENT; ENTIRE AGREEMENT; CONTROLLING AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING THE EXISTING BORROWER SECURITY AGREEMENT AND THE EXISTING SUBSIDIARY SECURITY AGREEMENT) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto. In the event any term or provision of this Agreement





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 16 expressly conflicts with any term or provision of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.

         Section 8.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

         Section 8.5 Applicable Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST ANY DEBTOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. EACH DEBTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH DEBTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8.4 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY DEBTOR OR WITH RESPECT TO ANY OF THE COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY ANY DEBTOR AGAINST THE AGENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         Section 8.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 17

         Section 8.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent, any Bank or Issuing Bank shall affect the representations and warranties of any Debtor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

         Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 8.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 8.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 8.11 Construction. Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

         Section 8.12 Obligations Absolute. The obligations of each Debtor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release or subordination of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

         Section 8.13 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 18

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                     DEBTORS:

                                     HEALTHCOR, INC.
                                     HEALTHCOR PHARMACY, INC.
                                     HEALTHCOR OXYGEN AND MEDICAL
                                      EQUIPMENT, INC.
                                     PHYSICIANS HOME HEALTH NETWORK, INC.
                                     HEALTHCOR REHABILITATION SERVICES,
                                      INC.
                                     HC PERSONNEL RESOURCES, INC.
                                     CARENETWORK, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     Address:      8150 North Central Expressway
                                                   Suite M-2000
                                                   Dallas, Texas 75206
                                                   Fax No.:     (214) 692-4666
                                                   Tel. No.:    (214) 692-4663
                                                   Attn:        S. Wayne Bazzle





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 19

                                     THE AGENT:

                                     TEXAS COMMERCE BANK
                                     NATIONAL ASSOCIATION,
                                     as Agent



                                     By:
                                        ----------------------------------------
                                        Steven T. Prichett,
                                        Vice President

                                     Address:      2200 Ross Avenue
                                                   Post Office Box 660197
                                                   Dallas, Texas   75266-0197
                                                   Fax No.:     (214) 965-2384
                                                   Tel. No.:    (214) 965-3710
                                                   Attn:      Steven T. Prichett





SECOND AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT - Page 20

                                   SCHEDULE 1

                            Locations of Collateral

                                 [See Attached]





SCHEDULE I, Locations of Collateral

                                  EXHIBIT "E"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                Second Amended and Restated Subsidiary Guaranty

                SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY


         This SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY (this "Guaranty"), executed as of December 1, 1997, by the undersigned guarantors (each, a "Guarantor" and collectively, the "Guarantors"), is a condition to the extension of credit in the form of loans and letters of credit under the Credit Agreement (hereinafter defined).

                                R E C I T A L S:

         A. HealthCor, Inc., a Delaware corporation ("HealthCor"), HealthCor Holdings, Inc., a Delaware corporation (the "Borrower"), certain lenders (collectively, the "Existing Banks"), and the Existing Banks issuing letters of credit thereunder (in such capacity, the "Existing Issuing Banks") and Texas Commerce Bank National Association, a national banking association, as agent for itself, the Existing Banks and the Existing Issuing Banks (in such capacity, the "Agent") previously entered into that certain Amended and Restated Credit Agreement dated as of October 31, 1996 (as amended, the "Existing Credit Agreement").

         B. Pursuant to the Existing Credit Agreement, each of the Guarantors (other than HealthCor and CareNetwork, Inc., an Arkansas corporation ("CareNetwork")) executed and delivered to the Agent an Amended and Restated Subsidiary Guaranty dated as of October 31, 1996, which secured the obligations of the Borrowers under the Existing Credit Agreement (the "Existing Subsidiary Guaranty").

         C. Pursuant to the Existing Credit Agreement, HealthCor and the Borrower executed and delivered to the Agent an Amended and Restated Borrower Guaranty dated as of October 31, 1996 which with respect to HealthCor, secured the obligations of the Borrower under the Existing Credit Agreement and with respect to Borrower, secured the obligations of HealthCor under the Existing Credit Agreement (the "Existing Borrower Guaranty").

         D. Concurrently herewith the Borrower, the Agent, certain lenders (together with any other lenders that may from time to time become a party thereto, the "Banks"), and the Banks issuing letters of credit thereunder (in such capacity, the "Issuing Banks") are entering into that certain Second Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement").

         E. In connection with the execution of the Credit Agreement, HealthCor shall continue to guarantee the obligations of the Borrower under the Credit Agreement and has hereby agreed to ratify, reaffirm and continue its obligations under the Existing Borrower Guaranty.

         F. HealthCor desires to amend and restate its obligations under the Existing Borrower Guaranty, as hereinafter provided, and has agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 1 of the Existing Borrower Guaranty and consolidating and restating HealthCor's obligations under the Existing Borrower Guaranty in their entirety by means of this Guaranty.

         G. The remaining parties hereto now also desire to amend and restate the Existing Subsidiary Guaranty as hereinafter provided and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Subsidiary Guaranty and restating the Existing Subsidiary Guaranty in its entirety by means of this Guaranty.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors hereby jointly and severally, and irrevocably and unconditionally, guarantee to the Agent, the Banks and the Issuing Banks the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined) on the following terms and the Existing Subsidiary Guaranty and HealthCor's obligations under the Existing Borrower Guaranty are hereby amended and restated in their entirety as follows:

         1. The term "Guaranteed Indebtedness", as used herein, means all of the "Obligations", as defined in the Credit Agreement. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including reasonable attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. All other capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

         2. The parties hereto acknowledge and agree that (i) the Revolving Credit Notes renew, extend and modify, but do not extinguish the existing indebtedness of the Borrower and HealthCor under the Existing Credit Agreement, and (ii) such existing indebtedness is guaranteed by the Guarantors (other than HealthCor and CareNetwork) pursuant to the Existing Subsidiary Guaranty and, with respect to HealthCor, pursuant to the Existing Borrower Guaranty, which Existing Subsidiary Guaranty and HealthCor's obligations under the Existing Borrower Guaranty are hereby amended, restated and consolidated in accordance with the terms of this Guaranty.

         3. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which the Borrower may have against the Agent or any Bank or Issuing Bank, or any other party, or which any Guarantor may have against the Borrower, the Agent, or any Bank or Issuing Bank, or any other party, shall be available to, or shall be asserted by, any Guarantor against the Agent, or any Bank or Issuing Bank, or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         4. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or to being set aside, avoided,





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 2 or annulled under any applicable state law relating to fraudulent transfers or fraudulent obligations.

         5. If any Guarantor becomes liable for any indebtedness owing by the Borrower to the Agent or any Bank or Issuing Bank by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Agent, the Banks and the Issuing Banks hereunder shall be cumulative of any and all other rights that the Agent, the Banks and the Issuing Banks may ever have against any Guarantor. The exercise by the Agent or any Bank or Issuing Bank of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         6. In the event of default by the Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, each Guarantor jointly and severally agrees to promptly pay the amount due thereon to the Agent, for the pro rata benefit of the Banks and the Issuing Banks, without notice or demand in lawful currency of the United States of America and it shall not be necessary for the Agent or any Bank or Issuing Bank, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against the Borrower, any Guarantor or other Person liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby irrevocably subordinates to the prior indefeasible payment in full of the Guaranteed Indebtedness any and all rights such Guarantor may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating such Guarantor to the rights of the Agent, the Banks and the Issuing Banks) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness pursuant to any payment made by such Guarantor under or in connection with this Guaranty or otherwise.

         7. If acceleration of the time for payment of any amount payable by the Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be jointly and severally payable by the Guarantors hereunder forthwith on demand by the Agent.

         8. Each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of the Borrower, or the dissolution, insolvency, or bankruptcy of





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 3 the Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Agent or any Bank or Issuing Bank to the Borrower, any Guarantor, or any other Person ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Agent or any Bank or Issuing Bank to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by the Borrower or any other party to the Agent or any Bank or Issuing Bank is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Agent or any Bank or Issuing Bank is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Agent or any Bank or Issuing Bank to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure or ownership of the Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower or any Guarantor.

         9. Each Guarantor represents and warrants to the Agent, the Banks and the Issuing Banks that:

                 (a) All individual representations and warranties contained in the Credit Agreement, to the extent that they relate to the Guarantors, are true and correct in all respects.

                 (b) The value of the consideration received and to be received by such Guarantor as a result of the Borrower, the Banks, the Issuing Banks and the Agent entering into the Credit Agreement, the extensions of credit thereunder, and such Guarantor executing and delivering this Guaranty is reasonably equivalent to or greater than the liability and obligation of such Guarantor hereunder, and such liability and obligation, the Borrower's entering into the Credit Agreement, and the extensions of credit thereunder have benefited and may reasonably be expected to benefit such Guarantor directly or indirectly.

                 (c) Such Guarantor has, independently and without reliance upon the Agent or any Bank or Issuing Bank and based upon such documents and information as such Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 4

                 (d) The ability of the Borrower to borrow and obtain letters of credit from time to time under the Credit Agreement will enable such Guarantor to obtain credit, will benefit such Guarantor and the consolidated corporate group of which such Guarantor is a part and is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor.

                 (e) As additional consideration for entering into this Guaranty, such Guarantor has obtained certain rights under that certain Contribution and Indemnification Agreement of even date herewith, among such Guarantor and the other Companies.

                 (f) Such Guarantor has adequate capital to conduct its business as a going concern, as presently conducted and as proposed to be conducted; such Guarantor will be able to meet its obligations hereunder and in respect of its other existing and future indebtedness and liabilities as and when the same shall be due and payable; such Guarantor is not insolvent (as that term is defined in 11 U.S.C.
         Section 101 or under other applicable law) and will not be rendered insolvent by its obligations hereunder, and the foregoing representations are supported by such Guarantor's internal projections and forecasts.

                 (g) Such Guarantor has determined that the execution and delivery of this Guaranty is to its advantage and benefit, taking into account all relevant facts and circumstances.

         10. Each Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Bank or Issuing Bank has any commitment under the Credit Agreement:

                 (a) Such Guarantor will furnish promptly to the Agent written notice of the occurrence of any default under this Guaranty or any Default under the Credit Agreement.

                 (b) Such Guarantor will furnish promptly to the Agent such additional information concerning such Guarantor as the Agent, any Bank or Issuing Bank may reasonably request.

                 (c) Such Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations to conduct its business substantially as now conducted and as presently proposed to be conducted or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to the Agent.

         11. If an Event of Default shall have occurred and be continuing, the Agent, the Banks and the Issuing Banks shall each have the right to set off and apply against this Guaranty or the Guaranteed Indebtedness or both, at any time and without notice to any Guarantor, any and all deposits (general or special, time or demand, provisional or final) (other than trust fund accounts





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 5 held by any Guarantor for the benefit of non-Affiliates) or other sums at any time credited by or owing from the Agent or any Bank or Issuing Bank to any Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Agent or any Bank or Issuing Bank shall have made any demand under this Guaranty. As security for this Guaranty and the Guaranteed Indebtedness, each Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all money, instruments, certificates of deposit, and other property of such Guarantor (other than trust fund accounts held by such Guarantor for the benefit of non-Affiliates) now or hereafter held by the Agent or any Bank or Issuing Bank, including, without limitation, property held in safekeeping. In addition to the rights of setoff of the Agent, the Banks and the Issuing Banks and as further security for this Guaranty and the Guaranteed Indebtedness, each Guarantor hereby grants the Agent, the Banks and the Issuing Banks a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of such Guarantor (other than trust fund accounts held by such Guarantor for the benefit of non-Affiliates) now or hereafter on deposit with or held by the Agent or any Bank or Issuing Bank and all other sums at any time credited by or owing from the Agent or any Bank or Issuing Bank to such Guarantor. The rights and remedies of the Agent, the Banks and the Issuing Banks hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, the Banks and the Issuing Banks may have.

         12. (a) Each Guarantor hereby agrees that the Subordinated Indebtedness (hereinafter defined) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness, and each Guarantor hereby assigns the Subordinated Indebtedness to the Agent, for the pro rata benefit of the Banks and the Issuing Banks, as security for the Guaranteed Indebtedness. If any sums shall be paid to any Guarantor by the Borrower or any other Person on account of the Subordinated Indebtedness, such sums shall be held in trust by such Guarantor for the benefit of the Agent and shall forthwith be paid to the Agent, for the pro rata benefit of the Banks and the Issuing Banks, without affecting the liability of any Guarantor under this Guaranty and may be applied by the Agent, the Banks and the Issuing Banks against the Guaranteed Indebtedness in such order and manner as they may determine in their absolute discretion; provided, however, that so long as no Event of Default shall have occurred, the Borrower shall be permitted to pay to any Guarantor, and each Guarantor shall be permitted to receive and retain, payments on account of Subordinated Indebtedness consisting of trade payables owing by the Borrower to any Guarantor. Upon the request of the Agent, each Guarantor shall execute, deliver, and endorse to the Agent, for the pro rata benefit of the Banks and the Issuing Banks, such documents and instruments as the Agent may request to perfect, preserve and enforce the rights of the Agent, the Banks and the Issuing Banks hereunder. For purposes of this Guaranty, the term "Subordinated Indebtedness" means all indebtedness, liabilities and obligations of the Borrower and the Subsidiaries, or any of them, to any Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of the Borrower or any Subsidiary thereon are direct, indirect, contingent, primary, secondary, several, joint, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities or obligations are evidenced by a note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been or may hereafter be acquired by any Guarantor.





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 6

                 (b) Each Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon the assets of the Borrower and the Subsidiaries, or any of them, securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all liens, security interests, judgment liens, charges or other encumbrances upon such assets securing payment of the Guaranteed Indebtedness or any part thereof, regardless of whether such encumbrances in favor of any Guarantor or the Agent presently exist or are hereafter created or attached.
No Guarantor shall (i) file suit against the Borrower or any Subsidiary or exercise or enforce any other creditor's right it may have against the Borrower or any Subsidiary, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by any Guarantor on assets of the Borrower or any other Company unless and until the Guaranteed Indebtedness shall have been paid in full, no Letters of Credit are outstanding, and the Commitments have expired or terminated.

                 (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving the Borrower or any Subsidiary as debtor, the Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive, for the benefit of the Banks and the Issuing Banks, directly from the receiver, trustee or other court custodian, all dividends, distributions and payments made in respect of the Subordinated Indebtedness. The Agent, the Banks and the Issuing Banks may apply any such dividends, distributions and payments against the Guaranteed Indebtedness in such order and manner as they may determine in their absolute discretion.

                 (d) Each Guarantor agrees that all promissory notes, accounts receivable, ledgers, records or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

         13. No Guarantor shall prepay any of its Funded Debt, except the Guaranteed Indebtedness.

         14. No amendment or waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks. No failure on the part of the Agent or any Bank or Issuing Bank to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         15. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or other Person, including any Guarantor, with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of any Guarantor





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 7 against the Agent, the Banks or the Issuing Banks shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         16. This Guaranty is for the benefit of the Agent, the Banks and the Issuing Banks, and their respective successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding not only on each Guarantor, but on each Guarantor's successors and assigns.
The Guarantors' obligations and agreements hereunder are joint and several.
The provisions of this Guaranty shall apply to each Guarantor individually and collectively.

         17. Each Guarantor recognizes that the Agent, the Banks and the Issuing Banks are relying upon this Guaranty and the undertakings of each Guarantor hereunder in making extensions of credit to the Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty is a material inducement to the Agent, the Banks and the Issuing Banks in entering into the Credit Agreement. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

         18. THIS GUARANTY IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. EACH GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK OR ISSUING BANK TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK OR ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR WITH RESPECT TO ANY OF SUCH GUARANTOR'S PROPERTY IN COURTS IN OTHER JURISDICTIONS TO THE EXTENT SUCH JURISDICTION IS PROPER. ANY ACTION OR PROCEEDING BY ANY GUARANTOR AGAINST THE AGENT, ANY BANK OR ISSUING BANK SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

         19. Each Guarantor jointly and severally agrees to pay on demand all reasonable attorneys' fees and all other costs and expenses incurred by the Agent, the Banks and the Issuing Banks in connection with the preparation, administration, enforcement, or collection of this Guaranty.





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 8

         20. Each Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of the incurring by the Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty.

         21. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that the Agent, the Banks and the Issuing Banks may exercise any and all rights granted to them under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) without affecting the validity or enforceability of this Guaranty.

         22.(a) Each Guarantor hereby represents and warrants to the Agent, the Banks and the Issuing Banks that such Guarantor (i) has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition and assets of the Borrower and (ii) is not relying upon the Agent or any Bank or Issuing Bank to provide (and the Agent, the Banks and the Issuing Banks shall have no duty to provide) any such information to such Guarantor either now or in the future.

         (b) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE EXISTING BORROWER GUARANTY AND THE EXISTING SUBSIDIARY GUARANTY) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Guaranty may be amended or waived only by an instrument in writing signed by the parties hereto. In the event any term or provision of this Guaranty expressly conflicts with any term or provision of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.

         23. Each Guarantor acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty with its legal counsel and that this Guaranty shall be construed as if jointly drafted by the Guarantors and the Agent.





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 9

         EXECUTED as of the day and year first written above.

                                        GUARANTORS:

                                        HEALTHCOR, INC.
                                        HEALTHCOR PHARMACY, INC.
                                        HEALTHCOR OXYGEN AND MEDICAL
                                          EQUIPMENT, INC.
                                        HEALTHCOR REHABILITATION SERVICES,
                                          INC.
                                        PHYSICIANS HOME HEALTH NETWORK, INC.
                                        HC PERSONNEL RESOURCES, INC.
                                        CARENETWORK, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                        Address: 8150 North Central Expressway
                                                 Suite M-2000
                                                 Dallas, Texas  75206
                                                 Attn:  S. Wayne Bazzle





SECOND AMENDED AND RESTATED SUBSIDIARY GUARANTY - Page 10

                                  EXHIBIT "F"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  Second Amended and Restated Pledge Agreement

                  SECOND AMENDED AND RESTATED PLEDGE AGREEMENT


       This SECOND AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement"), dated as of December 1, 1997, is by and among the corporations signatory hereto under the heading "Pledgors" on the signature pages hereof (whether one or more, collectively referred to as the "Pledgors" and individually as a "Pledgor") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent (in such capacity, the "Agent") for itself, the other Issuing Banks (hereinafter defined) and the other lenders (collectively, the "Banks") from time to time party to that certain Second Amended and Restated Credit Agreement dated of even date herewith among Healthcor Holdings, Inc., a Delaware corporation (the "Borrower"), the Agent, Texas Commerce Bank National Association and each of the other Banks issuing letters of credit from time to time thereunder (in such capacity, collectively, the "Issuing Banks"), and the Banks, as the same may be amended or modified from time to time (the "Credit Agreement").

                                R E C I T A L S:

       A. The Borrower, HealthCor, Inc., a Delaware corporation ("HealthCor"), the Agent, certain lenders (collectively, the "Existing Banks"), and the Existing Banks issuing letters of credit thereunder (in such capacity, the "Existing Issuing Banks") previously entered into that certain Amended and Restated Credit Agreement dated as of October 31, 1996 (as amended, the "Existing Credit Agreement").

       B. Pursuant to the Existing Credit Agreement, Pledgors executed and delivered to the Agent an Amended and Restated Pledge Agreement dated as of October 31, 1996, which secured the obligations of the Borrower and HealthCor under the Existing Credit Agreement (the "Existing Pledge Agreement").

       C. Concurrently herewith the Borrower, the Agent, the Banks and the Issuing Banks are amending and restating the Existing Credit Agreement pursuant to the Credit Agreement and in connection therewith, the parties hereto now desire to amend and restate the Existing Pledge Agreement, as hereinafter provided, and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Pledge Agreement and then restating the Existing Pledge Agreement in its entirety by means of this Agreement.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows and the Existing Pledge Agreement is hereby amended and restated in its entirety as follows:





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 1

                                   ARTICLE I

                    Definition; Security Interest and Pledge

       Section 1.1 Definitions. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

       Section 1.2 Security Interest and Pledge. Each Pledgor hereby pledges and grants to the Agent, for the benefit of itself, the Banks and the Issuing Banks, and ratifies and confirms that the Agent has been previously granted and now possesses a security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

              (a) all present and future issued and outstanding shares of capital stock or other equity or investment securities now owned or hereafter acquired by such Pledgor, including without limitation, the shares of stock more fully described on Schedule I attached hereto;

              (b) all present and future increases, profits, combinations, reclassifications of, and substitutes and replacements for, all or part of the foregoing, and all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or proceeds payable by virtue of claims against any Person with respect to, all or any part of the foregoing;

              (c) all investment property, including, without limitation, all securities, whether certificated or uncertificated, investment accounts or securities accounts and security entitlements which may be carried in a securities account now owned by each Pledgor or hereafter from time to time existing or acquired, and all proceeds of any of the foregoing Collateral (including, but not limited to, all insurance claims for insurance in respect of any of the foregoing Collateral); and

              (d) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests any Pledgor receives or is at any time entitled to receive on account of any of the foregoing.

       Section 1.3 Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"): (a) the obligations, indebtedness, and liabilities of Borrower to the Banks and the Issuing Banks evidenced by the Revolving Credit Notes (herein so called) executed by Borrower pursuant to the Credit Agreement; (b) the respective obligations, indebtedness, and liabilities of the Borrower to the Agent, the Banks and the Issuing Banks under the Credit Agreement; (c) the respective obligations, indebtedness and liabilities of the Pledgors, other than the Borrower, under that certain Subsidiary Guaranty of even date herewith executed by such Pledgors in favor of the Agent, the Banks and the Issuing Banks pursuant to the Credit





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 2

Agreement; (d) all future advances by the Banks and the Issuing Banks to the Borrower; (e) all costs and expenses, including without limitation attorneys' fees and legal expenses incurred by the Agent, the Banks and the Issuing Banks to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; (f) all other Obligations (as such term is defined in the Credit Agreement); and (g) all extensions, renewals and modifications of any of the foregoing.

       Section 1.4 Renewal of Obligations and Liens. The parties hereto acknowledge and agree that (i) the Revolving Credit Notes are in renewal, extension and modification, but not in extinguishment of, the existing indebtedness of the Borrower and HealthCor under the Existing Credit Agreement, and (ii) such existing indebtedness is secured by liens and security interests granted by the Pledgors pursuant to the Existing Pledge Agreement, which liens and security interests are not extinguished or released, but instead are hereby renewed, extended, carried forward and continued in accordance with the terms of this Agreement.

                                   ARTICLE II

                         Representations and Warranties

       Each Pledgor represents and warrants to the Agent, the Banks and the Issuing Banks that:

       Section 2.1 Title. Such Pledgor owns, and with respect to Collateral acquired after the date hereof, such Pledgor will own, legally and beneficially, the Collateral free and clear of any Lien, or any right or option on the part of any Person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Such Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

       Section 2.2 Organization and Authority. Each Pledgor is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each Pledgor has the corporate power and authority to execute, deliver, and perform this Agreement, and the execution, delivery, and performance of this Agreement by such Pledgor (a) have been duly authorized by all necessary corporate action on the part of such Pledgor, (b) do not and will not violate or conflict with (i) any law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, which violation would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of such Pledgor, the Collateral taken as a whole, or the ability of the Companies to pay and perform the Obligations, or (ii) the articles/certificate of incorporation or bylaws of such Pledgor, and (c) do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any material indenture, mortgage, deed of trust, security agreement, instrument or agreement binding on such Pledgor or any of its property.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 3

       Section 2.3 Principal Place of Business. The principal place of business and chief executive office of each Pledgor, and the office where each Pledgor keeps its books and records, is located at the address of such Pledgor shown on the signature pages hereof.

       Section 2.4 Percentage of Stock. The Collateral constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of each issuer thereof.

       Section 2.5 First Priority Perfected Security Interest. This Agreement creates and continues in favor of the Agent for the benefit of itself, the Banks and the Issuing Banks, a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.

                                  ARTICLE III

                       Affirmative and Negative Covenants

       Each Pledgor covenants and agrees with the Agent, the Banks and the Issuing Banks that:

       Section 3.1 Encumbrances. Such Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien on the Collateral except the pledge and security interest of the Agent hereunder and the Permitted Liens, and shall defend such Pledgor's rights in the Collateral and the Agent's security interest in the Collateral against the claims of all Persons.

       Section 3.2 Sale of Collateral. Except as permitted under Section 10.3(b) of the Credit Agreement, such Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of the Agent.

       Section 3.3 Distributions. If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, such Pledgor agrees to accept the same as the Agent's agent and to hold the same in trust for the Agent, and to deliver the same forthwith to the Agent in the exact form received, with the appropriate endorsement of such Pledgor, when necessary, and/or appropriate undated stock powers duly executed in blank, to be held by the Agent as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to the Agent to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Agent to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 4 that are received by such Pledgor shall, until paid or delivered to the Agent, be held by such Pledgor in trust as additional security for the Obligations.

       Section 3.4 Further Assurances. At any time and from time to time, upon the request of the Agent, and at the sole expense of such Pledgor, such Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as the Agent may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements, continuation statements and other documents in such offices as the Agent may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of such Pledgor to receive cash dividends under Section
4.3 hereof, in the event any Collateral is ever received by such Pledgor, such Pledgor shall promptly transfer and deliver to the Agent such Collateral so received by such Pledgor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by the Agent pursuant to the terms of this Agreement. The Agent shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

       Section 3.5 Inspection Rights. Such Pledgor shall permit the Agent, the Banks, the Issuing Banks and their representatives, upon one (1) Business Day's prior notice, to examine, inspect, and copy such Pledgor's books and records at any reasonable time and as often as they may desire.

       Section 3.6 Notification. Such Pledgor shall promptly notify the Agent of (i) any Lien or material claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and (iii) the occurrence or existence of any Default.

       Section 3.7 Books and Records; Information. Such Pledgor shall keep books and records of the Collateral and such Pledgor's business and financial condition in accordance with GAAP (subject to year-end adjustments and disclosures). Such Pledgor shall from time to time at the request of the Agent deliver to the Agent such information regarding the Collateral and such Pledgor as the Agent may request. Upon the request of Agent, such Pledgor shall mark its books and records to reflect the security interest of the Agent under this Agreement.

       Section 3.8 Additional Securities. Such Pledgor shall not consent to or approve the issuance of any additional shares of any class of capital stock of the issuer of the Collateral, or any securities convertible into, or exchangeable for, any such shares or any warrants, options, rights, or other commitments entitling any Person to purchase or otherwise acquire any such shares.

       Section 3.9 Provide Information. Such Pledgor shall fully cooperate, to the extent requested by the Agent, in the completion of any notice, form, schedule, or other document filed





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 5 by the Agent on its own behalf or on behalf of such Pledgor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, such Pledgor shall furnish to the Agent any and all information which the Agent may reasonably request for purposes of any such filing, regarding such Pledgor, the Collateral, and any issuer of any of the Collateral, and such Pledgor shall disclose to the Agent all material adverse information known by such Pledgor with respect to the operations of any issuer of any of the Collateral.

                                   ARTICLE IV

                        Rights of the Agent and Pledgors

       Section 4.1   Certain Covenants and Rights Regarding Collateral.

              (a) Each Pledgor shall from time to time at the request of the Agent furnish the Agent with a schedule of each account included in the Collateral and a list of all those liable on checks, notes, drafts, and other instruments representing the proceeds of such accounts. The Agent shall have the right to make test verifications of the Collateral. If any part of the Collateral is or becomes subject to the Federal Assignment of Claims Act, the Pledgor whose Collateral is or becomes affected thereby will execute all instruments and take all steps required by the Agent to comply with that act. If part of the Collateral is evidenced by promissory notes, trade acceptances or other instruments for the payment of money, each Pledgor will, at the request of the Agent, immediately deliver them to the Agent, appropriately endorsed to the Agent's order, and regardless of the form of endorsement, each Pledgor waives presentment, demand, notice of dishonor, protest, and notice of protest.

              (b) If the validity or priority of this Agreement or of any rights, titles, security interests or other interests created or evidenced hereby shall be attacked, endangered, or questioned, or if any legal proceedings are instituted with respect thereto, the Pledgors will give prompt written notice thereof to the Agent and, at the Pledgors' own cost and expense, will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Agent (whether or not named as a party to the legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, titles, security interests, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by the Pledgors and the party incurring such expenses shall be subrogated to all rights of the Person receiving such payment.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 6

              (c) Upon the occurrence of an Event of Default or if the Agent shall deem payment of the Obligations to be insecure, and at any time thereafter, the Agent is authorized to take possession peaceably of the Collateral and of all books, records and accounts relating thereto, and to exercise without interference from the Pledgors any and all rights which such Pledgors have with respect to the management, possession, protection, or preservation of the Collateral. If necessary to obtain the possession provided for above, the Agent may invoke any and all legal remedies to dispossess the Pledgors, including specifically one or more actions for forcible entry and detainer. In connection with any action taken by the Agent pursuant to this Section, the Agent shall not be liable for any loss sustained by the Pledgors resulting from any act or omission of the Agent unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty, or liability under any sale or lease agreement covering the Collateral or any part thereof, or under or by reason of this Agreement or exercise of rights or remedies hereunder.

              (d) At any time prior to the termination of this Agreement the Agent may notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments, or other evidences of indebtedness included in the Collateral to pay the Agent directly.
       Until the Agent elects to exercise these rights, each Pledgor is authorized as agent of the Agent to collect and enforce such accounts. The costs of collection and enforcement, including attorneys' fees and expenses, shall be borne solely by the Pledgors whether incurred by the Agent or the Pledgors.

       Section 4.2 Voting Rights. Except when an Event of Default shall be continuing, each Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral owned by such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement. The Agent shall execute and deliver to each Pledgor all such proxies and other instruments as each Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting rights which it is entitled to exercise pursuant to this Section.

       Section 4.3 Dividends. Except when an Event of Default shall be continuing, each Pledgor shall be entitled to receive and retain any dividends on the Collateral, owned by such Pledgor paid in cash out of earned surplus to the extent and only to the extent that such dividends are permitted by the Credit Agreement.

       Section 4.4 Performance by the Agent. If any Pledgor fails to perform or comply with any of its agreements contained herein, the Agent itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement. In such event, the expenses of the Agent shall be payable by such Pledgor to the Agent on demand and together with interest thereon at the Applicable Rate from and including the date the Agent incurs such expenses to but excluding the date of such demand, and from and including the date of such demand until such expenses are paid in full, at the Default Rate, shall constitute Obligations secured by this Agreement. The Agent, upon making such payment, shall be subrogated to all of the rights of





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 7
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the Person receiving such payment.  Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance of any obligation of any Pledgor under this Agreement.

       Section 4.5 Setoff; Property Held by the Agent. If an Event of Default shall have occurred and be continuing, the Agent shall have the right to set off and apply against the Obligations, at any time and without notice to the Pledgors, any and all deposits (general or special, time or demand, provisional or final) (other than trust fund accoundts held by any Pledgor for the benefit of non-Affiliates) or other sums at any time credited by or owing from the Agent to any Pledgor whether or not the Obligations are then due. As additional security for the Obligations, each Pledgor hereby grants the Agent a security interest in all money, instruments, and other property of such Pledgor (other than trust fund accounts held by such Pledgor for the benefit of non-Affiliates) now or hereafter held by the Agent. In addition to the Agent's right of setoff and as further security for the Obligations, each Pledgor hereby grants the Agent a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Pledgor (other than trust fund accounts held by such Pledgor for the benefit of non-Affiliates) now or hereafter maintained with the Agent and all other sums at any time credited by or owing from the Agent to such Pledgor. The rights and remedies of the Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent may have.

       Section 4.6 The Agent's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by the Agent hereunder, the Agent shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that each Pledgor shall be responsible for preservation of all rights in the Collateral owned by such Pledgor.
Without limiting the generality of the foregoing, the Agent shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if the Agent takes such action, for purposes of preserving rights in the Collateral, as such Pledgor may reasonably request in writing, but no failure or omission or delay by the Agent in complying with any such request by any Pledgor, and no refusal by the Agent to comply with any such request by any Pledgor, shall be deemed to be a failure to exercise reasonable care. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

       Section 4.7 Assignment by the Agent. Subject to Section 14.7 of the Credit Agreement, the Agent, the Banks and the Issuing Banks may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent, the Banks and the Issuing Banks under this Agreement in relation thereto.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 8

                                   ARTICLE V

                                    Default

       Section 5.1 Rights and Remedies. During the existence of an Event of Default, the Agent shall have the following rights and remedies:

              (i) In addition to all other rights and remedies granted to the Agent in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, the Agent may (A) without demand or notice to any Pledgor, collect, receive, or take possession of the Collateral or any part thereof, (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent's offices or elsewhere, for cash, on credit, or for future delivery, and/or (C) bid and become a purchaser at any sale free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived and released by each Pledgor. Upon the request of the Agent, each Pledgor shall assemble the Collateral owned by such Pledgor and make it available to the Agent at any place designated by the Agent that is reasonably convenient to such Pledgor and the Agent. Each Pledgor agrees that the Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by the Agent in connection with the collection of the Obligations and the enforcement of the Agent's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Each Pledgor waives all rights of marshalling in respect of the Collateral.

              (ii) The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent's nominee or nominees.

              (iii) The Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 9

              (iv) The Agent shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and each Pledgor shall deliver to the Agent, if requested by the Agent, irrevocable proxies with respect to the Collateral in form satisfactory to the Agent.

              (v) Each Pledgor hereby acknowledges and confirms that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Each Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and the Agent shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. The Agent shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

              (vi) On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

       Section 5.2 Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 5.1 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

              FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and one legal counsel, the repayment of all advances made hereunder or under any other Loan Document by the Agent on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

              SECOND, to the payment in full of all other Obligations that are payable to the Agent including, without limitation, all expense reimbursements and indemnities;

              THIRD, to the payment of all reasonable out-of-pocket costs and expenses incurred by the Issuing Banks in connection with the Credit Agreement, any Letter





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 10
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       of Credit, or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of their agents and one legal counsel;

              FOURTH, to the payment in full of all other Obligations that are payable to the Issuing Banks, including, without limitation, all Letter of Credit disbursements and all accrued and unpaid interest thereon and all Letter of Credit fees;

              FIFTH, to the payment in full of the Obligations, pro rata among the Banks in accordance with the amounts of the Loans held by them, or, if no Loans shall be outstanding, in accordance with the amounts of their Commitments;

              SIXTH, if any Letter of Credit remains outstanding, the Agent, after making the applications required by paragraphs "FIRST" through "FIFTH" above, shall hold back and retain as Collateral for the Obligations an amount equal to the aggregate face amounts of all outstanding Letters of Credit; and

              SEVENTH, provided that all of the Obligations have been paid and performed in full and all Commitments and Letters of Credit have terminated, to the Pledgors, or their respective successors or assigns, or to whomsoever may lawfully be entitled to the same, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, a sale pursuant to any applicable Uniform Commercial Code or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VI

                                 Miscellaneous

       Section 6.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

       Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Pledgors, the Agent, the Banks, the Issuing Banks, and their respective heirs,





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 11 successors, and assigns, except that no Pledgor may assign any of its rights or obligations under this Agreement without the prior written consent of the Agent.

       Section 6.3 AMENDMENT; ENTIRE AGREEMENT; CONTROLLING AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, THE EXISTING PLEDGE AGREEMENT) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE
PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.   The
provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto. In the event any term or provision of this Agreement expressly conflicts with any term or provision of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and control.

       Section 6.4 Notices. All notices and other communications provided for in this Agreement shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to any other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

       Section 6.5 APPLICABLE LAW; VENUE; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. EACH PLEDGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 6.4 OF THIS AGREEMENT.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 12

NOTHING IN THIS AGREEMENT OR ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING, OR RELATING TO THE OBLIGATIONS OR ANY PART THEREOF SHALL AFFECT THE RIGHT OF THE AGENT, THE BANKS, AND THE ISSUING BANKS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY PLEDGOR AGAINST THE AGENT, THE DOCUMENTATION AGENT, THE BANKS, AND THE ISSUING BANKS SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

       Section 6.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

       Section 6.7 Survival. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by the Agent or any Bank or Issuing Bank shall affect the representations and warranties of any Pledgor herein or the right of the Agent, the Banks and the Issuing Banks to rely upon them.

       Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       Section 6.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       Section 6.10 Construction. Each Pledgor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by such Pledgor and the Agent.

       Section 6.11 Obligations Absolute. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 13

       Section 6.12 Release of Security Interest. At such time as all of the Obligations have been paid and performed in full, all obligations and commitments of the Banks and the Issuing Banks to make advances, issue letters of credit or otherwise extend credit under the Credit Agreement have expired or terminated, and no Letters of Credit remain outstanding, the Agent shall release the security interest granted hereby.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                            PLEDGORS:

                            HEALTHCOR HOLDINGS, INC.


                            By:
                                --------------------------------
                                Name:
                                      --------------------------
                                Title:
                                       -------------------------

                            Address for Notices:
                            8150 North Central Expressway
                            Suite M-2000
                            Dallas, Texas   75206
                            Fax No.:  (214) 692-4666
                            Telephone No.:  (214) 692-4663
                            Attention:  S. Wayne Bazzle

                            AGENT:

                            TEXAS COMMERCE BANK
                            NATIONAL ASSOCIATION,
                            as Agent


                            By:
                                 ---------------------------
                                 Steven T. Prichett
                                 Vice President

                            Address for Notices:
                            2200 Ross Avenue
                            Post Office Box 660197
                            Dallas, Texas   75266-0197
                            Fax No.:  (214) 965-2384
                            Telephone No.:  (214) 965-3710
                            Attention:  Steven T. Prichett





SECOND AMENDED AND RESTATED PLEDGE AGREEMENT - Page 14

                                   SCHEDULE I



                                                                         Type of      Number of      Certificate
                  Pledgor                        Company                  Stock        Shares         Number(s)
                  -------                        -------                  -----        ------         ---------
         HealthCor Holdings, Inc.   HealthCor, Inc.                   Common              1,000             001
                                    HealthCor Pharmacy, Inc.          Common              1,000               1
                                    Physicians Home Health
                                      Network, Inc.                   Common              1,000              05
                                    HealthCor Oxygen and
                                      Medical Equipment, Inc.         Common                400               1
                                    HealthCor Rehabilitation
                                      Services, Inc.                  Common                100               1
                                    HC Personnel
                                      Resources, Inc.                 Common              1,000               01
                                    CareNetwork, Inc.                 Common              1,000               01



SCHEDULE I TO AMENDED AND RESTATED PLEDGE AGREEMENT - Solo Page

                                  EXHIBIT "G"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

              AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS

              AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS

     THIS AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS (this "Assignment") is executed as of December 1, 1997 by the parties signatory hereto (although more than one, "Assignor") to TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Agent ("Assignee"), whose address is 2200 Ross Avenue, Post Office Box 660197, Dallas, Dallas County, Texas 75266-0197 pursuant to that certain Second Amended and Restated Credit Agreement dated of even date herewith among HealthCor Holdings, Inc. (the "Borrower"), the lenders from time to time party thereto (collectively, the "Banks"), the Banks that from time to time issue letters of credit thereunder (in such capacity, the "Issuing Banks"), and Assignee, as agent for itself, the Banks and the Issuing Banks (such credit agreement as the same may be amended or otherwise modified is referred to as the "Credit Agreement"). In consideration of the extensions of credit made or to be made or other financial accommodations afforded or to be afforded to the Borrower by the Banks and the Issuing Banks pursuant to the Credit Agreement, Assignor does hereby assign and transfer to and pledge with Assignee all right, title, and interest of Assignor in and to the following accounts:

     ASSIGNOR               LOCKBOX NO.      ACCOUNT NO.         INSTITUTION
     --------               -----------      -----------         -----------

HealthCor Oxygen Medical                                       Texas Commerce Bank
  Equipment, Inc.              911437       088 05 129 721     National Association

HealthCor, Inc.                911556       074 019 132 35     Texas Commerce Bank
                                                               National Association

together with all instruments, documents, and other writings evidencing the same and all sums now or at any time hereafter on deposit therein, all sums due or to become due thereon, and all extensions or renewals thereof, if the account or accounts may be extended or renewed (collectively, the "Account"), and Assignor does also hereby grant to Assignee for the benefit of itself, the Banks and the Issuing Banks, a security interest in the Account, which security interest may also be evidenced by one or more other security agreements between Assignor and Assignee, and in the event of any conflict between the terms hereof and the terms thereof, the terms thereof will apply. Such security interest extends to any payment, renewal, or other proceeds of the Account.

     This assignment is made as and shall constitute collateral security for any and all indebtedness and liabilities of any kind and nature of the Borrower and/or Assignor to Assignee, the Banks and the Issuing Banks under the Credit Agreement, howsoever evidenced, whether now existing or hereafter arising, director or indirect, absolute, contingent, joint, several, or joint and several (the "Obligation").





AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 1

     During the existence of an Event of Default, Assignee is hereby authorized to apply all or any portion of the funds represented by the Account to the payment of the Obligation and to withdraw funds for such purpose at such times and in such amounts as it shall in its discretion determine.

     Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with full power of substitution, during the existence of an Event of Default, to ask, demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts which may be or become due or payable under the Account, to execute any and all withdrawal receipts or other orders for the payment of money drawn on the Account, to endorse the name of Assignor on all commercial paper given in payment or in part payment thereof, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or appropriate to protect and preserve the right, title and interest of Assignee, the Banks and the Issuing Banks hereunder, and without limiting the foregoing, Assignee shall have and is hereby given full power and authority to transfer the Account into the name of the Assignee or its nominee.

     Assignor represents and warrants that (a) the Account is genuine and represents in all respects what it purports to be, (b) Assignor is the owner thereof free and clear of all liens and encumbrances of any nature whatsoever,
(c) Assignor will not create any other security interest in, mortgage, or otherwise assign the Account or any part thereof, (d) that any funds payable with respect to the Account that are received by Assignor shall immediately upon such receipt become subject to the lien hereof and be segregated from all other funds of Assignor and be held in trust for Assignee, the Banks and the Issuing Banks and be immediately paid into the Account, and (e) Assignor has full powers, right and authority to execute and deliver this assignment.

     This Assignment is an amendment and restatement (and not extinguishment or novation) of that certain Assignment of Deposit Accounts dated as of October 31, 1996 executed by Assignor (other than CareNetwork, Inc., an Arkansas corporation) in favor of Assignee.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.



AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 2

          EXECUTED as of the date first above written.


                                        ASSIGNOR:

                                        HEALTHCOR, INC.
                                        HEALTHCOR HOLDINGS, INC.
                                        HEALTHCOR OXYGEN AND
                                         MEDICAL EQUIPMENT, INC.
                                        HEALTHCOR REHABILITATION
                                         SERVICES, INC.
                                        HC PERSONNEL RESOURCES, INC.
                                        HEALTHCOR PHARMACY, INC.
                                        PHYSICIANS HOME HEALTH NETWORK,
                                         INC.
                                        CARENETWORK, INC.



                                        By:
                                           --------------------------
                                           Name:
                                                ---------------------
                                           Title:
                                                 --------------------





          AMENDED AND RESTATED ASSIGNMENT OF DEPOSIT ACCOUNTS - Page 3

                                  EXHIBIT "H"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


        Amended and Restated Contribution and Indemnification Agreement

                              AMENDED AND RESTATED
                   CONTRIBUTION AND INDEMNIFICATION AGREEMENT


         THIS AMENDED AND RESTATED CONTRIBUTION AND INDEMNIFICATION AGREEMENT (this "Agreement") dated as of December 1, 1997, among HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), and the other parties signatory hereto (such other parties being herein each called an "Affiliate" and collectively called the "Affiliates", and together with Borrower, each a "Company" and collectively the "Companies").

                                R E C I T A L S:

         A. Borrower, HealthCor, Inc., a Delaware corporation ("HealthCor"), Texas Commerce Bank National Association, a national banking association, as agent (in such capacity, the "Agent"), certain banks (collectively, the "Existing Banks") and certain Existing Banks issuing letters of credit thereunder (in such capacity, the "Existing Issuing Banks") previously entered into an Amended and Restated Credit Agreement dated October 31, 1996 (as amended, the "Existing Credit Agreement").

         B. Pursuant to the Existing Credit Agreement, each Company (other than CareNetwork, Inc., an Arkansas corporation ("CareNetwork")) executed and delivered to the Agent a Contribution and Indemnification Agreement dated as of October 31, 1996 (the "Existing Contribution Agreement").

         C. Concurrently herewith the Borrower, the Agent and certain lenders (together with any other lenders that may from time to time become a party thereto, the "Banks"), and the Banks issuing letters of credit thereunder (in such capacity, the "Issuing Banks") are entering into that certain Second Amended and Restated Credit Agreement of even date herewith (as the same may be amended, supplemented or modified from time to time, being hereinafter referred to as the "Credit Agreement").

         D. Each Affiliate has executed and delivered to the Agent a Second Amended and Restated Subsidiary Guaranty, pursuant to which such Affiliate has jointly and severally guaranteed the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in such Second Amended and Restated Subsidiary Guaranty).

         E. The parties hereto desire to continue their agreement relating to the equitable sharing of the Affiliates' risk in guaranteeing the Guaranteed Indebtedness and now desire to amend and restate the Existing Contribution Agreement, as hereinafter provided, and have agreed, for purposes of clarity and ease of administration, to carry out the agreed upon amendments by amending the pertinent provisions of the Existing Contribution Agreement and restating the Existing Contribution Agreement in its entirety by means of this Agreement.





AMENDED AND RESTATED CONTRIBUTION AND
INDEMNIFICATION AGREEMENT - Page 1

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows and the Existing Contribution Agreement is hereby amended and restated in its entirety as follows:

         1. If any Affiliate makes a payment in respect of the Guaranteed Indebtedness, it shall have the rights of contribution and reimbursement set forth below against the other Companies and the Borrower and shall be indemnified as set forth below; provided that no Affiliate shall enforce its rights to any payment by exercising its rights of contribution, reimbursement or indemnification until all the Guaranteed Indebtedness shall have been paid in full.

         2. If any Affiliate makes a payment in respect of the Guaranteed Indebtedness that is greater than its Pro Rata Percentage (hereinafter defined) of the Guaranteed Indebtedness, calculated as of the date such payment is made, the Affiliate making such payment shall have the right to receive from each of the other Companies, and the other Companies jointly and severally agree to pay to such Affiliate, when permitted by paragraph 1 hereof, an amount such that the net payments made by the Companies in respect of the Guaranteed Indebtedness shall be shared among the Companies pro rata in proportion to their respective Pro Rata Percentage of the Guaranteed Indebtedness. The Companies hereby jointly and severally indemnify each of the Affiliates and jointly and severally agree to hold each of them harmless from and against any and all amounts which any such Affiliate shall ever be required to pay in respect of the Guaranteed Indebtedness in excess of such Affiliate's respective Pro Rata Percentage of the Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Company that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement or any Loan Documents (as defined in the Credit Agreement) until all of the Guaranteed Indebtedness shall be paid in full. As used herein, the term "Pro Rata Percentage" shall mean, for each Company, the percentage derived by dividing
(a) the aggregate amount of all accounts receivable of such Company, by (b) the total aggregate amount of all accounts receivable of all of the Companies.

         3. If any Affiliate makes any payment in respect of the Guaranteed Indebtedness, the Affiliate making such payment shall have the right to receive from the Borrower, and the Borrower agrees to pay to such Affiliate,
when permitted by paragraph 1 hereof, an amount equal to such payment.   The
Borrower hereby indemnifies each of the Affiliates and agrees to hold each of them harmless from and against any and all amounts that any such Affiliate shall ever be required to pay in respect of the Guaranteed Indebtedness. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of the Borrower that shall accrue pursuant to this Agreement shall be paid or shall be deemed owed pursuant to this Agreement or any Loan Documents until all of the Guaranteed Indebtedness shall be paid in full.





AMENDED AND RESTATED CONTRIBUTION AND
INDEMNIFICATION AGREEMENT - Page 2

         4. Each party hereto represents and warrants to each other party hereto and to their respective successors and assigns that:

                 (a) the execution, delivery and performance by each party hereto of this Agreement are within such party's corporate or partnership powers, have been duly authorized by all necessary corporate or partnership action, as the case may be, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws or other organizing document of such party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such party; and

                 (b) this Agreement constitutes a legal, valid and binding agreement of each party hereto, enforceable against such party in accordance with its terms.

         5. No failure or delay by any Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

         6. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Agent and the Required Banks.

         7. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         9. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.





AMENDED AND RESTATED CONTRIBUTION AND
INDEMNIFICATION AGREEMENT - Page 3

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        HEALTHCOR HOLDINGS, INC.
                                        HEALTHCOR, INC.
                                        HEALTHCOR OXYGEN AND MEDICAL
                                           EQUIPMENT, INC.
                                        HEALTHCOR REHABILITATION SERVICES,
                                           INC.
                                        HC PERSONNEL RESOURCES, INC.
                                        HEALTHCOR PHARMACY, INC.
                                        PHYSICIANS HOME HEALTH NETWORK, INC.
                                        CARENETWORK, INC.



                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------




AMENDED AND RESTATED CONTRIBUTION AND
INDEMNIFICATION AGREEMENT - Page 4

                                  EXHIBIT "I"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                 Matters to be Addressed in Opinion of Counsel

                 Matters to be Addressed in Opinion of Counsel


         All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Second Amended and Restated Credit Agreement to which this is an Exhibit (the "Credit Agreement").

                 1. Each Company (other than Physicians Home Health Network, Inc.) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Except where failure would not have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties, each Company is duly qualified to transact business as a foreign corporation in each jurisdiction where such Company conducts any substantial business or has any property, which includes, without limitation, those jurisdictions named for each Company on Schedule 1 to the Credit Agreement.

                 2. The Borrower has the corporate power and authority to execute, deliver, and perform the Credit Agreement, the Notes, the other Loan Documents and the Senior Notes Documents to which such Borrower is a party. The execution, delivery, and performance by the Borrower of the Credit Agreement, the Notes, the other Loan Documents and the Senior Notes Documents to which such Borrower is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate action on the part of the Borrower and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the certificate of incorporation or bylaws of the Borrower, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower or any of its properties is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except Liens created in favor of the Agent for the benefit of itself, the Banks, and the Issuing Banks pursuant to the Loan Documents) upon any of the revenues or assets of the Borrower.

                 3. Each Guarantor has the corporate power and authority to execute, deliver, and perform the Guaranty (the "Subsidiary Guaranty"), each of the other Loan Documents and Senior Notes Documents to which such Guarantor is a party. The execution, delivery, and performance by the Guarantors of the Subsidiary Guaranty, each of the other Loan Documents and the Senior Notes Documents to which such Guarantor is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite corporate action on the part of such Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles or certificate of incorporation or bylaws of such Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which such Guarantor is a party or by which it or any of its property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien (except Liens created in favor of the Agent for the benefit of itself, the Banks and





MATTERS TO BE ADDRESSED IN OPINION OF COUNSEL - Page 1 the Issuing Banks pursuant to the Loan Documents) upon any of the revenues or assets of such Guarantor.

                 4. The Credit Agreement, the Notes, the other Loan Documents and the Senior Notes Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

                 5. The Subsidiary Guaranty, each of the other Loan Documents and the Senior Notes Documents to which each Guarantor is a party have been duly executed and delivered by each Guarantor and constitute the legal, valid, and binding obligations of each Guarantor enforceable against such Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

                 6. There are no legal or arbitral proceedings and no proceedings by or before any Governmental Authority, pending or, to our knowledge, threatened against or affecting the Borrower, any Guarantor or any properties or rights of the Borrower or any Guarantor, which if adversely determined, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Guarantor.

                 7. No authorization, consent, or approval of, or filing or registration with (except as have been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date), or exemption by any Governmental Authority is required for the execution, delivery, and performance by the Borrower of the Credit Agreement, the Notes, any other Loan Document or any Senior Notes Document to which the Borrower is a party, or the execution, delivery, and performance by any Guarantor of the Subsidiary Guaranty, any other Loan Document or any Senior Notes Document to which such Guarantor is a party.

                 8. All of the shares of capital stock of each issuer of stock pledged pursuant to the Pledge Agreement (the "Pledged Stock") have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of capital stock of any issuer of the Pledged Stock are subject to any restriction on transfer or assignment, except compliance with applicable securities laws and regulations.

                 9. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 10. The issuance of the Senior Notes has been consummated in accordance with the terms of the Senior Notes Documents and all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or





MATTERS TO BE ADDRESSED IN OPINION OF COUNSEL - Page 2 consummate the issuance of the Senior Notes have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the issuance of the Senior Notes. Additionally, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the issuance of the Senior Notes, and there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the performance of the Borrower or any of its Subsidiaries of their obligations under the Senior Notes Documents. All actions taken by the Borrower or any of its Subsidiaries, as the case may be, pursuant to or in furtherance of the issuance of the Senior Notes have been taken in compliance with the Senior Notes Documents and all applicable laws. The Credit Agreement (and only the Credit Agreement) constitutes the "New Credit Facility" under, and as defined in, the Senior Notes Indenture.





MATTERS TO BE ADDRESSED IN OPINION OF COUNSEL - Page 3

                                  EXHIBIT "J"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                       Form of Assignment and Acceptance

                           ASSIGNMENT AND ACCEPTANCE

                           Dated _____________, 19__


         Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of December 1, 1997 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among HEALTHCOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), Texas Commerce Bank National Association, as an issuing bank (in such capacity, an "Issuing Bank"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as agent for itself, the Issuing Banks and the other Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         ________________________ (the "Assignor") and _________________ (the
"Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _________% interest in and to all the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Credit Commitment of the Assignor on the Effective Date and such percentage interest in Assignor's pro rata interest in the Revolving Credit Loans and pro rata participation interests in the Letter of Credit Liabilities outstanding on the Effective Date together with such percentage interest in all unpaid interest and fees accrued from the Effective Date). This Assignment and Acceptance is made by Assignor without recourse.

2. The Assignor (i) represents that as of the date hereof its Revolving Credit Commitment is equal to $_______________, the outstanding principal balance of its Revolving Credit Loans is $______________, and its participation in outstanding Letters of Credit is $______________ (all as unreduced by any assignments which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any other Obligated Party of any of their obligations under the Agreement or any other Loan Document; and





ASSIGNMENT AND ACCEPTANCE  - Page 1

                 (iv) attaches the Note held by Assignor and requests that the Agent exchange such Note for a new Note payable to the order of (a) the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto, and (b) the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor under the Credit Agreement, retained thereby as specified above.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor, any Issuing Bank, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (d) confirms that it is eligible to be an Assignee; (e) appoints and authorizes Texas Commerce Bank National Association to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Bank; [and] (g) agrees that it will keep confidential all information with respect to the Borrower or any Obligated Party furnished to it by the Borrower or any Obligated Party or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis) [; and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Documents or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty].1

4. The effective date for this Assignment and Acceptance shall be ______________, 19__ (the "Effective Date").2 Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for its acceptance and recording.





--------------------
                      1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

                      2 Such date shall be at least ten (10) Business Days after the execution of this Assignment and Acceptance and delivery thereof to the Agent.

ASSIGNMENT AND ACCEPTANCE  - Page 2

5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Bank thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents other than its obligations under
                 Section 14.19 of the Credit Agreement.

6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America.

                              [NAME OF ASSIGNOR],


Original
Revolving Credit Commitment:           By:
                                           -----------------------------------
                                           Name:
$                                          Title:
 ---------------------------------

Effective Date
Revolving Credit Commitment:

$
 ---------------------------------





ASSIGNMENT AND ACCEPTANCE  - Page 3

                              [NAME OF ASSIGNEE],



Revolving Credit Commitment:           By:
                                           -----------------------------------
                                           Name:
                                                 -----------------------------
$                                          Title:
 ---------------------------------                ----------------------------

Accepted on the _____ day
of __________, 19__.

TEXAS COMMERCE BANK
NATIONAL ASSOCIATION,
as agent for itself, the other
Issuing Banks and the other
Banks



By:
   ----------------------------------------
    Name:
         ----------------------------------
    Title:
          ---------------------------------





ASSIGNMENT AND ACCEPTANCE  - Page 4

                                  EXHIBIT "K"

                                       TO

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                             Compliance Certificate

                            HEALTHCOR HOLDINGS, INC.

                             COMPLIANCE CERTIFICATE

                   FOR THE PERIOD ENDING ___________________

The undersigned officer of HealthCor Holdings, Inc. does hereby certify that the following covenants and financial tests, as set forth in the Second Amended and Restated Credit Agreement dated as of December 1, 1997 (the "Agreement"), among HealthCor Holdings, Inc., Texas Commerce Bank National Association, as agent (in such capacity, the "Agent"), the lenders from time to time party thereto (the "Banks") and the Issuing Banks (as defined therein) are as follows on a consolidated basis for HealthCor Holdings, Inc., and its subsidiaries:

                                                                                                               In Compliance
                                                                                                             (Please indicate)
                                                                                                             -----------------
1.       Financial Statements and Reports
         --------------------------------
         (i)     Annual CPA audited consolidated and consolidating FYE
                 financial statements together with a Compliance Certificate
                 within 90 days after the end of each fiscal year.                                             Yes     No
         (ii)    Monthly unaudited consolidated and consolidating
                 financial statements within 45 days of each month end.
                 Such financial statements have been prepared in accordance with
                 GAAP and fairly and accurately present (subject to year-end audit adjustments and disclosure) the financial condition and results of operations of the Companies, on a consolidated and
                 consolidating basis, at the date and for the periods indicated therein.                       Yes     No
         (iii)   Quarterly Compliance Certificate within 45 days of each fiscal quarter end and concurrently with the delivery of the financial statements
                 referred to in (i) above.                                                                     Yes     No


2. Funded Debt to EBITDAA Ratio (To be calculated as of the last day of each fiscal quarter.) Maximum allowed at all times is as follows provided, Borrower will not permit the Funded Debt to EBITDAA Ratio for any four quarter period to exceed 3.50 to 1.00 at any time after the Borrower's Funded Debt to Pre-Compliance EBITDAA is less than 3.50 to 1.00:

         Period:                                     Ratio:
         ------                                      -----
         December 1, 1997 until March 31, 1997       4.25 to 1.00
         April 1, 1998 until December 31, 1998       4.00 to 1.00
         January 1, 1999 until December 31, 1999     3.75 to 1.00
         Thereafter                                  3.50 to 1.00

         As of the quarter ending _________________:


         $                        /   $            =                                                           Yes      No
          ---------------------        ----------      ----------------
               Funded Debt1              EBITDAA             Ratio


3.       Consolidated Net Worth
         Minimum Consolidated Net Worth maintained at all times of not less than 80% of Consolidated Net Worth as of December 31, 1996 plus 50% of consolidated net income (if positive) for each fiscal year after December 31, 1996, plus 100% of the net proceeds of any equity issued.

         Consolidated Net Worth                                            $
                                                                           ----------------

         80% of Consolidated Net Worth as of December 31, 1996             $
                                                                           ----------------
         Plus:   50% of consolidated net income (if positive)
                 after December 31, 1996                                   $
                                                                           ----------------
         Plus:  100% of the net proceeds of any equity issued              $
                                                                           ----------------
         Minimum Consolidated Net Worth Amount =                           $
                                                                           ----------------

         Consolidated Net Worth greater than or equal to Minimum Consolidated Net Worth Amount                 Yes      No

-----------------------------------
1 Attached hereto as Schedule 1 is an itemization by category of all Funded Debt of the Companies.

4. Interest Coverage Ratio (To be calculated on a consolidated basis as of the last day of each fiscal quarter.) Minimum allowed required at end of each fiscal quarter.

         Period:                                              Ratio:
         ------                                               -----
         December 31, 1997 until December 31, 1998             1.50 to 1.00
         January 1, 1999 until December 31, 1999               2.00 to 1.00
         Thereafter                                            2.25 to 1.00

         EBITDA                                               $
                                                               -----------------
         Plus: Historical Acquired EBITDA                     $
                                                               -----------------
         Minus: Total capital expenditures of the Companies   $
                                                               -----------------
         Total Available Cash Flow                            $
                                                               -----------------
         Interest Expense of the Companies =                  $
                                                               -----------------
         $                    /  $                          =                                              Yes      No
          -------------------     ------------------------     -----------------
             Total Available          Interest Expense              Ratio
                 Cash Flow

5. Funded Debt to Capitalization Ratio (To be calculated as of the last day of each fiscal quarter.) Maximum allowed at all times is:

         Period:                                              Ratio:
         ------                                               -----
         December 1, 1997 until June 29, 1998                  0.70 to 1.00
         Thereafter                                            0.65 to 1.00

         Funded Debt of the Companies =                       $
                                                               --------------

         Funded Debt of the Companies                         $
                                                                -------------
         Plus:  Consolidated Net Worth                        $
                                                                -------------
         Total Capitalization =                               $
                                                                -------------


         $                        /  $                        =                                                Yes      No
          ----------------------      -----------------------   --------------------------
               Funded Debt             Total Capitalization             Ratio


THE ABOVE SUMMARY REPRESENTS ONLY A SMALL PORTION OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS CERTIFICATE AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

All capitalized terms used and not defined herein shall have their respective meanings as set forth in the Agreement.

The undersigned hereby certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that no Default exists. The undersigned hereby further certifies that the representations and warranties contained in Article VIII of the Credit Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

Executed this ________ day of ______________________, 19___.

HEALTHCOR HOLDINGS, INC.


NAME:
     ------------------------------------------------

TITLE:
      -----------------------------------------------

ADDRESS:
        ---------------------------------------------

                                   SCHEDULE I


                           Itemization of Funded Debt

                                   SCHEDULE 1

                              List of Subsidiaries




                                                                                 PERCENTAGE OF
                        NAME OF                     JURISDICTION OF            VOTING STOCK OWNED        QUALIFIED TO DO BUSINESS IN
                      SUBSIDIARY                     INCORPORATION                BY BORROWER
           HealthCor, Inc.                     Delaware                    100%                         Arizona, Arkansas, Kansas,
                                                                                                        Missouri, New Mexico,
                                                                                                        Oklahoma, Texas

           HealthCor Pharmacy, Inc.            Texas                       100%                         Arkansas, Colorado, Kansas,
                                                                                                        Missouri, Oklahoma, Arizona


           HealthCor Oxygen and Medical        Texas                       100%                         Arkansas, Colorado, Kansas,
           Equipment, Inc.                                                                              Missouri, New Mexico,
                                                                                                        Oklahoma, Louisiana, Arizona
           HealthCor Rehabilitation            Texas                       100%                         None
           Services, Inc.

           Physicians Home Health Network,     Missouri                    100%                         None
           Inc.

           HC Personnel Resources, Inc.        Texas                       100%                         None

           CareNetwork, Inc.                   Arkansas                    100%                         Arkansas

                                   SCHEDULE 2

                              Existing Litigation

                                      None

                                   SCHEDULE 3

                                 Existing Debt


                                  [omitted]

                                   SCHEDULE 4

                                 Existing Liens


                                    Bankers Leasing Association, Inc.
                                    4201 Lake Cook Road
                                    Northbrook, Illinois  60062
                                    (800) 477-2000

                                   SCHEDULE 5

                           Historical Acquired EBITDA


HEALTHCOR HOLDINGS, INC.
Summary of Historical EBITDA



               Quarter                   Historical
               Ended                     EBITDA
               -------                   ----------

                9/30/97                  $  814,352
               12/31/97                  $  778,192
                3/31/96                  $  225,020


Calculation of Historical EBITDA
--------------------------------

                                                       September 1997             December 1997               March 1998
                                                       -------------------      -------------------      ---------------------
                    Date          Historical
Company          Acquired          EBITDA              EBITDA       Factor      EBITDA       Factor      EBITDA         Factor
----------       --------         ----------           --------------------     --------------------     ---------------------
Falmont           11/1/96         $   66,261           $    5,522     0.083
Guardian          12/1/96            183,825               30,638     0.167
VNS                4/1/97            144,265               48,088     0.333     $  48,088      0.333      $  12,022      0.083
Carenetwork       4/19/97          1,580,877              526,959     0.333       526,959      0.333        131,740      0.083
American Medical   6/1/97            487,548              203,145     0.417       203,145      0.417         81,258      0.167
Total                                                  ----------               ---------                 ---------
                                                       $  814,352               $ 778,192                 $ 225,020